Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

April 20, 2011

iPath Website Copy Deck

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iPath® Global Carbon ETN (GRN)

{http://ipathetn.com/GRN-overview.jsp}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

{http://ipathetn.com/XXV-overview.jsp}

iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN (IVO)

{http://ipathetn.com/IVO-overview.jsp}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (VZZ)

{http://ipathetn.com/VZZ-overview.jsp}

iPath® S&P 500 VIX Short-Term FuturesTM ETN (VXX)

{http://ipathetn.com/VXX-overview.jsp}

iPath® S&P 500 VIX Mid-Term FuturesTM ETN (VXZ)

{http://ipathetn.com/VXZ-overview.jsp}

Commodities >

Broad

iPath® Pure Beta Broad Commodity ETN (BCM)

{http://ipathetn.com/BCM-overview.jsp}

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

{http://ipathetn.com/SBV-overview.jsp}

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

{http://ipathetn.com/DJP-overview.jsp}

iPath® S&P GSCI® Total Return Index ETN (GSP)

{http://ipathetn.com/GSP-overview.jsp}

Sector

iPath® Pure Beta Agriculture ETN (DIRT)

{http://ipathetn.com/DIRT-overview.jsp}

iPath® Pure Beta Energy ETN (ONG)

{http://ipathetn.com/ONG-overview.jsp}

iPath® Pure Beta Grains ETN (WEET)

{http://ipathetn.com/WEET-overview.jsp}

iPath® Pure Beta Industrial Metals ETN (HEVY)

{http://ipathetn.com/HEVY-overview.jsp}

iPath® Pure Beta Livestock ETN (LSTK)

{http://ipathetn.com/LSTK-overview.jsp}

iPath® Pure Beta Precious Metals ETN (BLNG)

{http://ipathetn.com/BLNG-overview.jsp}

iPath® Pure Beta Softs ETN (GRWN)

{http://ipathetn.com/GRWN-overview.jsp}

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

{http://ipathetn.com/JJA-overview.jsp}

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

{http://ipathetn.com/JJE-overview.jsp}

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

{http://ipathetn.com/JJG-overview.jsp}

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

{http://ipathetn.com/JJM-overview.jsp}

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

{http://ipathetn.com/COW-overview.jsp}

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

{http://ipathetn.com/JJP-overview.jsp}

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

{http://ipathetn.com/JJS-overview.jsp}

Single Commodities

Energy

iPath® Seasonal Natural Gas ETN (DCNG)

{http://ipathetn.com/DCNG-overview.jsp}

iPath® Pure Beta Crude Oil ETN (OLEM)

{http://ipathetn.com/OLEM-overview.jsp}

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

{http://ipathetn.com/GAZ-overview.jsp}

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

{http://ipathetn.com/OIL-overview.jsp}

Industrial Metals

iPath® Pure Beta Aluminum ETN (FOIL)

{http://ipathetn.com/FOIL-overview.jsp}

iPath® Pure Beta Copper ETN (CUPM)

{http://ipathetn.com/CUPM-overview.jsp}

iPath® Pure Beta Lead ETN (LEDD)

{http://ipathetn.com/LEDD-overview.jsp}

iPath® Pure Beta Nickel ETN (NINI)

{http://ipathetn.com/NINI-overview.jsp}

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

{http://ipathetn.com/JJU-overview.jsp}

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN (JJC)

{http://ipathetn.com/JJC-overview.jsp}

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

{http://ipathetn.com/LD-overview.jsp}

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

{http://ipathetn.com/JJN-overview.jsp}

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN (JJT)

{http://ipathetn.com/JJT-overview.jsp}

Precious Metals

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

{http://ipathetn.com/PGM-overview.jsp}

Softs

iPath® Pure Beta Cocoa ETN (CHOC)

{http://ipathetn.com/CHOC-overview.jsp}

iPath® Pure Beta Coffee ETN (CAFE)

{http://ipathetn.com/CAFE-overview.jsp}

iPath® Pure Beta Cotton ETN (CTNN)

{http://ipathetn.com/CTNN-overview.jsp}

iPath® Pure Beta Sugar ETN (SGAR)

{http://ipathetn.com/SGAR-overview.jsp}

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

{http://ipathetn.com/NIB-overview.jsp}

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

{http://ipathetn.com/JO-overview.jsp}

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

{http://ipathetn.com/BAL-overview.jsp}

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

{http://ipathetn.com/SGG-overview.jsp}

Currencies >

iPath® EUR/USD Exchange Rate ETN (ERO)

{http://ipathetn.com/ERO-overview.jsp}

iPath® GBP/USD Exchange Rate ETN (GBB)

{http://ipathetn.com/GBB-overview.jsp}

iPath® JPY/USD Exchange Rate ETN (JYN)

{http://ipathetn.com/JYN-overview.jsp}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/ICI-overview.jsp}

Emerging Markets >

iPath® MSCI India IndexSM ETN (INP)

{http://ipathetn.com/INP-overview.jsp}

Fixed Income >

iPath® US Treasury Steepener ETN (STPP)

{http://ipathetn.com/STPP-overview.jsp}

iPath® US Treasury Flattener ETN (FLAT)

{http://ipathetn.com/FLAT-overview.jsp}

iPath® US Treasury 2-year Bull ETN (DTUL)

{http://ipathetn.com/DTUL-overview.jsp}

iPath® US Treasury 2-year Bear ETN (DTUS)

{http://ipathetn.com/DTUS-overview.jsp}

iPath® US Treasury 10-year Bull ETN (DTYL)

{http://ipathetn.com/DTYL-overview.jsp}

iPath® US Treasury 10-year Bear ETN (DTYS)

{http://ipathetn.com/DTYS-overview.jsp}

iPath® US Treasury Long Bond Bull ETN (DLBL)

{http://ipathetn.com/DLBL-overview.jsp}

iPath® US Treasury Long Bond Bear ETN (DLBS)

{http://ipathetn.com/DLBS-overview.jsp}

Leveraged>

Domestic Equity >

Large Cap >

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

{http://ipathetn.com/ROLA-overview.jsp}

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

{http://ipathetn.com/ROSA-overview.jsp}

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

{http://ipathetn.com/SFLA-overview.jsp}

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

{http://ipathetn.com/SFSA-overview.jsp}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (VZZ)

{http://ipathetn.com/VZZ-overview.jsp}

Small Cap >

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

{http://ipathetn.com/RTLA-overview.jsp}

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

{http://ipathetn.com/RTSA-overview.jsp}

International Equity >

Developed Markets >

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

{http://ipathetn.com/MFLA-overview.jsp}

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

{http://ipathetn.com/MFSA-overview.jsp}

Emerging Markets >

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

{http://ipathetn.com/EMLB-overview.jsp}

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

{http://ipathetn.com/EMSA-overview.jsp}

Strategies >

iPath® CBOE S&P 500 BuyWriteSM Index ETN (BWV)

{http://ipathetn.com/BWV-overview.jsp}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/ICI-overview.jsp}

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iPATH ANNOUNCEMENT

April 21, 2011 -Barclays Launches New iPath® Commodity Exchange Traded Notes

See press release to learn more »

January 14, 2011 - Barclays Launches Additional Series of Exchange Traded Notes Linked Inversely to a Volatility Index.

See press release to learn more »

November 30, 2010 - Barclays Launches Leveraged iPath® Exchange Traded Notes.

See press release to learn more »

October 26, 2010 - Barclays Announces Reverse Split of iPath® S&P 500 VIX Short-Term Futures™ Exchange Traded Notes.

See press release to learn more »

FOCUSING ON COMMODITIES? { http://www.ipathetn.com/commodities.jsp}

Access commodities with iPath. Our Commodities ETNs provide investors with broad, narrow or targeted exposure to commodities in an exchange-traded offering

Learn more about commodities >>

An investment in iPath ETNs involves risks, including possible loss of principal. If specified in the relevant prospectus, Barclays Bank PLC as issuer may redeem a series of Securities (in whole but not in part) at its sole discretion on any trading day on or after the inception date until and including maturity. See the relevant prospectus for more information regarding the risks associated with Barclays Bank PLC’s right to redeem the Securities. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

A “buy-write” strategy consists of a hypothetical portfolio consisting of a “long” position in the components of an underlying index and the sale of a succession of one-month, at-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals or energy-related commodities may be subject to additional factors specific to industrial metals or energy-related commodities that might cause price volatility. These may include changes in the level of industrial or commercial activity using industrial metals or with high levels of energy demand; the availability and price of substitutes such as man-made or synthetic substitutes or alternative sources of energy; disruptions in the supply chain; adjustments to inventory; variations in production costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components composed of futures contracts on agricultural products may be subject to additional factors specific to agricultural products that might cause price volatility. These may include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries. Index components composed of futures contracts on precious metals may be subject to additional factors specific to precious metals that might cause price volatility. These may include disruptions in the supply chain, variations in production costs, costs associated with regulatory compliance, including environmental regulations, changes in industrial, government and consumer demand, and in the case of gold and silver, precious metal leasing rates, currency exchange rates, the level of economic growth and inflation and the degree to which consumers, governments, corporate and financial institutions hold physical gold or silver as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

For iPath ETNs linked to the performance of an index that involves the application of the Pure Beta Series 2 Methodology, an investment in such iPath ETNs may underperform compared to an investment in instruments linked to the reference index to which the Pure Beta Series 2 Methodology is applied. The Pure Beta Series 2 Methodology may result in allocation to futures contracts that increase negative roll yields.

Unlike certain investments that are linked to an index comprised of a commodity futures contract that is rolled on a monthly basis, the Barclays Capital Natural Gas Seasonal TR Index maintains its position in natural gas futures by rolling on an annual basis. Accordingly, iPath ETNs linked to the performance of such index are less exposed to short-term factors affecting natural gas prices.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

An investment in the iPath ETNs linked to the MSCI India Total Return IndexSM may carry risks similar to a concentrated securities investment in a single region. International investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Securities focusing on a single country may be subject to higher volatility.

An investment in iPath ETNs linked to the performance of the Barclays Capital Intelligent Carry Index™ is subject to risks associated with fluctuations, particularly a decline, in the value of the index. Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the index strategy, the level of the index and the market value of the securities will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the index strategy, the level of the index and the market value of the Securities will decline. Factors that may contribute to volatile fluctuations in the index include exchange rates applicable to the index constituent currencies, interest rates applicable to the constituent currencies, the prevailing interest rate environment, and global or regional economic, financial, political, regulatory, geographical or judicial events that affect exchange rates and interest rates.

An investment in iPath ETNs linked to the performance of the Barclays Capital Global Carbon Index Total Return™ is subject to risks associated with fluctuations, particularly a decline, in the performance of the index caused by unpredictable volatility and movement in the prices of the index components. Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the Index and, therefore, the value of your Securities.

Cap & Trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in Green House Gas emissions and the onset of Global Warming. Accordingly, changes in regulation and enforcement of Cap & Trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the Securities.

An investment in iPath ETNs linked to the performance of the S&P 500 VIX Short-Term Futures™ Index TR and the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of each index. Because the performance of each index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of each index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of each index. Additional factors that may contribute to fluctuations in the level of each index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

For an investment in Securities linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER, an increase in the level of the index will have a negative effect on the repayment amount upon maturity or redemption, whereas a decrease in the level of the index will have a positive effect on the repayment amount. You may receive less than your original investment in the Securities at maturity or upon redemption. If the level of the index increases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent decrease in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. If current levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER is subject to risks associated with fluctuations, particularly an increase, in the value of the index. The market value of the Securities may be influenced by many unpredictable factors. The index is designed to reflect the returns that are potentially available through an unleveraged investment in short-term VIX futures, which reflect the implied volatility of the S&P 500® Index and the Securities are not linked to the options used to calculate the index, to the actual volatility of the S&P 500® Index or the equity securities included in the S&P 500® Index, nor will the return on the Securities be a participation in the actual volatility of the S&P 500® Index. Changing prices of the futures contracts included in the index may result in a reduced amount payable at maturity or upon redemption. Additionally, the Securities will be automatically redeemed if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to 50.00% of the principal amount per Security. An automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

An investment in iPath ETNs linked to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of the index, an increase) in the value of the index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the index level will decrease or increase by 1.00 point for every 0.01% decrease or increase, respectively, in the difference between the 2-year yield and the 10-year yield. Market prices for 2-year and 10-year Treasury futures contracts may not capture precisely the underlying changes in the 2-year yield and the 10-year yield. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

An investment in iPath ETNs linked to the performance of any of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™, the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™ or the Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of any of such indices, an increase) in the value of the respective index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the respective index level will increase or decrease by 1.00 point for every 0.01% decrease or increase, respectively, in the 2-year, 10-year or Long-Bond yield, as the case may be. Market prices for 2-year, 10-year or Long-Bond Treasury futures contracts may not capture precisely the underlying changes in the 2-year, 10-year and Long-Bond yields, respectively. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

For an investment in iPath ETNs (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. For an investment in iPath ETNs (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index decreases (in the case of the iPath Long ETNs) or increases (in the case of the iPath Short ETNs) sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase (in the case of the iPath Long ETNs) or decrease (in the case of the iPath Short ETNs) in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance (in the case of the iPath Long ETNs) or the inverse performance (in the case of the iPath Short ETNs) of the applicable underlying index is subject to risks associated with fluctuations, particularly a decrease (in the case of the iPath Long ETNs) or an increase (in the case of the iPath Short ETNs), in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

For an investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR, any decrease in the level of the index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the index decreases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. If current levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of the index. Because the performance of the index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-

UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted S&P. S&P does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™,” and “500” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE and neither S&P nor CBOE make any representation regarding the advisability of investing in the Securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 VIX Short-Term Futures™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX®” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities.

“Barclays Capital Intelligent Carry Index™” and the “USD Intelligent Carry Index™” are trademarks of Barclays Bank PLC.

“Barclays Capital Global Carbon Index™” and “Barclays Capital Global Carbon Index Total Return™” are trademarks of Barclays Bank PLC.

“Barclays Capital US Treasury 2Y/10Y Yield Curve Index™”, “Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™”, “Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™” and “Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™” are trademarks of Barclays Bank PLC.

Each of the Barclays Capital commodities indices referenced herein is a trademark of Barclays Bank PLC.

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END HOME PAGE

COMMODITY LANDING PAGE

Landing page flash piece

If it oinks, sprouts, bubbles OR glitters, we have the means for you to access it with iPath® Commodity ETNs
GO BROAD	GO NARROW	FINE-TUNE

If it oinks, sprouts, bubbles OR glitters, we have the means for you to access it with iPath® Commodity ETNs
	GO BROAD	GO NARROW	FINE-TUNE

<links to Product pages>

iPath® Pure Beta Broad Commodity ETN (BCM)

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

iPath® S&P GSCI® Total Return Index ETN (GSP)

If it oinks, sprouts, bubbles OR glitters, we have the means for you to access it with

iPath® Commodity ETNs

	GO BROAD	GO NARROW	FINE-TUNE

<links to Product pages>

iPath® Pure Beta Agriculture ETN (DIRT)

iPath® Pure Beta Energy ETN (ONG)

iPath® Pure Beta Grains ETN (WEET)

iPath® Pure Beta Industrial Metals ETN (HEVY)

iPath® Pure Beta Livestock ETN (LSTK)

iPath® Pure Beta Precious Metals ETN (BLNG)

iPath® Pure Beta Softs ETN (GRWN)

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

If it oinks, sprouts, bubbles OR glitters, we have the means for you to access it with iPath® Commodity ETNs
	GO BROAD	GO NARROW	FINE-TUNE

[scrolls down] <links to Product pages>

iPath® Seasonal Natural Gas ETN (DCNG)

iPath® Pure Beta Crude Oil ETN (OLEM)

iPath® Pure Beta Aluminum ETN (FOIL)

iPath® Pure Beta Copper ETN (CUPM)

iPath® Pure Beta Lead ETN (LEDD)

iPath® Pure Beta Nickel ETN (NINI)

iPath® Pure Beta Cocoa ETN (CHOC)

iPath® Pure Beta Coffee ETN (CAFE)

iPath® Pure Beta Cotton ETN (CTNN)

iPath® Pure Beta Sugar ETN (SGAR)

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN (JJC)

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN (JJT)

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

iPath® Commodity Exchange Traded Notes (ETNs) from Barclays provide investors with broad, narrow or targeted sets of commodity products that can complement a portfolio. Generally exhibiting a low historical correlation with more traditional asset classes like stocks and bonds, commodities can add portfolio diversification by providing differentiated sources of both risk and return.

iPath® Commodity Exchange Traded Notes also give you tactical asset allocations with the ability to:

•	Fine-tune or tilt existing commodity exposures

•	Implement an inflationary hedge

Experience the flexibility and benefits of iPath® Commodity ETNs no matter which commodity ETN you choose.

Related Links

•	Basics of Commodities

•	Using Commodities to Diversify

•	The Basics of iPath Pure Beta Commodity ETNs

•	Periodic Returns Table

Diversification and asset allocation may not protect against market risk.

An investment in iPath ETNs involves risks, including possible loss of principal. If specified in the relevant prospectus, Barclays Bank PLC as issuer may redeem a series of Securities (in whole but not in part) at its sole discretion on any trading day on or after the inception date until and including maturity. See the relevant prospectus for more information regarding the risks associated with Barclays Bank PLC’s right to redeem the Securities. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals or energy-related commodities may be subject to additional factors specific to industrial metals or energy-related commodities that might cause price volatility. These may include changes in the level of industrial or commercial activity using industrial metals or with high levels of energy demand; the availability and price of substitutes such as man-made or synthetic substitutes or alternative sources of energy; disruptions in the supply chain; adjustments to inventory; variations in production costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components composed of futures contracts on agricultural products may be subject to additional factors specific to agricultural products that might cause price volatility. These may include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries. Index components composed of futures contracts on precious metals may be subject to additional factors specific to precious metals that might cause price volatility. These may include disruptions in the supply chain, variations in production costs, costs associated with regulatory compliance, including environmental regulations, changes in industrial, government and consumer demand, and in the case of gold and silver, precious metal leasing rates, currency exchange rates, the level of economic growth and inflation and the degree to which consumers, governments, corporate and financial institutions hold physical gold or silver as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

Unlike certain investments that are linked to an index comprised of a commodity futures contract that is rolled on a monthly basis, the Barclays Capital Natural Gas Seasonal TR Index maintains its position in natural gas futures by rolling on an annual basis. Accordingly, iPath ETNs linked to the performance of such index are less exposed to short-term factors affecting natural gas prices.

For iPath ETNs linked to the performance of an index that involves the application of the Pure Beta Series 2 Methodology, an investment in such iPath ETNs may underperform compared to an investment in instruments linked to the reference index to which the Pure Beta Series 2 Methodology is applied. The Pure Beta Series 2 Methodology may result in allocation to futures contracts that increase negative roll yields.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS®”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI® to track general stock market performance.

Each of the Barclays Capital commodities indices referenced herein is a trademark of Barclays Bank PLC.

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

PRIVACY POLICY  |  TERMS OF USE  |  BARCLAYS  |  BARCLAYS CAPITAL INC.  |  PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END COMMODITY LANDING PAGE

ABOUT SECTION

http://ipathetn.com/Exchange-Traded-Notes-overview.jsp

[Header]

About iPath Exchange Traded Notes

[Body]

iPath Exchange Traded Notes (ETNs) are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees. The following are answers to questions financial professionals and individuals commonly ask about iPath Exchange Traded Notes.

[Tabs]

Overview | Structure | Trading/Redemption | Taxation |

PRINT THIS PAGE (PDF ICON) iPATH FAQs (PDF ICON) iPATH TAX FAQs

•	What are iPath Exchange Traded Notes {jump link}

•	What are the advantages of iPath ETNs? {jump link}

•	How are the returns of iPath ETNs calculated {jump link}

•	How do I buy an iPath ETN? {jump link}

•	How do I sell an iPath ETN? {jump link}

•	Do the iPath ETNs currently available make interest payments? {jump link}

•	Do the iPath ETNs currently available make dividend distributions? {jump link}

•	Do the iPath ETNs currently available offer a principal protection feature? {jump link}

•	Are iPath ETNs rated? {jump link}

•	Who is the issuer? {jump link}

•	Who is Barclays Capital Inc.? {jump link}

•	What is BlackRock’s role?

•	Do iPath ETNs have voting rights? {jump link}

•	Are iPath ETNs registered? {jump link}

•	Are iPath ETNs linked to commodity indexes CFTC (Commodity Futures Trading Commission) regulated? {jump link}

•	What is an index multiplier? (applicable to certain iPath ETNs)

iPath Leveraged ETNs:

•	How are the returns of iPath Leveraged ETNs calculated?

•	Where is their value published?

•	What is the automatic redemption feature?

•	Where are they traded?

•	Where can I find the closing indicative note value?

•	Will the iPath leveraged ETNs track a fixed multiple of the daily or monthly performance of an underlying index?

•	What are the fees for the iPath leveraged ETNs?

•	Table: Differences and Similarities Between iPath leveraged ETNs and Leveraged exchange traded funds (Leveraged ETFs)

What are iPath Exchange Traded Notes?

iPath Exchange Traded Notes (ETNs) are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC. They are designed to provide investors with a way to access the returns of market benchmarks or strategies. ETNs are not equities or index funds, but they do share several characteristics. For example, like equities, they trade on an exchange and can be shorted¹. Like an index fund, they are linked to the return of a benchmark index.

What are the advantages of iPath ETNs?

iPath ETNs provide investors with exposure to the returns of market benchmarks, less investor fees, with easy transferability and an exchange listing. The ETN structure is designed to allow investors an exchange-traded alternative to obtain exposure to investments in previously expensive or difficult-to-reach market sectors or strategies.

How are the returns of iPath ETNs calculated?

iPath ETNs are designed to provide investors a return that is linked to the performance of a market index, less investor fees.

How do I buy an iPath ETN?

The iPath ETNs currently available are listed on NYSE Arca (and in certain cases other major exchanges) and are available for purchase, similar to other publicly traded securities.

How do I sell an iPath ETN?

Investors can liquidate iPath ETNs one of three ways:

•	Sell in the secondary market during trading hours.

•

Redeem a large block of securities, typically 50,000 securities directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus². A redemption charge will apply to certain ETNs.

•

Hold until maturity and receive a cash payment from the issuer, Barclays Bank PLC, equal to the principal amount of the securities times an index factor and any other applicable costs as described in the relevant prospectus on the final valuation date minus the investor fee on the final valuation date.

Do the iPath ETNs currently available make interest payments?

No.

Do the iPath ETNs currently available make dividend distributions?

No.

Do the iPath ETNs currently available offer a principal protection feature?

No. Investors will receive a return based on the performance of the index to which the iPath ETN is linked, less investor fees and any other applicable costs. The index level may go up or down. Even if the index level goes up (or down, in the case of ETNs that are inversely linked to the relevant underlying index), investors may not recover their principal once investor fees and costs are deducted.

Are iPath ETNs rated?

No. The iPath ETNs are not rated, but rely on the ratings of the issuer, Barclays Bank PLC³.

Who is the issuer?

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group operates in many countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group. For further information about Barclays, please visit our website www.barclays.com.

Who is Barclays Capital Inc.?

Barclays Capital Inc. will act as the issuer’s agent in connection with the distribution of the iPath ETNs. Barclays Capital Inc. is an affiliate of Barclays Bank PLC and is a registered US broker/dealer regulated by the SEC and the FINRA.

What is BlackRock’s role?

BlackRock’s broker/dealer affiliate, BlackRock Fund Distribution Company, will engage in the promotion of iPath ETNs to intermediaries including registered broker/dealers and registered investment advisors; and to end-users, such as mutual funds, hedge funds and insurance companies.

Do iPath ETNs have voting rights?

No. The iPath ETNs are debt securities and have no voting rights.

Are iPath ETNs registered?

Yes. The iPath ETNs are registered under the Securities Act of 1933.

Are iPath ETNs linked to commodity indexes CFTC (Commodity Futures Trading Commission) regulated?

No. iPath ETNs are debt securities issued by Barclays Bank PLC and are not regulated by the CFTC; however, futures contracts underlying the relevant market index may be regulated by the CFTC.

What is an index multiplier? (applicable to certain iPath ETNs)

Some iPath ETNs apply an index multiplier for purposes of calculating the closing indicative note value on each calendar day. The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to changes in level of the relevant index.

iPath Leveraged ETNs:

How are the returns of iPath Leveraged ETNs calculated?

iPath Leveraged ETNs are designed to provide investors with a leveraged return that is linked to the performance, or inverse performance, of a market benchmark less applicable charges, costs and fees.

Where is their value published?

Each iPath Leveraged ETN has an intraday indicative note value (“IINV”), which is meant to approximate the intrinsic economic value of each iPath Leveraged ETN at any point in time. During the hours on which trading is generally conducted on the NYSE Arca. NYSE Arca publishes its calculation of the IINV for each iPath Leveraged ETN every 15 seconds under the applicable ticker symbol. Additionally, a closing indicative note value (“CINV”) for each iPath Leveraged ETN is calculated and published each valuation date under the applicable ticker symbol. For a more complete description of how the IINV and CINV are calculated for each series of iPath Leveraged ETNs, please see the applicable pricing supplement.

What is the automatic redemption feature?

In order to mitigate the risk to the issuer that the value of the ETNs equals a negative value, there will be an automatic redemption of any series of the iPath Leveraged ETNs if, on any calendar day prior to or on the final valuation date, the IINV is less than or equal to the automatic termination level specified below per ETN. Upon the occurrence of an automatic termination event, investors in that series of iPath Leveraged ETNs will receive a redemption amount that will be significantly less than the issue price and will receive no greater than the automatic termination level specified below per ETN. Accordingly, you may lose some or all of your principal if you invest in the iPath Leveraged ETNs.

Where are they traded?

The iPath Leveraged ETNs are listed on the NYSE Arca platform. The current list of ETNs includes the following tickers:

Name	Exchange Ticker	Stock Exchange	Automatic Termination Level (per ETN)
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	NYSE Arca	$10.00

iPath® Short Extended Russell 1000® TR Index ETN	ROSA	NYSE Arca	$10.00

iPath® Long Extended Russell 2000® TR Index ETN	RTLA	NYSE Arca	$15.00

iPath® Short Extended Russell 2000® TR Index ETN	RTSA	NYSE Arca	$15.00

iPath® Long Extended S&P 500® TR Index ETN	SFLA	NYSE Arca	$10.00

iPath® Short Extended S&P 500® TR Index ETN	SFSA	NYSE Arca	$10.00

iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	NYSE Arca	$25.00

iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	NYSE Arca	$37.50

iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	NYSE Arca	$25.00

iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	NYSE Arca	$45.00

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN	VZZ	NYSE Arca	$10.00

Where can I find the closing indicative note value?

The closing indicative note value (“CINV”) is calculated each day and published to www.ipathetn.com as well as to common data providers such as Bloomberg.

Will the iPath Leveraged ETNs track a fixed multiple of the daily or monthly performance of an underlying index?

Unlike some leveraged investments, the iPath Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of iPath Leveraged ETNs will change by a multiple of the underlying index performance that is variable and depends, in part, on the then current IINV of that series of iPath Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series iPath leveraged ETNs.

For each series of iPath Leveraged ETNs, the participation is calculated by dividing the amount per ETN that is notionally exposed to the underlying index by the then current IINV of that ETN. The participation is published intraday to common data providers such as Bloomberg, and once per day to www.ipathetn.com

What are the fees for the iPath Leveraged ETNs?

As the iPath Leveraged ETNs seek to replicate a long or short investment in an underlying index, certain charges, costs and fees are built into the calculation of the CINV and the IINV.

The iPath Long Leveraged ETNs charge an annualized investor fee and an annualized financing charge on notional cash amounts underlying each iPath long Leveraged ETN4, and the iPath Short Leveraged ETNs charge an annualized investor fee and an annualized index borrow cost on the notional borrowed equity amounts underlying each iPath Short Leveraged ETN (offset by annualized interest on notional cash amounts underlying each iPath Short Leveraged ETN). The notional cash amounts of the iPath Long Leveraged ETNs will vary according to the financing rate and fee rate, both as defined in the applicable prospectus, and the notional borrowed equity amounts of the iPath Short Leveraged ETNs will vary according to movements in the underlying index, as defined in the applicable prospectus, and will not in general move in tandem with the underlying index or the IINV or CINV. Therefore, under certain circumstances and in particular where the financing level, as defined in the applicable long prospectus, or the short index amount, as defined in the applicable short prospectus, is a high multiple of the applicable CINV, the fees may represent a significant percentage of the applicable CINV.

For full details of the accrued fees, charges and costs for the iPath Leveraged ETNs, and hypothetical examples as to how these can affect the performance of the ETNs, investors should consult the applicable prospectus.

Table: Differences and Similarities Between iPath Leveraged ETNs and Leveraged exchange traded funds (Leveraged ETFs)

Both iPath Leveraged ETNs and leveraged ETFs provide investors with access to the leveraged returns of various market benchmarks. However, the iPath Leveraged ETNs are senior, unsecured debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies and are collateralized by an underlying portfolio of securities.

In addition, the iPath Leveraged ETNs seek to provide investors with an alternative form of leveraged long (or short) investments to leveraged ETFs, which typically track a daily or monthly multiple of an index’s returns. Instead, the iPath Leveraged ETNs track a fixed multiple of underlying index performance over the term of the ETNs.

	iPath Leveraged ETNs	Leveraged ETF

Leveraged Performance	Yes	Yes

Liquidity	Daily on Exchange	Daily on Exchange

Registration	Securities Act of 1933	Investment Company Act of 1940

Form	Medium-Term Note	40 Act Fund / UIT

Principal risk	Market and issuer risk	Market risk

Recourse	Issuer credit	Portfolio of Securities

Performance Target	Payment at Maturity	Daily or Monthly Performance Target

Maturity	Fixed Maturity*	No

Path Dependency**	No	Yes

Institutional size redemption	Daily to the issuer***	Daily via custodian

Formulaic Optional Redemption Value	Yes***	No

Automatic Termination Event	Yes	No

*	Subject to the occurrence of an automatic termination event or early redemption by the investor.
**	An index-linked security shows ‘path dependency’ if its value on any given day cannot be derived from the current and initial values of its underlying index but instead is dependent on the historical ‘path’ that the index has taken over the calculation period.
***	Subject to the occurrence of an automatic termination event.

¹	With short sales, an investor faces the potential for unlimited losses as the security’s price rises.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.
³	Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the iPath ETNs.
[4]

Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

http://ipathetn.com/Exchange-Traded-Notes-structure.jsp

[Header]

About iPath Exchange Traded Notes

[Body]

iPath Exchange Traded Notes are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees. The following are answers to questions financial professionals and individuals commonly ask about iPath Exchange Traded Notes.

[Tabs]

Overview | Structure | Trading/Redemption | Taxation |

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•	How iPath ETNs are structured {jump link}

•	Differences and similarities between ETNs and Exchange Traded Funds (ETFs) {jump link}

How iPath ETNs are structured

iPath ETNs are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC. They are designed to provide investors access to the returns of various market benchmarks. The returns of iPath ETNs are linked to the performance of a market benchmark or strategy, less investor fees.

Highlights (table)

Payment at maturity

If you hold your iPath ETNs to maturity, you will receive a cash payment at maturity that is linked to the performance of the corresponding index during the period beginning on the trade date and ending at maturity, less investor fees.

Liquidating prior to maturity

You can liquidate iPath ETNs before their maturity date in two ways:

•        Trade them on the exchange

•        Redeem a large block of securities, typically at least 50,000 units of a particular iPath ETN, directly to Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A redemption charge may apply.

Coupon	Interest will not be paid during the term of the iPath ETNs.

Investor fee	The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index or currency exchange rate and increases each day based on the level of the index or currency exchange rate on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated, please see the applicable product page and Pricing Supplement.

No principal protection	Investors will receive a cash payment linked to the performance of the corresponding index, less investor fees. The index may go up or down. Even if the index goes up, investors may not recover their principal once investor fees are deducted.

Ratings	The iPath ETNs are not rated, but rely on the ratings of the issuer, Barclays Bank PLC.

Unsecured debt	iPath ETNs are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC.

Voting rights	Because the iPath ETNs are debt securities, they do not have any voting rights.

Distributions	The iPath ETNs currently available do not make dividend distributions.

(For more details, please refer to the prospectus for the relevant iPath ETN.)

Differences and similarities between ETNs and Exchange Traded Funds (ETFs

Both ETNs and ETFs provide investors access to the returns of various market benchmarks. However, ETNs are senior, unsecured debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies and are collateralized by an underlying portfolio of securities.

	ETN	ETF

Liquidity	Daily on exchange	Daily on exchange

Registration	Securities Act of 1933	Investment Company Act of 1940

Recourse	Issuer credit	Portfolio of securities

Principal risk	Market and issuer risk	Market risk

Institutional size redemption	Daily to the issuer	Daily via custodian

Short sales	Yes, on an uptick or a downtick	Yes, on an uptick or a downtick

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

http://ipathetn.com/Exchange-Traded-Notes-trading.jsp

[Header]

About iPath Exchange Traded Notes

[Body]

iPath Exchange Traded Notes are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees. The following are answers to questions financial professionals and individuals commonly ask about iPath Exchange Traded Notes.

[Tabs]

Overview | Structure | Trading/Redemption | Taxation |

PRINT THIS PAGE (PDF Icon) iPATH TRADING STRATEGY REPORT

•	Where are iPath ETNs listed? {jump link}

•	Where can I buy or sell iPath ETNs? {jump link}

•	Can the iPath ETNs currently available be shorted? {jump link}

•	Is there a minimum trade size for iPath ETNs? {jump link}

•	How can I find iPath ETNs on Bloomberg? {jump link}

•	Is a net asset value (NAV) calculated? {jump link}

•	Is an intrinsic value calculated? {jump link}

•	Do the iPath ETNs trade at their indicative value? {jump link}

•	How can iPath ETNs be redeemed directly to the Issuer prior to the maturity date? {jump link}

•	What is the redemption charge? {jump link}

•	What are the terms of the issuer redemption feature applicable to certain iPath ETNs? {jump link}

•	If Barclays Bank PLC’s credit rating is downgraded, what happens to the indicative value? {jump link}

•	Is there a capacity constraint with respect to the iPath ETNs? {jump link}

•	Is a Series 3 license required to sell iPath ETNs? {jump link}

Where are iPath ETNs listed?

The iPath ETNs currently available are listed on NYSE Arca (and in certain cases other major exchanges).

When can I buy or sell iPath ETNs?

iPath ETNs can be bought or sold anytime during market hours.

Can the iPath ETNs currently available be shorted?

Yes, on an uptick or a downtick and subject to the ability to locate shares to borrow.

Is there a minimum trade size for iPath ETNs?

No. iPath ETNs can be bought and sold at their market price on the secondary market similar to other publicly traded securities.

How can I find iPath ETNs on Bloomberg?

Information regarding iPath ETNs can be found on Bloomberg by typing the relevant ETN’s trading symbol, then the “Equity” key, then “Go.” For example, for information regarding the iPath® S&P GSCI® Total Return Index ETN, type: GSP < Equity > < Go >.

Is a net asset value (NAV) calculated?

No. Because iPath ETNs are debt securities, and not mutual funds, they will not have an NAV.

Is an intrinsic value calculated?

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor. Additionally, the daily indicative value of each iPath ETN is calculated and published at the end of each trading day at www.iPathETN.com. For a more complete description of how the daily indicative value is calculated for each iPath ETN, please see the applicable product page and Pricing Supplement at www.iPathETN.com.

Do the iPath ETNs trade at their indicative value?

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indexes underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of your iPath ETNs. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying relevant market. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

In addition to being available for trading on an exchange, the early redemption feature allows a large block of securities, typically 50,000 units of a particular iPath ETN, to be redeemed directly to Barclays Bank PLC for the applicable redemption value, as described in the applicable Pricing Supplement. The historical daily indicative value is published each day at www.iPathETN.com. The redemption feature is intended to induce arbitrageurs to counteract any trading of the iPath ETNs at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

How can iPath ETNs be redeemed directly to the issuer prior to the maturity date?

Investors may redeem a large block of securities, typically at least 50,000 units of a particular iPath ETN, directly to the issuer, subject to the procedures described in the relevant prospectus. A redemption charge may apply.

What is the redemption charge?

The redemption charge is a one-time transaction charge imposed only in the case of early redemptions for certain iPath ETNs. The charge is intended to allow the issuer to recoup brokerage and other costs incurred in connection with an early redemption (although the proceeds from the charge may be more or less than such costs). Investors transacting on the secondary market will not incur a redemption charge.

What are the terms of the issuer redemption feature applicable to certain iPath ETNs?

Barclays Bank PLC may redeem certain ETNs (in whole but not in part) at their sole discretion on any trading day on or after the inception date until and including maturity, as described in the applicable prospectus. To exercise the right to redeem, Barclays Bank PLC must deliver notice to the holders of the ETNs not less than 10 calendar days prior to the redemption date specified in such notice. If the ETNs are redeemed, investors will receive a cash payment in U.S. dollars per ETN in an amount equal to the closing indicative value on the applicable valuation date.

If Barclays Bank PLC’s credit rating is downgraded, what happens to the indicative value?

The indicative value calculation of the iPath ETNs will not change in response to a Barclays Bank PLC credit event. However, the trading price of the iPath ETNs may be adversely impacted.

Is there a capacity constraint with respect to the iPath ETNs?

Should demand for any iPath ETN exceed the initial amount of securities issued, subsequent issuances may be made under the registration statement. The terms of the new issue—maturity date, investor fee, ticker, CUSIP—will be the same as the original issue, and it is expected that both issues would be immediately fungible.

Depending on market factors beyond the control of Barclays Bank PLC, iPath ETNs may be suspended from further sales from inventory and/or further issuances*. Daily redemptions at the option of the holders of iPath ETNs are typically not affected by suspensions, nor are Barclays Bank PLC’s lending activities from existing inventory with respect to iPath ETNs typically affected by suspensions.

It is possible that a suspension, as described above, may influence the market value of iPath ETNs. Limitations on issuance and sale implemented may cause an imbalance of supply and demand in the secondary market for iPath ETNs, which may cause them to trade at a premium or discount in relation to their indicative value. Therefore, any purchase of iPath ETNs in the secondary market may be at a purchase price significantly different from their indicative value.

* As will be described in further detail in the applicable pricing supplement relating to the iPath ETNs.

Is a Series 3 license required to sell iPath ETNs?

No.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

http://ipathetn.com/Exchange-Traded-Notes-taxation.jsp

[Header]

About iPath Exchange Traded Notes

[Body]

iPath Exchange Traded Notes (ETNs) are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees. The following are answers to questions financial professionals and individuals commonly ask about iPath Exchange Traded Notes.

[Tabs]

Overview | Structure | Trading/Redemption | Taxation |

PRINT THIS PAGE (PDF Icon) iPATH TRADING STRATEGY REPORT

•	How are iPath ETNs treated for U.S. federal income tax purposes?

•	What makes iPath ETNs an attractive investment option?

•	Is there an IRS or court ruling that governs the U.S. tax treatment of iPath ETNs?

•	What is the ruling on the U.S. tax treatment of iPath single currency ETNs?

•	What is Barclays’ reaction to the ruling on the U.S. tax treatment of iPath single currency ETNs? {jump link}

•	What does it mean for iPath single currency ETN investors? {jump link}

•	Do iPath single currency ETN investors need to submit a form to the IRS requesting a certain tax treatment? {jump link}

•	What are the benefits of investing in iPath single currency ETNs? {jump link}

•	What is the current tax status on equity, fixed income, leveraged, commodity and certain alternatives ETNs? {jump link}

•	What is Barclays’ position about the tax status of the equity, fixed income, leveraged, commodity and certain alternatives ETNs? {jump link}

•	What is the tax treatment of iPath ETNs in the event of an issuer redemption (applicable to certain iPath ETNs)?

How are iPath ETNs treated for U.S. federal income tax purposes?

Barclays and investors agree to treat all iPath ETNs, except single currency ETNs, for all U.S. federal income tax purposes, as prepaid executory contracts with respect to the relevant index. If such iPath ETNs are so treated, investors should recognize gain or loss upon the sale, redemption or maturity of their iPath ETNs in an amount equal to the difference between the amount they receive at such time and their tax basis in the securities. Investors generally agree to treat such gain or loss as capital gain or loss, except with respect to currency iPath ETNs, for which investors agree to treat such gain or loss as ordinary, as detailed in the chart below.

The following table summarizes certain U.S. federal tax consequences that holders of iPath ETNs and Barclays agree to be subject to by purchasing an iPath ETN. These tax consequences, however, are not certain and alternative treatments are possible. Please see the applicable prospectus for a more complete discussion of the primary tax treatment and alternative tax characterizations that are possible with respect to each iPath ETN.

TYPE/ TICKERS	TREATMENT AT MATURITY	RECOGNITION OF CURRENT INCOME

Alternatives: GRN, VZZ, VXX, VXZ, XXV, IVO

Buy Write: BWV

Commodities: DJP, GSP, JJA, JJE, JJG, JJS, JJM, JJP, COW, GAZ, OIL, NIB, JO, BAL, SGG, JJU, JJC, LD, JJN, JJT, PGM, BCM, SBV, CHOC, CAFE, CTNN, SGAR, FOIL, CUPM, LEDD, NINI, OLEM, DCNG, DIRT, WEET, GRWN, HEVY, ONG, LSTK, BLNG

	Capital gains	No

Equity: INP Fixed Income: STPP, FLAT, DTUL, DTUS, DTYL, DTYS, DLBL, DLBS Leveraged: ROLA, ROSA, RTLA, RTSA, SFLA, SFSA, MFLA, MFSA, EMLB, EMSA

Carry Trade: ICI	Ordinary Income	No

Single Currency: ERO, GBB, JYN	Ordinary Income	Yes

What makes iPath ETNs an attractive investment option?

Unlike mutual funds that may be required to make taxable distributions to shareholders, the iPath ETNs currently available will not make taxable distributions and therefore holders of iPath ETNs (other than the single currency ETNs) should generally not be required to include amounts in income prior to sale, redemption or maturity. This enables investors to control the timing of taxable events related to their investment in iPath ETNs. However, the IRS and U.S. Treasury are actively considering the tax treatment of instruments such as iPath ETNs, which could change.

Is there an IRS or court ruling that governs the U.S. tax treatment of iPath ETNs?

Yes, for iPath single currency ETNs only.

What is the ruling on the U.S. tax treatment of iPath single currency ETNs?

Revenue ruling 2008-1, issued on December 7, 2007, holds that certain financial instruments linked directly to the value of a foreign currency—regardless of whether the instrument is privately offered, publicly offered or traded on an exchange—should be treated like debt for federal tax purposes. Revenue Ruling 2008-1 extends to iPath single currency ETNs.

What is Barclays’ reaction to the ruling on the U.S tax treatment of iPath single currency ETNs?

The ruling provides investors clarity on the tax treatment of certain financial instruments linked directly to the value of a foreign currency—regardless of whether the instrument is privately offered, publicly offered, or traded on an exchange.

What does it mean for iPath single currency ETN investors?

This means that any interest accrued (net of fees) during the life of the note is taxable to investors, even though the interest is reinvested and not paid out until the holder sells the ETN or the note matures. It also means that a gain or loss from the sale or redemption of the notes will be ordinary and investors will not be able to elect capital gain treatment.

Do iPath single currency ETN investors need to submit a form to the IRS requesting a certain tax treatment?

No, it is not necessary to elect any specific treatment since the IRS has ruled how financial instruments linked directly to the value of a foreign currency should be treated from a tax perspective. Most custodians will provide Form 1099 OID for annual tax reporting purposes.

What are the benefits of investing in iPath single currency ETNs?

Institutional and individual investors increasingly recognize that currency exposure may constitute a separate asset class to provide portfolio diversification and add potential portfolio returns. The iPath single currency ETNs provide simple, transparent and cost-effective access to three significant exchange rates. In addition, because they make no distributions, holders benefit from daily compounding.

What is the current tax status of equity, fixed income, leveraged, commodity and certain alternatives ETNs?

The revenue ruling does not apply to ETNs other than iPath single currency ETNs. On December 7, 2007, the IRS also issued notice 2008-2 asking for comments on the appropriate tax treatment of instruments such as the equity and commodity ETNs. The IRS has not issued additional guidance on this issue.

What is Barclays’ position about the tax status of the equity, fixed income, leveraged, commodity and certain alternatives ETNs?

Barclays is aligned with the Securities Industry and Financial Markets Association (SIFMA). We believe that the tax treatment of investment products should be driven by the product’s attributes. Mutual funds and ETNs are taxed differently because they are fundamentally different products. Investors who buy shares in a mutual fund own the underlying securities and receive dividend income from those securities annually which is taxable. ETN investors do not own underlying securities and receive no dividends while holding the ETN.

What is the tax treatment of iPath ETNs in the event of an issuer redemption (applicable to certain iPath ETNs)?

Investors should generally recognize capital gain or loss upon the sale, early redemption or maturity of their ETNs in an amount equal to the difference between the amount they receive at such time and their tax basis in the ETNs.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END ABOUT SECTION

PRODUCT INFORMATION SECTION

http://ipathetn.com/product-information.jsp

[Header] Product Information

[Sub head]

ISSUER DETAILS: Barclays Bank PLC

DAILY LIQUIDITY: iPath ETNs can be bought or sold anytime during market hours.

(Printer Icon) PRINT THIS PAGE            (PDF Icon) iPATH PRODUCT LIST

Category:	All Products
Alternatives
Commodities
Currencies

Emerging Markets
Fixed Income
Leveraged

Strategies

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Returns | Profile

Product Name	Ticker	Inception Date	Indicative Value Returns (%) As of xx/xx/xxxx						Market Price Returns (%) As of xx/xx/xxxx
			1 Mo.	3 Mo.	6 Mo.	YTD	1 Year	Since Inception*	1 Mo.	3 Mo.	6 Mo.	YTD	1 Year	Since Inception*
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	5/22/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Broad Commodity ETN	BCM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Agriculture ETN	DIRT	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Energy ETN	ONG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Grains ETN	WEET	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Industrial Metals ETN	HEVY	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Livestock ETN	LSTK	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Precious Metals ETN	BLNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Softs ETN	GRWN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Seasonal Natural Gas ETN	DCNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Crude Oil ETN	OLEM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Aluminum ETN	FOIL	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Copper ETN	CUPM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Lead ETN	LEDD	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Nickel ETN	NINI	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cocoa ETN	CHOC	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Coffee ETN	CAFE	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cotton ETN	CTNN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Sugar ETN	SGAR	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® EUR/USD Exchange Rate ETN	ERO	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GBP/USD Exchange Rate ETN	GBB	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Global Carbon ETN	GRN	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® JPY/USD Exchange Rate ETN	JYN	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® MSCI India Index(SM) ETN	INP	12/19/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Optimized Currency Carry ETN	ICI	1/31/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	7/16/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN	IVO	1/13/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	8/15/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P GSCI® Total Return Index ETN	GSP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Steepener ETN	STPP	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Flattener ETN	FLAT	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 2-year Bull ETN	DTUL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 2-year Bear ETN	DTUS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bull ETN	DTYL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bear ETN	DTYS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bull ETN	DLBL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bear ETN	DLBS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended S&P 500® TR Index ETN	SFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended S&P 500® TR Index ETN	SFSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN	VZZ	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

[Tabs]

Returns | Profile

Product Name	Ticker	Yearly Fee (%)	Exchange	Maturity Date
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	0.75	NYSE Arca	5/28/2037
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	0.75	NYSE Arca	6/12/2036
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	0.75	NYSE Arca	10/22/2037

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	0.75	NYSE Arca	6/24/2038
iPath® Pure Beta Broad Commodity ETN	BCM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Agriculture ETN	DIRT	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Energy ETN	ONG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Grains ETN	WEET	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Industrial Metals ETN	HEVY	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Livestock ETN	LSTK	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Precious Metals ETN	BLNG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Softs ETN	GRWN	0.75	NYSE Arca	4/18/2041
iPath® Seasonal Natural Gas ETN	DCNG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Crude Oil ETN	OLEM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Aluminum ETN	FOIL	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Copper ETN	CUPM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Lead ETN	LEDD	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Nickel ETN	NINI	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cocoa ETN	CHOC	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Coffee ETN	CAFE	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cotton ETN	CTNN	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Sugar ETN	SGAR	0.75	NYSE Arca	4/18/2041
iPath® EUR/USD Exchange Rate ETN	ERO	0.4	NYSE Arca	5/14/2037
iPath® GBP/USD Exchange Rate ETN	GBB	0.4	NYSE Arca	5/14/2037
iPath® Global Carbon ETN	GRN	0.75	NYSE Arca	6/24/2038
iPath® JPY/USD Exchange Rate ETN	JYN	0.4	NYSE Arca	5/14/2037
iPath® MSCI India IndexSM ETN	INP	0.89	NYSE Arca	12/18/2036
iPath® Optimized Currency Carry ETN	ICI	0.65	NYSE Arca	1/28/2038
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	0.89	NYSE Arca	7/17/2020
iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN	IVO	0.89	NYSE Arca	1/14/2021
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	0.89	NYSE Arca	1/30/2019
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	0.89	NYSE Arca	1/30/2019
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	0.75	NYSE Arca	8/14/2036
iPath® S&P GSCI® Total Return Index ETN	GSP	0.75	NYSE Arca	6/12/2036

iPath® US Treasury Steepener ETN	STPP	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Flattener ETN	FLAT	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bull ETN	DTUL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bear ETN	DTUS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 10-year Bull ETN	DTYL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 10-year Bear ETN	DTYS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Long Bond Bull ETN	DLBL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Long Bond Bear ETN	DLBS	0.75	NYSE Arca	8/13/2020
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	0.50	NYSE Arca	11/30/2020
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	0.50	NYSE Arca	11/30/2020
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	0.50	NYSE Arca	11/30/2020
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	0.50	NYSE Arca	11/30/2020
iPath® Long Extended S&P 500® TR Index ETN	SFLA	0.35	NYSE Arca	11/30/2020
iPath® Short Extended S&P 500® TR Index ETN	SFSA	0.35	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	0.80	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	0.80	NYSE Arca	11/30/2020
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN	VZZ	0.89	NYSE Arca	11/30/2020

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT INFORMATION SECTION

INVESTOR MATERIALS SECTION

http://ipathetn.com/investor-materials.jsp

[Header]

Investor Materials

[Body]

Make more informed decisions about iPath ETNs. Our prospectuses cover pricing, product descriptions, investment risks, distribution plans and much more.

[Right Hand Resources]

[Header]

Popular Documents

Basics of Commodities >>

{http://ipathetn.com/pdf/commodities_basics.pdf}

Using Commodities to Diversify>>

{http://ipathetn.com/pdf/diversify.pdf}

ICI Product Strategy Brief >>

{http://ipathetn.com/pdf/ici-strategy-brief.pdf}

Basics of Currencies>>

{http://ipathetn.com/pdf/Currency_Basics.pdf}

Frequently Asked Questions>>

{http://ipathetn.com/pdf/iPath-FAQs.pdf}

Graphic

[Header]

Document Categories

Prospectus >>

+iPath Alternatives ETNs

iPath® Global Carbon ETN (GRN)

{http://ipathetn.com/pdf/GRN-prospectus.pdf}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

{http://ipathetn.com/pdf/inverse-VIX-prospectus.pdf}

iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN (IVO)

{http://ipathetn.com/pdf/inverse-VIX-prospectus.pdf}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (VZZ)

{http://ipathetn.com/pdf/VZZ-prospectus.pdf}

iPath® S&P 500 VIX Mid-Term Futures™ ETN (VXZ)

{http://ipathetn.com/pdf/vix-prospectus.pdf}

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

{http://ipathetn.com/pdf/vix-prospectus.pdf}

+ iPath Commodity ETNs

iPath® Pure Beta Broad and Sector Commodity ETNs (BCM, DIRT, WEET, GRWN, HEVY, ONG, LSTK, BLNG)

{http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

iPath® Pure Beta Single Commodity ETNs (CHOC, CAFE, CTNN, SGAR, FOIL, CUPM, LEDD, NINI, OLEM)

{http://ipathetn.com/pdf/pb-single-propsectus.pdf}

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETNs (DJP)

{http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

{http://ipathetn.com/pdf/sbv-prospectus.pdf}

iPath® S&P GSCI® Total Return Index ETN (GSP)

{http://ipathetn.com/pdf/gsp-prospectus.pdf}

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

{http://ipathetn.com/pdf/oil-prospectus.pdf}

iPath® Seasonal Natural Gas ETN (DCNG)

{http://ipathetn.com/pdf/DCNG-prospectus.pdf}

+iPath Currency ETNs

iPath® EUR/USD Exchange Rate ETN (ERO)

{http://ipathetn.com/pdf/ero-prospectus.pdf}

iPath® GBP/USD Exchange RATE ETN (GBB)

{http://ipathetn.com/pdf/gbb-prospectus.pdf}

iPath® JPY/USD Exchange RATE ETN (JYN)

{http://ipathetn.com/pdf/jyn-prospectus.pdf}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/pdf/ici-prospectus.pdf}

+iPath Emerging Market ETNS

iPath MSCI India IndexSM ETN (INP)

{http://ipathetn.com/pdf/inp-prospectus.pdf}

+iPath Fixed Income ETNs

iPath® US Treasury Steepener ETN (STPP)

{http://ipathetn.com/pdf/STPP-prospectus.pdf}

iPath® US Treasury Flattener ETN (FLAT)

{http://ipathetn.com/pdf/FLAT-prospectus.pdf}

iPath® US Treasury 2-year Bull ETN (DTUL)

{http://ipathetn.com/pdf/DTUL-prospectus.pdf}

iPath® US Treasury 2-year Bear ETN (DTUS)

{http://ipathetn.com/pdf/DTUS-prospectus.pdf}

iPath® US Treasury 10-year Bull ETN (DTYL)

{http://ipathetn.com/pdf/DTYL-prospectus.pdf}

iPath® US Treasury 10-year Bear ETN (DTYS)

{http://ipathetn.com/pdf/DTYS-prospectus.pdf}

iPath® US Treasury Long Bond Bull ETN (DLBL)

{http://ipathetn.com/pdf/DLBL-prospectus.pdf}

iPath® US Treasury Long Bond Bear ETN (DLBS)

{http://ipathetn.com/pdf/DLBS-prospectus.pdf}

+iPath Leveraged ETNs

iPath® Long Leveraged Equity ETNs (SFLA, ROLA, RTLA, MFLA, EMLB)

{http://ipathetn.com/pdf/long-leverage-prospectus.pdf}

iPath® Short Leveraged Equity ETNs (SFSA, ROSA, RTSA, MFSA, EMSA)

{http://ipathetn.com/pdf/short-leverage-prospectus.pdf}

+iPath Strategy ETNs

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

{http://ipathetn.com/pdf/bwv-prospectus.pdf}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/pdf/ici-prospectus.pdf}

Fact Sheet >>

+ iPath Alternative ETNs

iPath® Global Carbon ETN (GRN)

{http://ipathetn.com/pdf/grn-info-sheet.pdf}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

{http://ipathetn.com/pdf/XXV-info-sheet.pdf}

iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN (IVO)

{http://ipathetn.com/pdf/IVO-info-sheet.pdf}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (VZZ)

{http://ipathetn.com/pdf/VZZ-info-sheet.pdf}

iPath® S&P 500 VIX Mid-Term Futures™ ETN (VXZ)

{http://ipathetn.com/pdf/vxz-info-sheet.pdf}

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

{http://ipathetn.com/pdf/vxx-info-sheet.pdf}

+ iPath Commodity ETNs

+Broad

iPath® Pure Beta Broad Commodity ETN (BCM)

{http://ipathetn.com/pdf/bcm-info-sheet.jsp}

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

{http://ipathetn.com/pdf/sbv-info-sheet.jsp}

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

{http://ipathetn.com/pdf/djp-info-sheet.pdf}

iPath® S&P GSCI® Total Return Index ETN (GSP)

{http://ipathetn.com/pdf/gsp-info-sheet.pdf}

+ Sector

iPath® Pure Beta Agriculture ETN (DIRT)

{http://ipathetn.com/pdf/DIRT-info-sheet.jsp}

iPath® Pure Beta Energy ETN (ONG)

{http://ipathetn.com/pdf/ONG-info-sheet.jsp}

iPath® Pure Beta Grains ETN (WEET)

{http://ipathetn.com/pdf/WEET-info-sheet.jsp}

iPath® Pure Beta Industrial Metals ETN (HEVY)

{http://ipathetn.com/pdf/HEVY-info-sheet.jsp}

iPath® Pure Beta Livestock ETN (LSTK)

{http://ipathetn.com/pdf/LSTK-info-sheet.jsp}

iPath® Pure Beta Precious Metals ETN (BLNG)

{http://ipathetn.com/pdf/BLNG-info-sheet.jsp}

iPath® Pure Beta Softs ETN (GRWN)

{http://ipathetn.com/pdf/GRWN-info-sheet.jsp}

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

{http://ipathetn.com/pdf/jja-info-sheet.pdf}

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

{http://ipathetn.com/pdf/jje-info-sheet.pdf}

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

{http://ipathetn.com/pdf/jjg-info-sheet.pdf}

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

{http://ipathetn.com/pdf/jjm-info-sheet.pdf}

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

{http://ipathetn.com/pdf/cow-info-sheet.pdf}

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

{http://ipathetn.com/pdf/jjp-info-sheet.pdf}

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

{http://ipathetn.com/pdf/jjs-info-sheet.pdf}

+ Single Commodities

Energy

iPath® Seasonal Natural Gas ETN (DCNG)

{http://ipathetn.com/pdf/DCNG-info-sheet.jsp}

iPath® Pure Beta Crude Oil ETN (OLEM)

{http://ipathetn.com/pdf/OLEM-info-sheet.jsp}

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

{http://ipathetn.com/pdf/gaz-info-sheet.pdf}

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

{http://ipathetn.com/pdf/oil-info-sheet.pdf}

Industrial Metals

iPath® Pure Beta Aluminum ETN (FOIL)

{http://ipathetn.com/pdf/FOIL-info-sheet.jsp}

iPath® Pure Beta Copper ETN (CUPM)

{http://ipathetn.com/pdf/CUPM-info-sheet.jsp}

iPath® Pure Beta Lead ETN (LEDD)

{http://ipathetn.com/pdf/LEDD-info-sheet.jsp}

iPath® Pure Beta Nickel ETN (NINI)

{http://ipathetn.com/pdf/NINI-info-sheet.jsp}

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

{http://ipathetn.com/pdf/jju-info-sheet.pdf}

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN (JJC)

{http://ipathetn.com/pdf/jjc-info-sheet.pdf}

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

{http://ipathetn.com/pdf/ld-info-sheet.pdf}

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

{http://ipathetn.com/pdf/jjn-info-sheet.pdf}

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN (JJT)

{http://ipathetn.com/pdf/jjt-info-sheet.pdf}

Precious Metals

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

{http://ipathetn.com/pdf/pgm-info-sheet.pdf}

Softs

iPath® Pure Beta Cocoa ETN (CHOC)

{http://ipathetn.com/pdf/CHOC-info-sheet .jsp}

iPath® Pure Beta Coffee ETN (CAFE)

{http://ipathetn.com/pdf/CAFE-info-sheet.jsp}

iPath® Pure Beta Cotton ETN (CTNN)

{http://ipathetn.com/pdf/CTNN-info-sheet.jsp}

iPath® Pure Beta Sugar ETN (SGAR)

{http://ipathetn.com/pdf/SGAR-info-sheet.jsp}

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

{http://ipathetn.com/pdf/nib-info-sheet.pdf}

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

{http://ipathetn.com/pdf/jo-info-sheet.pdf}

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

{http://ipathetn.com/pdf/bal-info-sheet.pdf}

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

{http://ipathetn.com/pdf/sgg-info-sheet.pdf}

+ iPath Currency ETNs

iPath® EUR/USD Exchange Rate ETN (ERO)

{http://ipathetn.com/pdf/ero-info-sheet.pdf}

iPath® GBP/USD Exchange Rate ETN (GBB)

{http://ipathetn.com/pdf/gbb-info-sheet.pdf}

iPath® JPY/USD Exchange Rate ETN (JYN)

{http://ipathetn.com/pdf/jyn-info-sheet.pdf}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/pdf/ici-info-sheet.pdf}

+ iPath Emerging Market ETNs

iPath® MSCI India IndexSM ETN (INP)

{http://ipathetn.com/pdf/inp-info-sheet.pdf}

+iPath Fixed Income ETNs

iPath® US Treasury Steepener ETN (STPP)

{http://ipathetn.com/pdf/STPP-info-sheet.pdf}

iPath® US Treasury Flattener ETN (FLAT)

{http://ipathetn.com/pdf/FLAT-info-sheet.pdf}

iPath® US Treasury 2-year Bull ETN (DTUL)

{http://ipathetn.com/pdf/DTUL-info-sheet.pdf}

iPath® US Treasury 2-year Bear ETN (DTUS)

{http://ipathetn.com/pdf/DTUS-info-sheet.pdf}

iPath® US Treasury 10-year Bull ETN (DTYL)

{http://ipathetn.com/pdf/DTYL-info-sheet.pdf}

iPath® US Treasury 10-year Bear ETN (DTYS)

{http://ipathetn.com/pdf/DTYS-info-sheet.pdf}

iPath® US Treasury Long Bond Bull ETN (DLBL)

{http://ipathetn.com/pdf/DLBL-info-sheet.pdf}

iPath® US Treasury Long Bond Bear ETN (DLBS)

{http://ipathetn.com/pdf/DLBS-info-sheet.pdf}

+iPath Leveraged ETNs

+Domestic Equity >

+Large Cap >

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

{http://ipathetn.com/pdf/ROLA-info-sheet.pdf}

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

{http://ipathetn.com/pdf/ROSA-info-sheet.pdf}

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

{http://ipathetn.com/pdf/SFLA-info-sheet.pdf}

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

{http://ipathetn.com/pdf/SFSA-info-sheet.pdf}

+Small Cap >

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

{http://ipathetn.com/pdf/RTLA-info-sheet.pdf}

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

{http://ipathetn.com/pdf/RTSA-info-sheet.pdf}

+International Equity >

+Developed Markets >

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

{http://ipathetn.com/pdf/MFLA-info-sheet.pdf}

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

{http://ipathetn.com/pdf/MFSA-info-sheet.pdf}

+Emerging Markets >

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

{http://ipathetn.com/pdf/EMLB-info-sheet.pdf}

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

{http://ipathetn.com/pdf/EMSA-info-sheet.pdf}

+ iPath Strategy ETNs

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

{http://ipathetn.com/pdf/bwv-info-sheet.pdf}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/pdf/ici-info-sheet.pdf}

Category Basics>>

[Temporarily removed]

+ Alternatives

Basics of Carbon Emissions

{http://ipathetn.com/pdf/GRN-basics.pdf}

Barclays Capital Global Carbon Index Guide

{http://ipathetn.com/pdf/GRN-index-guide.pdf}

[END Temporarily removed]

+ Commodities

Using Commodities to Diversify

{http://ipathetn.com/pdf/diversify.pdf}

Basics of Commodities

{http://ipathetn.com/pdf/commodities_basics.pdf}

Periodic Returns Table

{http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

The Basics of iPath Pure Beta Commodity ETNs

{http://ipathetn.com/pdf/pure_beta_basics.pdf}

+ Currencies

Basics of Currencies

{http://ipathetn.com/pdf/Currency_Basics.pdf}

ICI Product Strategy Brief

{http://ipathetn.com/pdf/ici-strategy-brief.pdf}

[Temporarily removed]

+ Emerging Markets

Basics of India

{http://ipathetn.com/pdf/india-basics.pdf}

Case for India

{http://ipathetn.com/pdf/Case_for_India.pdf}

[END Temporarily removed]

+ Fixed Income

Basics of Yield Curve Strategies

{http://ipathetn.com/pdf/yieldcurve_strategies.pdf}

+ Leveraged

Basics of iPath Leveraged

{http://ipathetn.com/pdf/leveraged_mechanics.pdf}

+ Strategies

ICI Product Strategy Brief

{http://ipathetn.com/pdf/ici-strategy-brief.pdf}

ETN Information >>

(PDF Icon) Frequently Asked Questions {http://ipathetn.com/pdf/iPath-FAQs.pdf}

(PDF Icon) iPath Product List {http://ipathetn.com/pdf/ipath-product-list.pdf}

(PDF Icon) iPath Trading Strategy Report {http://ipathetn.com/pdf/US_iPath_Trading_Strategy_Report.pdf}

(PDF Icon) iPath Tax FAQs {http://ipathetn.com/pdf/iPath-Tax-FAQs.pdf}

(PDF Icon) iPath Splits and Reverse Splits FAQs {http://ipathetn.com/pdf/iPath-Tax-FAQs.pdf}

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END INVESTOR MATERIALS SECTION

PRODUCT PAGES

BCM

-Commodities-Broad-

http://ipathetn.com/BCM-overview.jsp

[Header]

iPath® Pure Beta Broad Commodity ETN (BCM)

[Body]

The iPath® Pure Beta Broad Commodity ETN is linked to the Barclays Capital Commodity Index Pure Beta TR (the “Index”) and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index, while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition, the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Index Components | Sector Weightings	(Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/bcm-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/bcm-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/bcm-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	BCM	Bloomberg Index Ticker	BCC1C1PT
Intraday Indicative Value Ticker	BCM.IV	CUSIP	06740P114
Bloomberg ETN Keystroke	BCM<EQUITY><GO>	Inception Date	04/20/2011
		Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/bcm-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index TR(SM)	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Crude Oil Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, Dow Jones, UBS Securities LLC, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX-XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular

iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab] (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Broad Commodity ETN (BCM)

[Body]

The iPath® Pure Beta Broad Commodity ETN is linked to the Barclays Capital Commodity Index Pure Beta TR (the “Index”) and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index, while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition, the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

iPath® Pure Beta Broad Commodity ETN—Components (as of xx/xx/xxxx)
Commodity>	Ticker>	Ref. Price Dollar Weight >	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: As of XX/XX/XX. Source: Barclays Capital, NYM–NYMEX Division New York Mercantile Exchange, CBT–Chicago Board of Trade, CME–Chicago Mercantile Exchange, LME–London Metal Exchange, CMX–COMEX Division–New York Mercantile Exchange, NYF-ICE Futures U.S.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab] (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Broad Commodity ETN (BCM)

[Body]

The iPath® Pure Beta Broad Commodity ETN is linked to the Barclays Capital Commodity Index Pure Beta TR (the “Index”) and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index, while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition, the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - BCM

PRODUCT PAGES - SBV

http://ipathetn.com/SBV-overview.jsp

[Header]

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

The iPath® Pure Beta S&P GSCI®-Weighted ETN is linked to the Barclays Capital Pure Beta Series-2 TR Index (the “Index”) and is designed to provide exposure to the returns potentially available through an unleveraged investment in futures contracts on the physical commodities comprising the S&P GSCI® Total Return Index (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology. The Barclays Capital Pure Beta Series 2 Methodology is not applied to certain precious metals commodities, and with respect to those commodities, the Index will roll monthly in accordance with the Reference Index’s pre-determined roll schedule.

The commodities represented in the Index are rebalanced monthly according to the weightings within the Reference Index; however, the weightings fluctuate between rebalancings due to changes in market prices.

In addition the Index reflects the Treasury Bill rate of interest that could be earned on cash collateral invested in specified Treasury Bills

[Tabs]

Overview | Index Components | Sector Weightings (Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/sbv-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/sbv-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/sbv-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/sbv-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	SBV	Bloomberg Index Ticker	BCC2C1PT
Intraday Indicative Value Ticker	SBV.IV	CUSIP	06740P122

Bloomberg ETN Keystroke	SBV<EQUITY><GO>	Inception Date	04/20/2011
		Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/11.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/sbv-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Pure Beta Series-2 TR Index	X.XX
S&P GSCI® Total Return Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Crude Oil Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, Down Jones,UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX-XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus.

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]            (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

The iPath® Pure Beta S&P GSCI®-Weighted ETN is linked to the Barclays Capital Pure Beta Series-2 TR Index (the “Index”) and is designed to provide exposure to the returns potentially available through an unleveraged investment in futures contracts on the physical commodities comprising the S&P GSCI® Total Return Index (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology. The Barclays Capital Pure Beta Series 2 Methodology is not applied to certain precious metals commodities, and with respect to those commodities, the Index will roll monthly in accordance with the Reference Index’s pre-determined roll schedule.

The commodities represented in the Index are rebalanced monthly according to the weightings within the Reference Index; however, the weightings fluctuate between rebalancings due to changes in market prices.

In addition the Index reflects the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

iPath® Pure Beta S&P GSCI®-Weighted ETN—Components (as of xx/xx/xxxx)
Commodity>	Ticker>	Ref. Price Dollar Weight >	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: Barclays Capital, S&P Goldman Sachs. NYM-NYMEX Division New York Mercantile Exchange, PE-International Petroleum Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), KBT-Kansas City Board of Trade, CSC-Coffee, Sugar and Cocoa Exchange.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab] (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

The iPath® Pure Beta S&P GSCI®-Weighted ETN is linked to the Barclays Capital Pure Beta Series-2 TR Index (the “Index”) and is designed to provide exposure to the returns potentially available through an unleveraged investment in futures contracts on the physical commodities comprising the S&P GSCI® Total Return Index (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology. The Barclays Capital Pure Beta Series 2 Methodology is not applied to certain precious metals commodities, and with respect to those commodities, the Index will roll monthly in accordance with the Reference Index’s pre-determined roll schedule.

The commodities represented in the Index are rebalanced monthly according to the weightings within the Reference Index; however, the weightings fluctuate between rebalancings due to changes in market prices.

In addition the Index reflects the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

(Pie Chart)

Source: Barcalys Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - SBV

PRODUCT PAGES - ONG

-Commodities -Sector-

http://ipathetn.com/ONG-overview.jsp

[Header]

iPath® Pure Beta Energy ETN (ONG)

[Body]

The iPath® Pure Beta Energy ETN is linked to the Barclays Capital Commodity Index Energy Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on energy commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/ONG-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/ONG-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Capital. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/ONG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	ONG	Bloomberg Index Ticker	BCC1ENPT
Intraday Indicative Value Ticker	ONG.IV	CUSIP	06740P312
Bloomberg ETN Keystroke	ONG<EQUITY><GO>	Inception Date	04/20/2011
		Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/ONG-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Energy Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Energy Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of the Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]            (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Energy ETN (ONG)

[Body]

The iPath® Pure Beta Energy ETN is linked to the Barclays Capital Commodity Index Energy Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on energy commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - ONG

PRODUCT PAGES - DIRT

-Commodities -Sector-

http://ipathetn.com/DIRT-overview.jsp

[Header]

iPath® Pure Beta Agriculture ETN (DIRT)

[Body]

The iPath® Pure Beta Agriculture ETN is linked to the Barclays Capital Commodity Index Agriculture Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in nine futures contracts on agricultural commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings	(Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/DIRT-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/DIRT-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx

Market Capitalization*	xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/DIRT-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	DIRT	Bloomberg Index Ticker	BCC1AGPT
Intraday Indicative Value Ticker	DIRT.IV	CUSIP	06740P262
Bloomberg ETN Keystroke	DIRT<EQUITY><GO>	Inception Date	04/20/2011
		Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/DIRT-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Agriculture Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]             (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Agriculture ETN (DIRT)

[Body]

The iPath® Pure Beta Agriculture ETN is linked to the Barclays Capital Commodity Index Agriculture Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in nine futures contracts on agricultural commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DIRT

PRODUCT PAGES - WEET

-Commodities -Sector-

http://ipathetn.com/WEET-overview.jsp

[Header]

iPath® Pure Beta Grains ETN (WEET)

[Body]

The iPath® Pure Beta Grains ETN is linked to the Barclays Capital Commodity Index Grains & Oilseeds Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on grain and oilseed commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings	(Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/WEET-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/WEET-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/WEET-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	WEET	Bloomberg Index Ticker	BCC1GRPT
Intraday Indicative Value Ticker	WEET.IV	CUSIP	06740P270
Bloomberg ETN Keystroke	WEET<EQUITY><GO>	Inception Date	04/20/2011
		Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/WEET-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Grains & Oilseeds Pure Beta TR	X.XX
Dow Jones-UBS Agriculture Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]            (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Grains ETN (WEET)

[Body]

The iPath® Pure Beta Grains ETN is linked to the Barclays Capital Commodity Index Grains & Oilseeds Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on grain and oilseed commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology. In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - WEET

PRODUCT PAGES - GRWN

-Commodities -Sector-

http://ipathetn.com/GRWN-overview.jsp

[Header]

iPath® Pure Beta Softs ETN (GRWN)

[Body] The iPath® Pure Beta Softs ETN is linked to the Barclays Capital Commodity Index Softs Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in three futures contracts on soft commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings            (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/GRWN-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/GRWN-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/GRWN-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	GRWN	Bloomberg Index Ticker	BCC1SFPT
Intraday Indicative Value Ticker	GRWN.IV	CUSIP	06740P288
Bloomberg ETN Keystroke	GRWN<EQUITY><GO>	Inception Date	04/20/2011
		Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/GRWN-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Softs Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]             (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Softs ETN (GRWN)

[Body]

The iPath® Pure Beta Softs ETN is linked to the Barclays Capital Commodity Index Softs Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in three futures contracts on soft commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - GRWN

PRODUCT PAGES – HEVY

-Commodities -Sector-

http://ipathetn.com/HEVY-overview.jsp

[Header]

iPath® Pure Beta Industrial Metals ETN (HEVY)

[Body]

The iPath® Pure Beta Industrial Metals ETN is linked to the Barclays Capital Commodity Index Industrial Metals Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in futures contracts on industrial metal commodities. The Index is currently composed of five futures contracts on industrial metals, four of which (aluminium, nickel, copper and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings              (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/HEVY-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/HEVY-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/HEVY-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	HEVY	Bloomberg Index Ticker	BCC1IMPT
Intraday Indicative Value Ticker	HEVY.IV	CUSIP	06740P296
Bloomberg ETN Keystroke	HEVY<EQUITY><GO>	Inception Date	4/20/2011
		Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/HEVY-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Industrial Metals Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]              (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Industrial Metals ETN (HEVY)

[Body]

The iPath® Pure Beta Industrial Metals ETN is linked to the Barclays Capital Commodity Index Industrial Metals Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in futures contracts on industrial metal commodities. The Index is currently composed of five futures contracts on industrial metals, four of which (aluminium, nickel, copper and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - HEVY

PRODUCT PAGES - BLNG

-Commodities -Sector-

http://ipathetn.com/BLNG-overview.jsp

[Header]

iPath® Pure Beta Precious Metals ETN (BLNG)

[Body]

The iPath® Pure Beta Precious Metals ETN is linked to the Barclays Capital Commodity Index Precious Metals Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on precious metal commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings             (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/BLNG-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/BLNG-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/BLNG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	BLNG	Bloomberg Index Ticker	BCC1PMPT
Intraday Indicative Value Ticker	BLNG.IV	CUSIP	06740P338
Bloomberg ETN Keystroke	BLNG<EQUITY><GO>	Inception Date	4/20/2011
		Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/BLNG-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Precious Metals Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative

Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab] (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Precious Metals ETN (BLNG)

[Body]

The iPath® Pure Beta Precious Metals ETN is linked to the Barclays Capital Commodity Index Precious Metals Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on precious metal commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - BLNG

PRODUCT PAGES - LSTK

-Commodities -Sector-

http://ipathetn.com/LSTK-overview.jsp

[Header]

iPath® Pure Beta Livestock ETN (LSTK)

[Body]

The iPath® Pure Beta Livestock ETN is linked to the Barclays Capital Commodity Index Livestock Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on livestock commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings              (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/LSTK-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/LSTK-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/COW-overview.jsp#indicative_value})

* Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	LSTK	Bloomberg Index Ticker	BCC1LSPT
Intraday Indicative Value Ticker	LSTK.IV	CUSIP	06740P320
Bloomberg ETN Keystroke	LSTK<EQUITY><GO>	Inception Date	4/20/2011
		Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.

Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.

iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/LSTK-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Livestock Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular

iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab] (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Livestock ETN (LSTK)

[Body]

The iPath® Pure Beta Livestock ETN is linked to the Barclays Capital Commodity Index Livestock Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on livestock commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - LSTK

PRODUCT PAGES - DCNG

-Commodities-Single Commodities-

http://www.ipathetn.com/DCNG-overview.jsp

[Header]

iPath® Seasonal Natural Gas ETN (DCNG)

[Body]

The iPath® Seasonal Natural Gas ETN is linked to the Barclays Capital Natural Gas Seasonal TR Index (the “Index”). The Index reflects the returns that are potentially available by maintaining an unleveraged investment in a rolling position in Henry Hub Natural Gas futures contracts plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index is composed of a single contract that expires in December and rolls annually. In October of each year the Index closes out its position in the current year’s December contract and rolls into a Natural Gas futures contract expiring in December of the next calendar year.

[Tab]

Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DCNG-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/DCNG-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/DCNG-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/DCNG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	DCNG	Bloomberg Index Ticker	BCC2NGST
Intraday Indicative Value Ticker	DCNG.IV	CUSIP	06740P239
Bloomberg ETN Keystroke	DCNG<EQUITY><GO>	Inception Date	4/20/2011
		Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DCNG-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Natural Gas Seasonal TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Energy Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DCNG

PRODUCT PAGES - OLEM

-Commodities-Single Commodities-

http://www.ipathetn.com/OLEM-overview.jsp

[Header]

iPath® Pure Beta Crude Oil ETN (OLEM)

[Body]

The iPath® Pure Beta Crude Oil ETN is linked to the Barclays Capital WTI Crude Oil Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Crude Oil markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab]

Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/OLEM-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/OLEM-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/OLEM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	OLEM	Bloomberg Index Ticker	BCC2CLPT
Intraday Indicative Value Ticker	OLEM.IV	CUSIP	06740P221
Bloomberg ETN Keystroke	OLEM<EQUITY><GO>	Inception Date	4/20/2011
		Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/OLEM-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital WTI Crude Oil Pure Beta TR Index	X.XX
S&P GSCI® Total Return Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
Dow Jones U.S. Oil & Gas Index	X.XX
S&P North American Natural Resources Sector Index™	X.XX
S&P Global Energy Sector Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - OLEM

PRODUCT PAGES - CHOC

-Commodities-Single Commodities-

http://www.ipathetn.com/CHOC-overview.jsp

[Header]

iPath® Pure Beta Cocoa ETN (CHOC)

[Body]

The iPath® Pure Beta Cocoa ETN is linked to the Barclays Capital Cocoa Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Cocoa markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview            (Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/CHOC-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/CHOC-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/CHOC-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CHOC	Bloomberg Index Ticker	BCC2CCPT
Intraday Indicative Value Ticker	CHOC.IV	CUSIP	06740P 130
Bloomberg ETN Keystroke	CHOC<EQUITY><GO>	Inception Date	4/20/2011
		Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/CHOC-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Cocoa Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - CHOC

PRODUCT PAGES - CAFE

-Commodities-Single Commodities-

http://www.ipathetn.com/CAFE-overview.jsp

[Header]

iPath® Pure Beta Coffee ETN (CAFE)

[Body]

The iPath® Pure Beta Coffee ETN is linked to the Barclays Capital Coffee Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Coffee markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab]

Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/CAFE-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/CAFE-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/JO-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CAFE	Bloomberg Index Ticker	BCC2KCPT
Intraday Indicative Value Ticker	CAFE.IV	CUSIP	06740P148
Bloomberg ETN Keystroke	CAFE <EQUITY><GO>	Inception Date	4/20/2011
		Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/CAFE-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Coffee Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - CAFE

PRODUCT PAGES - CTNN

-Commodities-Single Commodities-

http://www.ipathetn.com/CTNN-overview.jsp

[Header]

iPath® Pure Beta Cotton ETN (CTNN)

[Body]

The iPath® Pure Beta Cotton ETN is linked to the Barclays Capital Cotton Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Cotton markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview            (Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/CTNN-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/CTNN-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/CTNN-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CTNN	Bloomberg Index Ticker	BCC2CTPT
Intraday Indicative Value Ticker	CTNN.IV	CUSIP	06740P155
Bloomberg ETN Keystroke	CTNN <EQUITY><GO>	Inception Date	4/20/2011
		Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/CTNN-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Cotton Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - CTNN

PRODUCT PAGES - SGAR

-Commodities-Single Commodities-

http://www.ipathetn.com/SGAR-overview.jsp

[Header]

iPath® Pure Beta Sugar ETN (SGAR)

[Body]

The iPath® Pure Beta Sugar ETN is linked to the Barclays Capital Sugar Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Sugar markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab]

Overview              (Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/SGAR-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/SGAR-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/SGAR-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	SGAR	Bloomberg Index Ticker	BCC2SBPT
Intraday Indicative Value Ticker	SGAR.IV	CUSIP	06740P163
Bloomberg ETN Keystroke	SGAR <EQUITY><GO>	Inception Date	4/20/2011
		Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/SGAR-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Sugar Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - SGAR

PRODUCT PAGES - FOIL

-Commodities-Single Commodities-

http://www.ipathetn.com/FOIL-overview.jsp

[Header]

iPath® Pure Beta Aluminum ETN (FOIL)

[Body]

The iPath® Pure Beta Aluminum ETN is linked to the Barclays Capital Aluminum Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Aluminum markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview            (Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/FOIL-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/FOIL-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/FOIL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	FOIL	Bloomberg Index Ticker	BCC2LAPT
Intraday Indicative Value Ticker	FOIL.IV	CUSIP	06740P171
Bloomberg ETN Keystroke	FOIL<EQUITY><GO>	Inception Date	4/20/2011
		Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/FOIL-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Aluminum Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX-XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor - Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads.

Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a "futures execution cost" will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - FOIL

PRODUCT PAGES - CUPM

-Commodities-Single Commodities-

http://www.ipathetn.com/CUPM-overview.jsp

[Header]

iPath® Pure Beta Copper ETN (CUPM)

[Body]

The iPath® Pure Beta Copper ETN is linked to the Barclays Capital Copper Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Copper markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/CUPM-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/CUPM-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The "Daily Indicative value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/CUPM-overview.jsp#indicative_value})

* Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CUPM	Bloomberg Index Ticker	BCC2LPPT
Intraday Indicative Value Ticker	CUPM.IV	CUSIP	06740P189
Bloomberg ETN Keystroke	CUPM<EQUITY><GO>	Inception Date	4/20/2011
		Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/CUPM-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Copper Pure Beta TR Index	X.XX
Dow Jones-UBS Industrial Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX-XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor - Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - CUPM

PRODUCT PAGES - LEDD

-Commodities-Single Commodities-

http://www.ipathetn.com/LEDD-overview.jsp

[Header]

iPath® Pure Beta Lead ETN (LEDD)

[Body]

The iPath® Pure Beta Lead ETN is linked to the Barclays Capital Lead Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Lead markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview                                                                                              (Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/LEDD-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/LEDD-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx

Market Capitalization*	xx,xxx,xxx

†	Source: Barclays Bank PLC. The "Daily Indicative value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/LEDD-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	LEDD	Bloomberg Index Ticker	BCC2LLPT
Intraday Indicative Value Ticker	LEDD.IV	CUSIP	06740P197
Bloomberg ETN Keystroke	LEDD<EQUITY><GO>	Inception Date	4/20/2011
		Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/LEDD-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Lead Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX-XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor - Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - LEDD

PRODUCT PAGES - NINI

-Commodities-Single Commodities-

http://www.ipathetn.com/NINI-overview.jsp

[Header]

iPath® Pure Beta Nickel ETN (NINI)

[Body]

The iPath® Pure Beta Nickel ETN is linked to the Barclays Capital Nickel Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Nickel markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/pb-single-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/NINI-info-sheet.pdf}

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/pdf/pure_beta_basics.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/NINI-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/NINI-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	NINI	Bloomberg Index Ticker	BCC2LNPT
Intraday Indicative Value Ticker	NINI.IV	CUSIP	06740P213
Bloomberg ETN Keystroke	NINI <EQUITY><GO>	Inception Date	4/20/2011
		Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/NINI-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Nickel Pure Beta TR Index	X.XX
Dow Jones-UBS Industrial Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX-XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor - Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - NINI

DJP

-Commodities-Broad-

http://ipathetn.com/DJP-overview.jsp

[Header]

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

[Body]

The iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN is linked to the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The commodities represented in the Dow Jones-UBS Commodity Index Total ReturnSM are rebalanced annually; however, the weightings fluctuate between rebalancings due to changes in market prices.

[Tabs]

Overview |Index Components| Sector Weightings	(Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/djp-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/DJP-overview.jsp#indicative_returns}

Jump to: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The "Daily Indicative value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DJP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	DJP	Bloomberg Index Ticker	DJUBSTR
Intraday Indicative Value Ticker	DJP.IV	CUSIP	06738C778
Bloomberg ETN Keystroke	DJP<EQUITY><GO>	Inception Date	06/06/2006
		Maturity Date	06/12/2036

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/DJP-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Crude Oil Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]                                     (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

[Body]

The iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN is linked to the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The commodities represented in the Dow Jones-UBS Commodity Index Total ReturnSM are rebalanced annually; however, the weightings fluctuate between rebalancings due to changes in market prices.

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN—Components (as of xx/xx/xxxx)
Commodity>	Ticker>	Ref. Price Dollar Weight >	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: Dow Jones Indexes, UBS Securities LLC, NYM-NYMEX Division New York Mercantile Exchange, CBT- Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), CSC-Coffee, Sugar and Cocoa Exchange.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab] (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN

[Body]

The iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN is linked to the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The commodities represented in the Dow Jones-UBS Commodity Index Total ReturnSM are rebalanced annually; however, the weightings fluctuate between rebalancings due to changes in market prices.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DJP

PRODUCT PAGES - GSP

http://ipathetn.com/GSP-overview.jsp

[Header]

iPath® S&P GSCI® Total Return Index ETN (GSP)

The iPath® S&P GSCI® Total Return Index ETN is linked to the S&P GSCI® Total Return Index and provides you with exposure to the returns potentially available through an unleveraged investment in the contracts comprising the S&P GSCI® plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

[Tabs]

Overview | Index Components | Sector Weightings                (Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/gsp-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/gsp-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/gsp-overview.jsp#indicative_returns}

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/GSP-overview.jsp#indicative_value})

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	GSP	Bloomberg Index Ticker	SPGSCITR

Intraday Indicative Value Ticker	GSP.IV	CUSIP	06738C794
Bloomberg ETN Keystroke	GSP<EQUITY><GO>	Inception Date	06/06/2006
		Maturity Date	06/12/2036

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/10.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/GSP-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P GSCI® Total Return Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Crude Oil Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]            (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® S&P GSCI® Total Return Index ETN

The iPath® S&P GSCI® Total Return Index ETN is linked to the S&P GSCI® Total Return Index and provides you with exposure to the returns potentially available through an unleveraged investment in the contracts comprising the S&P GSCI® plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

iPath® S&P GSCI® Total Return Index ETN—Components (as of xx/xx/xxxx)
Commodity>	Ticker>	Ref. Price Dollar Weight >	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: S&P Goldman Sachs. NYM-NYMEX Division New York Mercantile Exchange, PE-International Petroleum Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), KBT-Kansas City Board of Trade, CSC-Coffee, Sugar and Cocoa Exchange.

S&P GSCITM, S&P GSCITM Index, S&P GSCITM Total Return Index, S&P GSCITM Crude Oil Total Return Index and S&P GSCITM Commodity Index are trademarks or service marks of Standard & Poor's and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCITM or any of its sub-indexes to track general commodity market performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]            (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® S&P GSCI® Total Return Index ETN (GSP)

The iPath® S&P GSCI® Total Return Index ETN is linked to the S&P GSCI® Total Return Index and provides you with exposure to the returns potentially available through an unleveraged investment in the contracts comprising the S&P GSCI® plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

(Pie Chart)

S&P GSCITM, S&P GSCITM Index, S&P GSCITM Total Return Index, S&P GSCITM Crude Oil Total Return Index and S&P GSCITM Commodity Index are trademarks or service marks of Standard & Poor's and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCITM or any of its sub-indexes to track general commodity market performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - GSP

PRODUCT PAGES - JJE

-Commodities -Sector-

http://ipathetn.com/JJE-overview.jsp

[Header]

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

[Body]

The Dow Jones-UBS Energy Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of four energy-related commodities contracts (crude oil, heating oil, natural gas and unleaded gasoline) traded on U.S. exchanges.

[Tabs]

Overview | Sector Weightings                                         (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf }

(pdf icon) Info Sheet {http://ipathetn.com/pdf/jje-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/jje-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The "Daily Indicative value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/jje-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJE	Bloomberg Index Ticker	DJUBENTR
Intraday Indicative Value Ticker	JJE.IV	CUSIP	06739H750
Bloomberg ETN Keystroke	JJE<EQUITY><GO>	Inception Date	10/23/2007
		Maturity Date	10/22/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/JJE-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Energy Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Energy Index	X.XX

S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday "indicative value" meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                                             (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

[Body]

The Dow Jones-UBS Energy Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of four energy-related commodities contracts (crude oil, heating oil, natural gas and unleaded gasoline) traded on U.S. exchanges.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJE

PRODUCT PAGES - JJA

-Commodities -Sector-

http://ipathetn.com/JJA-overview.jsp

[Header]

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

The Dow Jones-UBS Agriculture Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of seven futures contracts on agricultural commodities traded on U.S. exchanges.

[Tabs]

Overview | Sector Weightings                                                             (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/jja-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/jja-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx

Shares Outstanding	xx,xxx,xxx
Market Capitalization*	xx,xxx,xxx

†	Source: Barclays Bank PLC. The "Daily Indicative value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/JJA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJA	Bloomberg Index Ticker	DJUBAGTR
Intraday Indicative Value Ticker	JJA.IV	CUSIP	06739H206
Bloomberg ETN Keystroke	JJA<EQUITY><GO>	Inception Date	10/23/2007
		Maturity Date	10/22/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/JJA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Agriculture Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.
Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                                                 Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

[Body]

The Dow Jones-UBS Agriculture Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of seven futures contracts on agricultural commodities traded on U.S. exchanges.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJA

PRODUCT PAGES - JJG

-Commodities -Sector-

http://ipathetn.com/JJG-overview.jsp

[Header]

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

[Body]

The Dow Jones-UBS Grains Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of three futures contracts on grains traded on U.S. exchanges.

[Tabs]

Overview | Sector Weightings                                                             (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/jjg-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/jjg-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The "Daily Indicative value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/JJG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$xx.xx	High	$xx.xx
Net Change	$x.xx	Low	$xx.xx
% Change	x.xx%	Volume	xxx,xxx
		20-Day Volume Average	xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJG	Bloomberg Index Ticker	DJUBGRTR
Intraday Indicative Value Ticker	JJG.IV	CUSIP	06739H305
Bloomberg ETN Keystroke	JJG<EQUITY><GO>	Inception Date	10/23/2007
		Maturity Date	10/22/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/JJG-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Grains Subindex Total ReturnSM	X.XX
Dow Jones-UBS Agriculture Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday "indicative value" meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                                             Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

[Body]

The Dow Jones-UBS Grains Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of three futures contracts on grains traded on U.S. exchanges.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJG

PRODUCT PAGES - JJS

-Commodities -Sector-

http://ipathetn.com/JJS-overview.jsp

[Header]

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

[Body]

The Dow Jones-UBS Softs Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Softs Subindex Total ReturnSM is a multiple-commodity sub-index consisting of the contracts included in the Dow Jones-UBS Commodity Index Total ReturnSM related to soft products. Contracts for three commodities are currently included in the Dow Jones-UBS Softs Subindex Total ReturnSM: coffee, cotton and sugar.

[Tabs]

Overview | Sector Weightings            (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/jjs-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/jjs-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/JJS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJS	Bloomberg Index Ticker	DJUBSOTR
Intraday Indicative Value Ticker	JJS.IV	CUSIP	06739H230
Bloomberg ETN Keystroke	JJS<EQUITY><GO>	Inception Date	06/24/2008
		Maturity Date	06/24/2038

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/JJS-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Softs Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                                                 Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

[Body]

The Dow Jones-UBS Softs Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Softs Subindex Total ReturnSM is a multiple-commodity sub-index consisting of the contracts included in the Dow Jones-UBS Commodity Index Total ReturnSM related to soft products. Contracts for three commodities are currently included in the Dow Jones-UBS Softs Subindex Total ReturnSM: coffee, cotton and sugar.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJS

PRODUCT PAGES - JJM

-Commodities -Sector-

http://ipathetn.com/JJM-overview.jsp

[Header]

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

[Body]

The Dow Jones-UBS Industrial Metals Subindex Total ReturnSM Index is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of four futures contracts on industrial metals, three of which (aluminum, nickel and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange.

[Tabs]

Overview | Sector Weightings                                                             (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/jjm-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/jjm-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/JJM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹

Ticker	JJM	Bloomberg Index Ticker	DJUBINTR
Intraday Indicative Value Ticker	JJM.IV	CUSIP	06738G407
Bloomberg ETN Keystroke	JJM<EQUITY><GO>	Inception Date	10/23/2007
		Maturity Date	10/22/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/JJM-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Industrial Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                                              Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones- UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

[Body]

The Dow Jones- UBS Industrial Metals Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of four futures contracts on industrial metals, three of which (aluminum, nickel and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJM

PRODUCT PAGES - JJP

-Commodities -Sector-

http://ipathetn.com/JJP-overview.jsp

[Header]

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

[Body]

The Dow Jones-UBS Precious Metals Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Precious Metals Subindex Total ReturnSM is a multiple-commodity sub-index consisting of the contracts included in the Dow Jones-UBS Commodity Index Total ReturnSM related to precious metals. Contracts for two commodities are currently included in the Dow Jones-UBS Precious Metals Subindex Total ReturnSM: gold and silver.

[Tabs]

Overview | Sector Weightings                                                             (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/jjp-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/jjp-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The "Daily Indicative value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/JJP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJP	Bloomberg Index Ticker	DJUBPRTR
Intraday Indicative Value Ticker	JJP.IV	CUSIP	06739H248

Bloomberg ETN Keystroke	JJP<EQUITY><GO>	Inception Date	06/24/2008
		Maturity Date	06/24/2038

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/JJP-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Precious Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                                              Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

[Body]

The Dow Jones-UBS Precious Metals Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Precious Metals Subindex Total ReturnSM is a multiple-commodity sub-index consisting of the contracts included in the Dow Jones-UBS Commodity Index Total ReturnSM related to precious metals. Contracts for two commodities are currently included in the Dow Jones-UBS Precious Metals Subindex Total ReturnSM: gold and silver.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJP

PRODUCT PAGES - COW

-Commodities -Sector-

http://ipathetn.com/COW-overview.jsp

[Header]

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

[Body]

The Dow Jones-UBS Livestock Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The index is currently composed of two livestock commodities contracts (lean hogs and live cattle) traded on U.S. exchanges.

[Tabs]

Overview | Sector Weightings                    (Excel icon) IV/Index History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/cow-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/cow-overview.jsp#indicative_returns}

Jump to:   Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/COW-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	COW	Bloomberg Index Ticker	DJUBLITR
Intraday Indicative Value Ticker	COW.IV	CUSIP	06739H743
Bloomberg ETN Keystroke	COW<EQUITY><GO>	Inception Date	10/23/2007
		Maturity Date	10/22/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/COW-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Livestock Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular

iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                                              Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

[Body]

The Dow Jones-UBS Livestock Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The index is currently composed of two livestock commodities contracts (lean hogs and live cattle) traded on U.S. exchanges.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - COW

PRODUCT PAGES - GAZ

-Commodities-Single Commodities-

http://www.ipathetn.com/GAZ-overview.jsp

[Header]

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

[Body]

The Dow Jones-UBS Natural Gas Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The index includes the contract in the Dow Jones-UBS Commodity Index Total ReturnSM that relates to a single commodity, natural gas (currently the Henry Hub Natural Gas futures contract traded on the NYMEX).

[Tab] Overview                                                              (Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/gaz-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/gaz-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/GAZ-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	GAZ	Bloomberg Index Ticker	DJUBNGTR
Intraday Indicative Value Ticker	GAZ.IV	CUSIP	06739H644
Bloomberg ETN Keystroke	GAZ<EQUITY><GO>	Inception Date	10/23/2007
		Maturity Date	10/22/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/GAZ-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Natural Gas Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Energy Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - GAZ

PRODUCT PAGES - OIL

-Commodities-Single Commodities-

http://www.ipathetn.com/OIL-overview.jsp

[Header]

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

[Body]

The iPath® S&P GSCI® Crude Oil Total Return Index ETN is a sub-index of the S&P GSCI® Commodity Index. The S&P GSCI® Crude Oil Total Return Index reflects the returns that are potentially available through an unleveraged investment in the West Texas Intermediate (WTI) crude oil futures contract plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/oil-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/oil-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/oil-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/OIL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹

Ticker	OIL	Bloomberg Index Ticker	SPGSCLTR
Intraday Indicative Value Ticker	OIL.IV	CUSIP	06738C786
Bloomberg ETN Keystroke	OIL<EQUITY><GO>	Inception Date	08/15/2006
		Maturity Date	08/14/2036

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/OIL-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P GSCI® Crude Oil Total Return Index	X.XX
S&P GSCI® Total Return Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
Dow Jones U.S. Oil & Gas Index	X.XX
S&P North American Natural Resources Sector Index™	X.XX
S&P Global Energy Sector Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/10) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - OIL

PRODUCT PAGES - NIB

-Commodities-Single Commodities-

http://www.ipathetn.com/NIB-overview.jsp

[Header]

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

[Body]

The Dow Jones-UBS Cocoa Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Cocoa Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of cocoa, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/nib-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/nib-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)

Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/NIB-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	NIB	Bloomberg Index Ticker	DJUBCCTR
Intraday Indicative Value Ticker	NIB.IV	CUSIP	06739H313
Bloomberg ETN Keystroke	NIB<EQUITY><GO>	Inception Date	06/24/2008
		Maturity Date	06/24/2038

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/NIB-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Cocoa Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - NIB

PRODUCT PAGES - JO

-Commodities-Single Commodities-

http://www.ipathetn.com/JO-overview.jsp

[Header]

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

[Body]

The Dow Jones-UBS Coffee Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Coffee Subindex Total ReturnSM is a single-

commodity sub-index currently consisting of one futures contract on the commodity of coffee, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/jo-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/JO-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/JO-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JO	Bloomberg Index Ticker	DJUBKCTR
Intraday Indicative Value Ticker	JO.IV	CUSIP	06739H297
Bloomberg ETN Keystroke	JO<EQUITY><GO>	Inception Date	06/24/2008
		Maturity Date	06/24/2038

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/JO-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Coffee Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JO

PRODUCT PAGES - BAL

-Commodities-Single Commodities-

http://www.ipathetn.com/BAL-overview.jsp

[Header]

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

[Body]

The Dow Jones-UBS Cotton Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Cotton Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of cotton, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/bal-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/BAL-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/BAL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges		NYSE Arca		Yearly Fee		0.75	%¹
Ticker		BAL		Bloomberg Index Ticker		DJUBCTTR
Intraday Indicative Value Ticker		BAL.IV		CUSIP		06739H271

Bloomberg ETN Keystroke	BAL<EQUITY><GO>	Inception Date	06/24/2008
		Maturity Date	06/24/2038

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/BAL-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Cotton Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹ The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - BAL

PRODUCT PAGES - SGG

-Commodities-Single Commodities-

http://www.ipathetn.com/SGG-overview.jsp

[Header]

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

[Body]

The Dow Jones-UBS Sugar Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Sugar Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of sugar, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/sgg-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/SGG-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/SGG-overview.jsp#indicative_value})

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	SGG	Bloomberg Index Ticker	DJUBSBTR
Intraday Indicative Value Ticker	SGG.IV	CUSIP	06739H214
Bloomberg ETN Keystroke	SGG<EQUITY><GO>	Inception Date	06/24/2008
		Maturity Date	06/24/2038

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/SGG-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Sugar Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - SGG

PRODUCT PAGES - JJU

-Commodities-Single Commodities-

http://www.ipathetn.com/JJU-overview.jsp

[Header]

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

[Body]

The Dow Jones-UBS Aluminum Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Aluminum Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of aluminum, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/jju-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/JJU-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/JJU-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJU	Bloomberg Index Ticker	DJUBALTR
Intraday Indicative Value Ticker	JJU.IV	CUSIP	06739H321
Bloomberg ETN Keystroke	JJU<EQUITY><GO>	Inception Date	06/24/2008
		Maturity Date	06/24/2038

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/JJU-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)

Dow Jones-UBS Aluminum Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJU

PRODUCT PAGES - JJC

-Commodities-Single Commodities-

http://www.ipathetn.com/JJC-overview.jsp

[Header]

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN (JJC)

[Body]

The Dow Jones-UBS Copper Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The index includes the contract in the Dow Jones-UBS Commodity Index Total ReturnSM that relates to a single commodity, copper (currently the Copper High Grade futures contract traded on the COMEX).

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/jjc-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/JJC-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/JJC-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJC	Bloomberg Index Ticker	DJUBHGTR
Intraday Indicative Value Ticker	JJC.IV	CUSIP	06739F101
Bloomberg ETN Keystroke	JJC<EQUITY><GO>	Inception Date	10/23/2007
		Maturity Date	10/22/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/JJC-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Copper Subindex Total ReturnSM	X.XX
Dow Jones-UBS Industrial Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (03/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJC

PRODUCT PAGES - LD

-Commodities-Single Commodities-

http://www.ipathetn.com/LD-overview.jsp

[Header]

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

[Body]

The Dow Jones-UBS Lead Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Lead Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of lead, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/ld-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/LD-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/LD-overview.jsp#indicative_value})

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	LD	Bloomberg Index Ticker	DJUBPBTR
Intraday Indicative Value Ticker	LD.IV	CUSIP	06739H263
Bloomberg ETN Keystroke	LD<EQUITY><GO>	Inception Date	06/24/2008
		Maturity Date	06/24/2038

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/LD-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Lead Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - LD

PRODUCT PAGES - JJN

-Commodities-Single Commodities-

http://www.ipathetn.com/JJN-overview.jsp

[Header]

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

[Body]

The Dow Jones-UBS Nickel Subindex Total ReturnSM is a sub-index of the Dow Jones-UBSSM Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The index includes the contract in the Dow Jones-UBS Commodity Index Total ReturnSM that relates to a single commodity - nickel (currently the Primary Nickel futures contract traded on the London Metal Exchange).

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/jjn-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/JJN-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

† Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/JJN-overview.jsp#indicative_value})

* Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJN	Bloomberg Index Ticker	DJUBNITR
Intraday Indicative Value Ticker	JJN.IV	CUSIP	06739F119
Bloomberg ETN Keystroke	JJN<EQUITY><GO>	Inception Date	10/23/2007
		Maturity Date	10/22/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/JJN-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Nickel Subindex Total ReturnSM	X.XX
Dow Jones-UBS Industrial Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the

Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJN

PRODUCT PAGES - JJT

-Commodities-Single Commodities-

http://www.ipathetn.com/JJT-overview.jsp

[Header]

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN (JJT)

[Body]

The Dow Jones-UBS Tin Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Tin Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of tin, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/jjt-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/JJT-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/JJT-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%¹
Ticker	JJT	Bloomberg Index Ticker	DJUBSNTR
Intraday Indicative Value Ticker	JJT.IV	CUSIP	06739H198
Bloomberg ETN Keystroke	JJT<EQUITY><GO>	Inception Date	06/24/2008

Maturity Date	06/24/2038

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/JJT-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Tin Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJT

PRODUCT PAGES - PGM

-Commodities-Single Commodities-

http://www.ipathetn.com/PGM-overview.jsp

[Header]

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

[Body]

The Dow Jones-UBS Platinum Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Platinum Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of platinum, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Excel icon) IV/Index History (Printer icon) Print This Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/pgm-info-sheet.pdf}

(pdf icon) Basics of Commodities {http://ipathetn.com/pdf/commodities_basics.pdf}

(pdf icon) Using Commodities to Diversify {http://ipathetn.com/pdf/diversify.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/PGM-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/PGM-overview.jsp#indicative_value})

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%¹
Ticker	PGM	Bloomberg Index Ticker	DJUBPLTR
Intraday Indicative Value Ticker	PGM.IV	CUSIP	06739H255
Bloomberg ETN Keystroke	PGM<EQUITY><GO>	Inception Date	06/24/2008
		Maturity Date	06/24/2038

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/PGM-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Platinum Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - PGM

PRODUCT PAGES - ERO

-Currencies-

http://ipathetn.com/ERO-overview.jsp

[Header]

iPath® EUR/USD Exchange Rate ETN (ERO)

[Body]

The EUR/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[Tabs]

Overview | Index Components	(Excel icon) IV/Index History (Printer icon) Print this Page
[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/ero-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/ero-info-sheet.pdf}

(pdf icon) Basics of Currencies {http://ipathetn.com/pdf/Currency_Basics.pdf}

(pdf icon) Press Release: IRS Ruling {http://ipathetn.com/pdf/currency-irs-press-release.pdf}

(pdf icon) IRS Ruling FAQs {http://ipathetn.com/pdf/currency-irs-faqs.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/ERO-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/ERO-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$xx.xx	High	$xx.xx
Net Change	$x.xx	Low	$xx.xx
% Change	x.xx%	Volume	xxx,xxx
		20-Day Volume Average	xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.40%¹
Ticker	ERO	Bloomberg Index Ticker	EURUSD WMCO
Intraday Indicative Value Ticker	ERO.IV	CUSIP	06739F184
Bloomberg ETN Keystroke	EURUSD WMCO Curncy<GO>	Inception Date	05/08/2007
Deposit Rate	EONIA-25 bps²	Maturity Date	05/14/2037

Returns (as of xx/xx/xxxx)
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
Index	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%
iPath Indicative Value Return	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/ERO-overview.jsp#market_returns}

Index Factor Performance³ (As of xx/xx/xxxx)

Chart

Source: BlackRock, Reuters 01/99-12/17/08, Bloomberg 12/18/08-current (based on daily returns).

The EUR/USD exchange rate is a foreign-exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

Correlations (as of xx/xx/xxxx)
EUR/USD Exchange Rate	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
S&P GSCI® Total Return Index	X.XX

Sources: MSCI, Inc., S&P, Barclays Capital, BlackRock. Based on monthly returns, calculated for time period of 03/04-xx/xx.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

[2]

For the iPath® EUR/USD Exchange Rate ETN, the deposit rate on any given day will be equal to the European Overnight Index Average, as reported on Reuters page EONIA or any successor page on the immediately preceding business day (the “EONIA”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of Euros.

The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of Euros.

[3]

Past performance does not guarantee future results. Index Factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index Factor performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[4]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® EUR/USD Exchange Rate ETN (ERO)

[Body]

The EUR/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

iPath® EUR/USD Exchange Rate ETN - COMPONENTS
Commodity>	Ticker>	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - ERO

PRODUCT PAGES - GBB

-Currencies-

http://ipathetn.com/GBB-overview.jsp

[Header]

iPath® GBP/USD Exchange Rate ETN (GBB)

[Body]

The GBP/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[Tabs]
Overview | Index Components	(Excel icon) IV/Index History (Printer icon) Print this Page
[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/gbb-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/gbb-info-sheet.pdf}

(pdf icon) Basics of Currencies {http://ipathetn.com/pdf/Currency_Basics.pdf}

(pdf icon) Press Release: IRS Ruling {http://ipathetn.com/pdf/currency-irs-press-release.pdf}

(pdf icon) IRS Ruling FAQs {http://ipathetn.com/pdf/currency-irs-faqs.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/GBB-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)

Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/GBB-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.40%¹
Ticker	GBB	Bloomberg Index Ticker	GBPUSD WMCO
Intraday Indicative Value Ticker	GBB.IV	CUSIP	06739F176
Bloomberg ETN Keystroke	GBPUSD WMCO Curncy<GO>	Inception Date	05/08/2007
Deposit Rate	SONIA-25 bps²	Maturity Date	05/14/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com /GBB-overview.jsp#market_returns}

Index Factor Performance³ (As of xx/xx/xxxx)

Chart

Source: BlackRock, Reuters 01/99-12/17/08, Bloomberg 12/18/08-current (based on daily returns).

Past performance does not guarantee future results. Index factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index factor performance does not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. For current Index and iPath ETNs performance, go to www.iPathETN.com.

The GBP/USD exchange rate is a foreign-exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

Correlations (as of xx/xx/xxxx)
GBP/USD Exchange Rate	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
S&P GSCI® Total Return Index	X.XX

Sources: MSCI, Inc., S&P, Barclays Capital, BlackRock. Based on monthly returns, calculated for time period of 03/04-xx/xx.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

[2]

For the iPath® GBP/USD Exchange Rate ETN, the deposit rate on any given day will be equal to the Sterling Overnight Index Average, as reported on Reuters page SONIA or any successor page on the immediately preceding business day (the “SONIA”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of British pounds.

The deposit rate earned on the Principal amount of the Security is equal to the Sterling Overnight Index Average, as reported on Reuters page SONIA, minus 25 bps, the latter which represents the difference between the bid and offered rates on deposits.

[3]

Past performance does not guarantee future results. Index returns are for illustrative purposes only and do not represent actual iPath ETNs performance. Index performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[4]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® GBP/USD Exchange Rate ETN (GBB)

[Body]

The GBP/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

iPath® GBP/USD Exchange Rate ETN - COMPONENTS
Commodity>	Ticker>	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - GBB

PRODUCT PAGES - JYN

-Currencies-

http://ipathetn.com/JYN-overview.jsp

[Header]

iPath® JPY/USD Exchange Rate ETN (JYN)

[Body]

The U.S. dollar/Japanese yen exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate decreases, the JPY/USD exchange rate increases and the value of the Securities increases; when the Japanese yen depreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate increases, the JPY/USD exchange rate decreases and the value of the Securities decreases. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[Tabs]
Overview | Index Components	(Excel icon) IV/Index History (Printer icon) Print this Page
[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/jpy-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/jpy-info-sheet.pdf}

(pdf icon) Basics of Currencies {http://ipathetn.com/pdf/Currency_Basics.pdf}

(pdf icon) Press Release: IRS Ruling {http://ipathetn.com/pdf/currency-irs-press-release.pdf}

(pdf icon) IRS Ruling FAQs {http://ipathetn.com/pdf/currency-irs-faqs.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/JPY-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/JPY-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.40	%¹
Ticker	JYN	Bloomberg Index Ticker	USDJPY WMCO
Intraday Indicative Value Ticker	JYN.IV	CUSIP	06739G851
Bloomberg ETN Keystroke	USDJPY WMCO Curncy<GO>	Inception Date	05/08/2007
Deposit Rate	Mutan-25 bps²	Maturity Date	05/14/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/JPY-overview.jsp#market_returns}

Index Factor Performance³ (As of xx/xx/xxxx)
Chart

Source: BlackRock, Reuters 01/99-12/17/08, Bloomberg 12/18/08-current (based on daily returns).

Past performance does not guarantee future results. Index factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index factor performance does not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. For current Index and iPath ETNs performance, go to www.iPathETN.com.

The Japanese yen/U.S. dollar exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the Japanese yen/U.S. dollar exchange rate decreases, the JPY/USD exchange rate increases and the value of the Securities increases; when the Japanese yen depreciates relative to the U.S. dollar, the Japanese yen/U.S. dollar exchange rate increases, the JPY/USD exchange rate decreases and the value of the Securities decreases. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

Correlations (as of xx/xx/xxxx)
EUR/USD Exchange Rat	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
S&P GSCI® Total Return Index	X.XX

Sources: MSCI, Inc., S&P, Barclays Capital, BlackRock. Based on monthly returns, calculated for time period of 03/04-xx/xx.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.
[2]

For the iPath® JPY/USD Exchange Rate ETN, the deposit rate on any given day will be equal to the Bank of Japan’s uncollateralized overnight call rate, as reported on Reuters page TONAT or any successor page on the immediately preceding business day (the “Mutan rate”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of Japanese yen.

The deposit rate earned on the Principal amount of the Security is equal to the Bank of Japan’s uncollateralized overnight call rate minus 25 bps, the latter which represents the difference between the bid and offered rates on deposits.
[3]

Past performance does not guarantee future results. Index returns are for illustrative purposes only and do not represent actual iPath ETNs performance. Index performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[4]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® JPY/USD Exchange Rate ETN (JYN)

[Body]

The U.S. dollar/Japanese yen exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate decreases, the JPY/USD exchange rate increases and the value of the Securities increases; when the Japanese yen depreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate increases, the JPY/USD exchange rate decreases and the value of the Securities decreases. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

iPath® JPY/USD Exchange Rate ETN - COMPONENTS
Commodity>	Ticker>	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JYN

PRODUCT PAGES - ICI

-Currencies-

http://ipathetn.com/ICI-overview.jsp

[Header]

iPath® Optimized Currency Carry ETN (ICI)

[Body]

The Barclays Capital Intelligent Carry Index™ adopts an innovative strategy to enable investors to capture returns from foreign currency markets. The index is designed to reflect the total return of an “Intelligent Carry Strategy,” which, through an objective and systematic methodology, seeks to capture the returns that are potentially available from a strategy of investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies sometimes referred to as the “carry trade.” The pool of currencies to which the index may apply these strategies is commonly referred to as the “G10 currencies” and includes the U.S. dollar, the euro, the Japanese yen, the Canadian dollar, the Swiss franc, the British pound sterling, the Australian dollar, the New Zealand dollar, the Norwegian krone and the Swedish krona.

[Tabs]

Overview	(Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/ici-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/ici-info-sheet.pdf}

(pdf icon) ICI Product Strategy Brief {http://ipathetn.com/pdf/ici-strategy-brief.pdf}

•	Indicative Value Information (jump link) {http://ipathetn.com/ICI-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/ICI-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.65	%¹
Ticker	ICI	Bloomberg Index Ticker	BXIICIUS
Intraday Indicative Value Ticker	ICI.IV	CUSIP	06739H412
Bloomberg ETN Keystroke	ICI<EQUITY><GO>	Inception Date	01/31/2008
		Maturity Date	01/28/2038

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx. Prior to 3/28, Daily Indicative Value was used as a proxy for Market Price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/ICI-overview.jsp#market_returns}

Currency Breakdown (As of xx/xx/xxxx)

Chart

Source: Barclays Capital

Cumulative Returns (Daily Returns) (As of xx/xx/xxxx)

Chart

Correlations (as of xx/xx/xxxx)
Barclays Capital Intelligent Carry Index™	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, Barclays Capital, MSCI, Inc., Dow Jones Indexes, Bloomberg, and UBS Securities LLC; (xx/xx-xx/xx, unless otherwise specified) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - ICI

PRODUCT PAGES - INP

-Emerging Markets-

http://www.ipathetn.com/INP-overview.jsp

[Header]

iPath® MSCI India IndexSM ETN (INP)

[Body]

The iPath® MSCI India IndexSM [GRAPHIC APPEARS HERE] ETNs are linked to the MSCI India Total Return IndexSM (the “Index”). The Index is a free-float-adjusted market capitalization index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to represent approximately 85% of the free-float-adjusted market capitalization of equity securities by industry group within India. As of September 30, 2009, the Index was comprised of 60 companies listed on the National Stock Exchange of India (the “NSE”).

[Tabs]

Overview | Index Components | Sector Weightings         (Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/inp-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/inp-info-sheet.pdf}

[Temporarily removed]

(pdf icon) Basics of India {http://ipathetn.com/pdf/india-basics.pdf}

(pdf icon) Case For India {http://ipathetn.com/pdf/Case_for_India.pdf}

[END Temporarily removed]

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/INP-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/INP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹

Ticker	INP	Bloomberg Index Ticker	NDEUSIA
Intraday Indicative Value Ticker	INP.IV	CUSIP	06739F291
Bloomberg ETN Keystroke	INP<EQUITY><GO>	Inception Date	12/19/2006
		Maturity Date	12/18/2036

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/INP-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
MSCI India Total Return IndexSM	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX

Sources: MSCI, Inc., S&P, Barclays Capital, BlackRock. Based on monthly returns, calculated for time period of 06/04-xx/xx.

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Investors may redeem at least 50,000 units of the iPath® MSCI India Index ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A redemption charge of 0.00125% times the daily redemption value will apply. The redemption charge is a one-time charge imposed upon early redemption and is intended to allow the issuer to recoup brokerage and other transaction costs incurred in connection with early redemption .

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® MSCI India IndexSM ETN (INP)

[Body]

The iPath® MSCI India IndexSM ETNs are linked to the MSCI India Total Return IndexSM (the “Index”). The Index is a free-float-adjusted market capitalization index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to represent approximately 85% of the free-float-adjusted market capitalization of equity securities by industry group within India. As of September 30, 2009, the Index was comprised of 60 companies listed on the National Stock Exchange of India (the “NSE”).

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® MSCI India IndexSM ETN (INP)

[Body]

The iPath® MSCI India IndexSM ETNs are linked to the MSCI India Total Return IndexSM (the “Index”). The Index is a free-float-adjusted market capitalization index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to represent approximately 85% of the free-float-adjusted market capitalization of equity securities by industry group within India. As of September 30, 2009, the Index was comprised of 60 companies listed on the National Stock Exchange of India (the “NSE”).

(Pie Chart)

Source: S&P, MSCI Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - INP

PRODUCT PAGES - GRN

-Alternatives-

http://ipathetn.com/GRN-overview.jsp

[Header]

iPath® Global Carbon ETN (GRN)

[Body]

The Barclays Capital Global Carbon Index Total Return™ (“BGCITR”) is designed to measure the performance of the most liquid carbon-related credit plans and is designed to be an industry benchmark for carbon investors. Each carbon-related credit plan included in the BGCITR is represented by the most liquid instrument available in the marketplace. The BGCITR expects to incorporate new carbon-related credit plans as they develop around the world. The BGCITR currently includes two carbon-related credit plans: European Union Emission Trading Scheme or EU ETS Phase II and Kyoto Protocol's Clean Development Mechanism.

[Tabs]

Overview | Sector Weightings	(Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/grn-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/grn-info-sheet.pdf}

[Temporarily removed]

(pdf icon) Basics of Carbon Emissions {http://ipathetn.com/pdf/GRN-basics.pdf}

(pdf icon) Barclays Capital Global Carbon Guide Index {http://ipathetn.com/pdf/GRN-index-guide.pdf}

[END Temporarily removed]

•	Indicative Value Information (jump link) {http://ipathetn.com/GRN-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/GRN-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile

Primary Exchanges	NYSE Arca	Yearly Fee	0.75%[1]
Ticker	GRN	Bloomberg Index Ticker	BXIIGCUT
Intraday Indicative Value Ticker	GRN.IV	CUSIP	06739H164
Bloomberg ETN Keystroke	GRN<EQUITY><GO>	Inception Date	06/24/2008
		Maturity Date	06/24/2038

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/GRN-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Global Carbon Index Total Return™	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
MSCI ACWI Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Russell 2000 Index	X.XX

Sources: MSCI, Inc., Barclays Capital, Dow Jones Indexes, UBS Securities LLC, S&P, Russell, BlackRock (06/08-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History(Printer icon) Print This Page

[Header]

iPath® Global Carbon ETN (GRN)

[Body]

The Barclays Capital Global Carbon Index Total Return™ (“BGCITR”) is designed to measure the performance of the most liquid carbon-related credit plans and is designed to be an industry benchmark for carbon investors. Each carbon-related credit plan included in the BGCITR is represented by the most liquid instrument available in the marketplace. The BGCITR expects to incorporate new carbon-related credit plans as they develop around the world. The BGCITR currently includes two carbon-related credit plans: European Union Emission Trading Scheme or EU ETS Phase II and Kyoto Protocol’s Clean Development Mechanism.

(Pie Chart)

Source: Barclays Capital.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - GRN

PRODUCT PAGES - VZZ

- Alternatives-

http://ipathetn.com/VZZ-overview.jsp

[Header]

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (VZZ)

[Body]

The iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN is linked to a leveraged return on the performance of the S&P 500 VIX Mid-Term Futures™ Index TR. The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics.

Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Dollar Weights                             (Excel icon) IV/Index History (Printer icon) Print this Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/vzz-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/vzz-info-sheet.pdf}

(excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/vzz-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level		x.xx
Participation		x.xx
Long Index Amount		x.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/VZZ-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx

20-Day Volume Average	xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	VZZ	Bloomberg Index Ticker	SPVXMTR
Intraday Indicative Value Ticker	VZZ.IV	CUSIP	06740L170
Participation Ticker	VZZ.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	VZZ<EQUITY><GO>	Maturity Date	11/30/2020
Automatic Termination Level[2]	$10.00 per ETN	Financing Rate:	3m Libor + 0.89%

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.

Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.

iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/VZZ-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 VIX Mid-Term Futures™ Index TR	X.XX
S&P 500 VIX Short-Term Futures™ Index TR	X.XX
S&P 500 Index	X.XX
CBOE SPX Volatility Index	X.XX

Sources: S&P, Bloomberg, Black Rock, CBOE (xx/xx-xx/xx) based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Long Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date (other than the final valuation date). Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is published by NYSE Arca or a successor every 15 seconds on each trading day under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current Intraday Long Index Amount - Current Financing Level

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Financing Level = The financing level of the ETNs on the previous calendar day as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

[1]

The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.

[2]

Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $10.00. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

3.	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A redemption charge of 0.05% times the daily redemption value will apply. The redemption charge is a one-time charge imposed upon early redemption and is intended to allow the issuer to recoup brokerage and other transaction costs in connection with early redemption.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Dollar Weights Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (VZZ)

[Body]

iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN is linked to a leveraged return on the performance of the S&P 500 VIX Mid-Term Futures™ Index TR. The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics.

Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: S&P

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (VZZ)

[Body]

iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN is linked to a leveraged return on the performance of the S&P 500 VIX Mid-Term Futures™ Index TR. The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics.

Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV1.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Increases‡	Decreasesˆ
Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

[1]

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - VZZ

PRODUCT PAGES - XXV

- Alternatives-

http://ipathetn.com/XXV-overview.jsp

[Header]

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

[Body]

The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. Specifically, the Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® Index, which provides an indication of the pattern of stock price movement in the US equities market, at various points along the volatility forward curve. The Index rolls its exposure to the underlying futures contracts continuously throughout each month, targeting a constant weighted average maturity for the underlying futures contracts of one month.

[Tabs]

Overview | Dollar Weights	(Excel icon) IV/Index History (Printer icon) Print this Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/inverse-VIX-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/xxv-info-sheet.pdf}

(pdf icon) iPath Splits and Reverse Splits FAQs {http://ipathetn.com/pdf/ipath-split-FAQs.pdf}

(excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/XXV-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Participation		x.xx

†	Source: Barclays Bank PLC. The "Daily Indicative value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/XXV-overview.jsp#indicative_value})

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	XXV	Bloomberg Index Ticker	SPVXSP
Intraday Indicative Value Ticker	XXV.IV	CUSIP	06740L592
Participation Ticker	XXVPT.NV	Inception Date	09/27/2010
Bloomberg ETN Keystroke	XXV<EQUITY><GO>	Maturity Date	09/27/2020

Automatic Termination Level	$10.00 per ETN

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/XXV-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 VIX Short-Term Futures™ Index ER	X.XX
S&P 500 VIX Mid-Term Futures™ Index TR	X.XX
S&P 500 Index	X.XX
CBOE SPX Volatility Index	X.XX

Sources: S&P, BlackRock (xx/xx-xx/xx) based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the prospectus.

Participation = Current Short Index Amount / Current Closing Indicative Note Value

Where:

Current Short Index Amount = The short index amount as described in the prospectus.

Current Closing Indicative Note Value = The closing indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 50,000 at one time.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit + Current Inverse Index Performance Amount + Current Interest - Current Investor Fee

Where:

Principal Amount per Unit = $20

Closing Indicative Value = The closing indicative value of the ETNs as described in the prospectus.

Current Inverse Index Performance Amount = The intraday inverse index performance amount of the ETNs as described in the prospectus.

Current Interest = The accrued interest of the ETNs on the previous calendar day as described in the prospectus.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to the ETNs, determined as described in the prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the accrued fees and the accrued interest on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the interest or fees that may have accrued over the course of such trading day. Published Index levels from S&P may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365.

[2]

Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $10.00. Before investing in the ETN, investors should read in full the pricing supplement for the ETNs, available through visiting www.iPathETN.com.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Dollar Weights Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

[Body]

The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. Specifically, the Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® Index, which provides an indication of the pattern of stock price movement in the US equities market, at various points along the volatility forward curve. The Index rolls its exposure to the underlying futures contracts continuously throughout each month, targeting a constant weighted average maturity for the underlying futures contracts of one month.

(Pie Chart)

Source: S&P

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - XXV

PRODUCT PAGES - IVO

- Alternatives-

http://ipathetn.com/IVO-overview.jsp

[Header]

iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN (IVO)

[Body]

The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. Specifically, the Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® Index, which provides an indication of the pattern of stock price movement in the US equities market, at various points along the volatility forward curve. The Index rolls its exposure to the underlying futures contracts continuously throughout each month, targeting a constant weighted average maturity for the underlying futures contracts of one month.

[Tabs]

Overview | Dollar Weights	(Excel icon) IV/Index History (Printer icon) Print this Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/inverse-VIX-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/IVO-info-sheet.pdf}

(pdf icon) iPath Splits and Reverse Splits FAQs {http://ipathetn.com/pdf/ipath-split-FAQs.pdf}

(excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/IVO-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Participation		x.xx
†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/IVO-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)

Closing Price	$ xx.xx	High	$ xx.xx
Net Change	$ x.xx	Low	$ xx.xx
% Change	x.xx%	Volume	xxx,xxx
		20-Day Volume Average	xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	IVO	Bloomberg Index Ticker	SPVXSP
Intraday Indicative Value Ticker	IVO.IV	CUSIP	06740P668
Participation Ticker	IVO.PTNV	Inception Date	01/13/2011
Bloomberg ETN Keystroke	IVO<EQUITY><GO>	Maturity Date	01/14/2021
Automatic Termination Level	$10.00 per ETN

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/IVO-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 VIX Short-Term Futures™ Index ER	X.XX
S&P 500 VIX Mid-Term Futures™ Index TR	X.XX
S&P 500 Index	X.XX
CBOE SPX Volatility Index	X.XX

Sources: S&P, BlackRock (xx/xx-xx/xx) based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the prospectus.

Participation = Current Short Index Amount / Current Closing Indicative Note Value

Where:

Current Short Index Amount = The short index amount as described in the prospectus.

Current Closing Indicative Note Value = The closing indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 50,000 at one time.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit + Current Inverse Index Performance Amount + Current Interest - Current Investor Fee

Where:

Principal Amount per Unit = $20

Closing Indicative Value = The closing indicative value of the ETNs as described in the prospectus.

Current Inverse Index Performance Amount = The intraday inverse index performance amount of the ETNs as described in the prospectus.

Current Interest = The accrued interest of the ETNs on the previous calendar day as described in the prospectus.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to the ETNs, determined as described in the prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the accrued fees and the accrued interest on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the interest or fees that may have accrued over the course of such trading day. Published Index levels from S&P may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365.
[2]

Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $10.00. Before investing in the ETN, investors should read in full the pricing supplement for the ETNs, available through visiting www.iPathETN.com.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Dollar Weights Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN (IVO)

[Body]

The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. Specifically, the Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® Index, which provides an indication of the pattern of stock price movement in the US equities market, at various points along the volatility forward curve. The Index rolls its exposure to the underlying futures contracts continuously throughout each month, targeting a constant weighted average maturity for the underlying futures contracts of one month.

(Pie Chart)

Source: S&P

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - IVO

PRODUCT PAGES - VXX

- Alternatives-

http://ipathetn.com/VXX-overview.jsp

[Header]

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

[Body]

The S&P 500 VIX Short-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Short-Term Futures™ Index TR offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The index futures roll continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Short-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics. Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Dollar Weights	(Excel icon) IV/Index History (Printer icon) Print this Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/vix-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/vxx-info-sheet.pdf}

(pdf icon) iPath Splits and Reverse Splits FAQs {http://ipathetn.com/pdf/ipath-split-FAQs.pdf}

(excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/VIX-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)

Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/VIX-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89%[1]
Ticker	VXX	Bloomberg Index Ticker	SPVXSTR
Intraday Indicative Value Ticker	VXX.IV	CUSIP	06740C527
Bloomberg ETN Keystroke	VXX<EQUITY><GO>	Inception Date	01/29/2009
		Maturity Date	01/30/2019

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/VXX-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 Index	X.XX
CBOE SPX Volatility Index	X.XX
S&P 500 VIX Short-Term Futures™ Index TR	X.XX
S&P 500 VIX Mid-Term Futures™ Index TR	X.XX

Sources: S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 50,000 at one time.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Index Factor - Current Investor Fee

Where:

Principal Amount per Unit = $100

Closing Indicative Value = The closing indicative value of the ETNs of any series as described in the prospectus.

Current Index Factor = The most recent published level of the Index as reported by the index sponsor / the closing level of the Index on the immediately preceding index business day.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to your ETNs, determined as described in the prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Factor and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Dollar Weights Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

[Body]

The S&P 500 VIX Short-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Short-Term Futures™ Index TR offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The index futures roll continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Short-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics. Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: S&P

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - VXX

PRODUCT PAGES - VXZ

- Alternatives-

http://ipathetn.com/VXZ-overview.jsp

[Header]

iPath® S&P 500 VIX Mid-Terms Futures™ ETN (VXZ)

[Body]

The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics. Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Dollar Weights	(Excel icon) IV/Index History (Printer icon) Print this Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/vix-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/vxz-info-sheet.pdf}

(pdf icon) iPath Splits and Reverse Splits FAQs {http://ipathetn.com/pdf/ipath-split-FAQs.pdf}

(excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/VXZ-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/VXZ-overview.jsp#indicative_value})

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89%[1]
Ticker	VXZ	Bloomberg Index Ticker	SPVXMTR
Intraday Indicative Value Ticker	VXZ.IV	CUSIP	06740C519
Bloomberg ETN Keystroke	VXZ<EQUITY><GO>	Inception Date	01/29/2009
		Maturity Date	01/30/2019

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/VXZ-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 Index	X.XX
CBOE SPX Volatility Index	X.XX
S&P 500 VIX Short-Term Futures™ Index TR	X.XX
S&P 500 VIX Mid-Term Futures™ Index TR	X.XX

Sources: S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 50,000 at one time.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Index Factor - Current Investor Fee

Where:

Principal Amount per Unit = $100

Closing Indicative Value = The closing indicative value of the ETNs of any series as described in the prospectus.

Current Index Factor = The most recent published level of the Index as reported by the index sponsor / the closing level of the Index on the immediately preceding index business day.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to your ETNs, determined as described in the prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Factor and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Dollar Weights Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® S&P 500 VIX Mid-Terms Futures™ ETN (VXZ)

[Body]

The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract. A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics. Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: S&P

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - VXZ

PRODUCT PAGES - STPP

-Fixed Income-

http://ipathetn.com/STPP-overview.jsp

[Header]

iPath® US Treasury Steepener ETN (STPP)

[Body]

The iPath® US Treasury Steepener Exchange Traded Note is linked to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™. The index employs a strategy that seeks to capture returns that are potentially available from a “steepening” or “flattening”, as applicable, of the U.S. Treasury yield curve through a notional rolling investment in U.S. Treasury note futures contracts. The level of the index is designed to increase in response to a “steepening” of the yield curve and to decrease in response to a “flattening” of the yield curve. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts and a weighted “short” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Steepener ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/STPP-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/STPP-info-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/pdf/yieldcurve_strategies.pdf}

•	Indicative Value Information (jump link) {http://ipathetn.com/STPP-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/STPP-overview.jsp#indicative_value})

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75%[1]
Ticker	STPP	Bloomberg Index Ticker	BXIIUSTP
Intraday Indicative Value Ticker	STPP.IV	CUSIP	06740L477
Bloomberg ETN Keystroke	STPP<EQUITY><GO>	Inception Date	08/09/2010
Index Multiplier[2]	$0.10	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/STPP-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.01 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® US Treasury Steepener ETN (STPP)

[Body]

The iPath® US Treasury Steepener Exchange Traded Note is linked to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™. The index employs a strategy that seeks to capture returns that are potentially available from a “steepening” or “flattening”, as applicable, of the U.S. Treasury yield curve through a notional rolling investment in U.S. Treasury note futures contracts. The level of the index is designed to increase in response to a “steepening” of the yield curve and to decrease in response to a “flattening” of the yield curve. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts and a weighted “short” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Steepener ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)
†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - STPP

PRODUCT PAGES - FLAT

-Fixed Income-

http://ipathetn.com/FLAT-overview.jsp

[Header]

iPath® US Treasury Flattener ETN (FLAT)

[Body]

The iPath® US Treasury Flattener Exchange Traded Note is linked inversely to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™. The index employs a strategy that seeks to capture returns that are potentially available from a “steepening” or “flattening”, as applicable, of the U.S. Treasury yield curve through a notional rolling investment in U.S. Treasury note futures contracts. The level of the index is designed to increase in response to a “steepening” of the yield curve and to decrease in response to a “flattening” of the yield curve. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts and a weighted “short” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Flattener ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/FLAT-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/FLAT-info-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/pdf/yieldcurve_strategies.pdf}

•	Indicative Value Information (jump link) {http://ipathetn.com/FLAT-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/FLAT-overview.jsp#indicative_value})

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	FLAT	Bloomberg Index Ticker	BXIIUSTP
Intraday Indicative Value Ticker	FLAT.IV	CUSIP	06740L485
Bloomberg ETN Keystroke	FLAT<EQUITY><GO>	Inception Date	08/09/2010
Index Multiplier[2]	-$0.10	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/FLAT-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.01 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.

[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® US Treasury Flattener ETN (FLAT)

[Body]

The iPath® US Treasury Flattener Exchange Traded Note is linked inversely to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™. The index employs a strategy that seeks to capture returns that are potentially available from a “steepening” or “flattening”, as applicable, of the U.S. Treasury yield curve through a notional rolling investment in U.S. Treasury note futures contracts. The level of the index is designed to increase in response to a “steepening” of the yield curve and to decrease in response to a “flattening” of the yield curve. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts and a weighted “short” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Flattener ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)
†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - FLAT

PRODUCT PAGES - DTUL

-Fixed Income-

http://ipathetn.com/DTUL-overview.jsp

[Header]

iPath® US Treasury 2-year Bull ETN (DTUL)

[Body]

The iPath® US Treasury 2-year Bull Exchange Traded Note is linked to the performance of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 2-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 2-year Treasury note yields and to decrease in response to an increase in 2-year Treasury note yields. To accomplish this objective, the performance of the Index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 2-year Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DTUL-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/DTUL-info-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/pdf/yieldcurve_strategies.pdf}

•	Indicative Value Information (jump link) {http://ipathetn.com/DTUL-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DTUL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	DTUL	Bloomberg Index Ticker	BXIITETU
Intraday Indicative Value Ticker	DTUL.IV	CUSIP	06740L469
Bloomberg ETN Keystroke	DTUL<EQUITY><GO>	Inception Date	08/09/2010
Index Multiplier[2]	$0.10	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DTUL-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least

50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.01 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® US Treasury 2-year Bull ETN (DTUL)

[Body]

The iPath® US Treasury 2-year Bull Exchange Traded Note is linked to the performance of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 2-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 2-year Treasury note yields and to decrease in response to an increase in 2-year Treasury note yields. To accomplish this objective, the performance of the Index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 2-year Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)
†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DTUL

PRODUCT PAGES - DTUS

-Fixed Income-

http://ipathetn.com/DTUS-overview.jsp

[Header]

iPath® US Treasury 2-year Bear ETN (DTUS)

[Body]

The iPath® US Treasury 2-year Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 2-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 2-year Treasury note yields and to decrease in response to an increase in 2-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 2-year Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DTUS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/DTUS-info-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/pdf/yieldcurve_strategies.pdf}

•	Indicative Value Information (jump link) {http://ipathetn.com/DTUS-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DTUS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$xx.xx	High	$xx.xx
Net Change	$x.xx	Low	$xx.xx
% Change	x.xx%	Volume	xxx,xxx
		20-Day Volume Average	xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75%[1]
Ticker	DTUS	Bloomberg Index Ticker	BXIITETU
Intraday Indicative Value Ticker	DTUS.IV	CUSIP	06740L519
Bloomberg ETN Keystroke	DTUS<EQUITY><GO>	Inception Date	08/09/2010
Index Multiplier[2]	-$0.10	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DTUS-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.01 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.

[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index Histor (Printer icon) Print This Page

[Header]

iPath® US Treasury 2-year Bear ETN (DTUS)

[Body]

The iPath® US Treasury 2-year Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 2-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 2-year Treasury note yields and to decrease in response to an increase in 2-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 2-year Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)

†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DTUS

PRODUCT PAGES - DTYL

-Fixed Income-

http://ipathetn.com/DTYL-overview.jsp

[Header]

iPath® US Treasury 10-year Bull ETN (DTYL)

[Body]

The iPath® US Treasury 10-year Bull Exchange Traded Note is linked to the performance of the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 10-year U.S. Treasury notes. Specifically, the level of the index is designed to increase in response to a decrease in 10-year Treasury note yields and to decrease in response to an increase in 10-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 10-year Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DTYL-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/DTYL-info-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/pdf/yieldcurve_strategies.pdf}

•	Indicative Value Information (jump link) {http://ipathetn.com/DTYL-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DTYL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	DTYL	Bloomberg Index Ticker	BXIITETY
Intraday Indicative Value Ticker	DTYL.IV	CUSIP	06740L493
Bloomberg ETN Keystroke	DTYL<EQUITY><GO>	Inception Date	08/09/2010
Index Multiplier[2]	$0.10	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DTYL-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above.

Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.01 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® US Treasury 10-year Bull ETN (DTYL)

[Body]

The iPath® US Treasury 10-year Bull Exchange Traded Note is linked to the performance of the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 10-year U.S. Treasury notes. Specifically, the level of the index is designed to increase in response to a decrease in 10-year Treasury note yields and to decrease in response to an increase in 10-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 10-year Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)

†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DTYL

PRODUCT PAGES - DTYS

-Fixed Income-

http://ipathetn.com/DTYS-overview.jsp

[Header]

iPath® US Treasury 10-year Bear ETN (DTYS)

[Body]

The iPath® US Treasury 10-year Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 10-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 10-year Treasury note yields and to decrease in response to an increase in 10-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 10-year Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DTYS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/DTYS-info-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/pdf/yieldcurve_strategies.pdf}

•	Indicative Value Information (jump link) {http://ipathetn.com/DTYS-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$xx.xx
Shares Outstanding	xx,xxx,xxx
Market Capitalization*	xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DTYS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$xx.xx	High	$	xx.xx
Net Change	$x.xx	Low	$	xx.xx
% Change	x.xx%	Volume		xxx,xxx
		20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75%[1]
Ticker	DTYS	Bloomberg Index Ticker	BXIITETY
Intraday Indicative Value Ticker	DTYS.IV	CUSIP	06740L451

Bloomberg ETN Keystroke	DTYS<EQUITY><GO>	Inception Date	08/09/2010
Index Multiplier[2]	-$0.10	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DTYS-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]
Source:	BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.01 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.

[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® US Treasury 10-year Bear ETN (DTYS)

[Body]

The iPath® US Treasury 10-year Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 10-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 10-year Treasury note yields and to decrease in response to an increase in 10-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.
The iPath® US Treasury 10-year Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)

†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DTYS

PRODUCT PAGES—DLBL

-Fixed Income-

http://ipathetn.com/DLBL-overview.jsp

[Header]

iPath® US Treasury Long Bond Bull ETN (DLBL)

[Body]

The iPath® US Treasury Long Bond Bull Exchange Traded Note is linked to the performance of the Barclays Capital Long Bond Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing long dated U.S. Treasury bonds. The level of the index is designed to increase in response to a decrease in long dated Treasury bond yields and to decrease in response to an increase in long dated Treasury bond yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to Long Bond U.S. Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Long Bond Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DLBL-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/DLBL-info-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/pdf/yieldcurve_strategies.pdf}

•	Indicative Value Information (jump link) {http://ipathetn.com/DLBL-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The "Daily Indicative value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DLBL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	DLBL	Bloomberg Index Ticker	BXIITEUS
Intraday Indicative Value Ticker	DLBL.IV	CUSIP	06740L527
Bloomberg ETN Keystroke	DLBL<EQUITY><GO>	Inception Date	08/09/2010
Index Multiplier[2]	$0.10	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.

Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.

iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DLBL-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)

[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.01 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.

[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® US Treasury Long Bond Bull ETN (DLBL)

[Body]

The iPath® US Treasury Long Bond Bull Exchange Traded Note is linked to the performance of the Barclays Capital Long Bond Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing long dated U.S. Treasury bonds. The level of the index is designed to increase in response to a decrease in long dated Treasury bond yields and to decrease in response to an increase in long dated Treasury bond yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to Long Bond U.S. Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Long Bond Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)

†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DLBL

PRODUCT PAGES - DLBS

-Fixed Income-

http://ipathetn.com/DLBS-overview.jsp

[Header]

iPath® US Treasury Long Bond Bear ETN (DLBS)

[Body]

The iPath® US Treasury Long Bond Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing long dated U.S. Treasury bonds. The level of the index is designed to increase in response to a decrease in long dated Treasury bond yields and to decrease in response to an increase in long dated Treasury bond yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 30-year U.S. Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Long Bond Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/DLBS-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/DLBS-info-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/pdf/yieldcurve_strategies.pdf}

•	Indicative Value Information (jump link) {http://ipathetn.com/DLBS-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DLBS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	DLBS	Bloomberg Index Ticker	BXIITEUS
Intraday Indicative Value Ticker	DLBS.IV	CUSIP	06740L444
Bloomberg ETN Keystroke	DLBS<EQUITY><GO>	Inception Date	08/09/2010
Index Multiplier[2]	-$0.10	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)
1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DLBS-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.01 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® US Treasury Long Bond Bear ETN (DLBS)

[Body]

The iPath® US Treasury Long Bond Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing long dated U.S. Treasury bonds. The level of the index is designed to increase in response to a decrease in long dated Treasury bond yields and to decrease in response to an increase in long dated Treasury bond yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 30-year U.S. Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Long Bond Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)

†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DLBS

PRODUCT PAGES - ROLA

Leveraged - Domestic Equity - Large Cap-

http://www.ipathetn.com/ROLA-overview.jsp

[Header]

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

[Body]

The iPath® Long Extended Russell 1000® TR Index ETN is linked to a leveraged return on the performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged exposure to large-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings       (Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/rola-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/rola-info-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/pdf/leveraged_mechanics.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/ROLA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link

{ http://ipathetn.com/ROLA-overview.jsp#indicative_value})

*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx	High	$	xx.xx

Net Change	$x.xx	Low	$xx.xx
% Change	x.xx%	Volume	xxx,xxx
		20-Day Volume Average	xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.50%[1]
Ticker	ROLA	Bloomberg Index Ticker	RU10INTR
Intraday Indicative Value Ticker	ROLA.IV	CUSIP	06740P205
Participation Ticker	ROLA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	ROLA<EQUITY><GO>	Maturity Date	11/30/2020
Automatic Termination Level[2]	$10.00 per ETN	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/ROLA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx) *
Russell 1000 Index	X.XX
Russell 2000 Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
MSCI EAFE Index	X.XX

Sources: Russel, MSCI, Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Long Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current Intraday Long Index Amount - Current Financing Level

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Financing Level = The financing level of the ETNs on the previous calendar day as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily financing charge is calculated on a daily basis in the following manner: On the initial valuation date, the daily financing charge for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN for the ETNs will equal the product of (a) the financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

[Body]

The iPath® Long Extended Russell 1000® TR Index ETN is linked to a leveraged return on the performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged exposure to large-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
Xxxxx	Xxxxx	xxxxx
Xxxxx	Xxxxx	xxxxx

Source: Russell. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

[Body]

The iPath® Long Extended Russell 1000® TR Index ETN is linked to a leveraged return on the performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged exposure to large-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: Russell. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

[Body]

The iPath® Long Extended Russell 1000® TR Index ETN is linked to a leveraged return on the performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged exposure to large-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV1.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation

Increases‡	Increases‡	Decreasesˆ
Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - ROLA

PRODUCT PAGES - ROSA

Leveraged - Domestic Equity - Large Cap-

http://www.ipathetn.com/ROSA-overview.jsp

[Header]

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

[Body]

The iPath® Short Extended Russell 1000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged inverse exposure to large-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings         (Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/rosa-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/rosa-info-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/pdf/leveraged_mechanics.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/ROSA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
T-Bill Amount	$	xxx.xx
Participation		xx.xx
Short Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The "Daily Indicative value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/ROSA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.50	%¹
Ticker	ROSA	Bloomberg Index Ticker	RU10INTR
Intraday Indicative Value Ticker	ROSA.IV	CUSIP	06740P304
Participation Ticker	ROSA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	ROSA<EQUITY><GO>	Maturity Date	11/30/2020
Automatic Termination Level[2]	$10.00 per ETN	Borrow Rate	1.00%[3]

Returns (as of xx/xx/xxxx)
1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.

Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/ROSA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
Russell 1000 Index	X.XX
Russell 2000 Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
MSCI EAFE Index	X.XX

Sources: Russell, MSCI, Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Short Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current T-Bill Amount - Intraday Short Index Amount

Where:

Current T-Bill Amount = The T-Bill amount of the ETNs on the previous calendar day as described in the prospectus.

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily investor fee, daily index borrow cost and daily interest that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹

The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
[2]

Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.

[3]

The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]             (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

[Body]

The iPath® Short Extended Russell 1000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged inverse exposure to large-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
Xxxxx	xxxxx	xxxxx
Xxxxx	xxxxx	xxxxx

Source: Russell. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

[Body]

The iPath® Short Extended Russell 1000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged inverse exposure to large-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: Russell. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

[Body]

The iPath® Short Extended Russell 1000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged inverse exposure to large-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged investments, the iPath Short Leveraged ETNs do not track a fixed multiple of the daily inverse performance of the underlying Index. Instead, on any given day the indicative value of any series of the iPath Short Leveraged ETNs will change by a multiple of inverse index performance that is variable and depends, in part, on the then current intraday indicative note value (IINV) of the iPath Short Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series of iPath Short Leveraged ETNs equal to the then current ratio of (1) the intraday short index amount relative to (2) the IINV.1

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

Participation formula for iPath Short Leveraged ETNs:

Participation = intraday short index amount / IINV¹

The participation increases with positive Index performance and decreases with negative Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases ‡	Decreasesˆ	Increases‡
Decreasesˆ	Increases‡	Decreasesˆ

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation:

A series of iPath Short Leveraged Notes might have a closing indicative note value of $100, derived from a T-Bill amount of $300 minus a short index amount of $200.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday short index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $50 closing indicative note value, a $250 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 5% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 5% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% decrease or increase in the value of the Index.

•	Participation is now 5.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $150 closing indicative note value, a $150 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $150 is now equal to $1.50.

•

Since $1.50 is equal to 1% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1

¹The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Short Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because your investment in the ETNs is linked to the inverse performance of the Index underlying your ETNs, an increase in the level of the underlying Index will have a negative effect on the repayment amount, whereas a decrease in the level of the underlying Index will have a positive effect on the repayment amount. Because your investment in the ETNs is leveraged, any increase in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily investor fee and daily index borrow cost may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must decrease significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying Index increases or does not decrease sufficiently to offset the negative effect of the applicable daily investor fee and daily index borrow cost, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - ROSA

PRODUCT PAGES - SFLA

Leveraged - Domestic Equity - Large Cap-

http://www.ipathetn.com/SFLA-overview.jsp

[Header]

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

[Body]

The iPath® Long Extended S&P 500® TR Index ETN is linked to a leveraged return on the performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged exposure to U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings	(Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/SFLA-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/SFLA-info-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/pdf/leveraged_mechanics.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/SFLA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/SFLA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.35	%¹
Ticker	SFLA	Bloomberg Index Ticker	SPTR
Intraday Indicative Value Ticker	SFLA.IV	CUSIP	06740P601
Participation Ticker	SFLA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	SFLA<EQUITY><GO>	Maturity Date	11/30/2020
Automatic Termination Level[2]	$10.00 per ETN	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/SFLA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
S&P 500 Index	X.XX
Russell 2000 Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
MSCI EAFE Index	X.XX

     Sources: S&P, Russell, MSCI, Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Long Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current Intraday Long Index Amount - Current Financing Level

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Financing Level = The financing level of the ETNs on the previous calendar day as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily financing charge is calculated on a daily basis in the following manner: On the initial valuation date, the daily financing charge for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN for the ETNs will equal the product of (a) the financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

[Body]

The iPath® Long Extended S&P 500® TR Index ETN is linked to a leveraged return on the performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged exposure to U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	Xxxxx	xxxxx
xxxxx	Xxxxx	xxxxx

Source: S&P. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

[Body]

iPath® Long Extended S&P 500® TR Index ETN is linked to a leveraged return on the performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged exposure to U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: S&P. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

[Body]

The iPath® Long Extended S&P 500® TR Index ETN is linked to a leveraged return on the performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged exposure to U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Increases‡	Decreasesˆ
Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—SFLA

PRODUCT PAGES—SFSA

Leveraged—Domestic Equity—Large Cap-

http://www.ipathetn.com/IWS-overview.jsp

[Header]

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

[Body]

The iPath® Short Extended S&P 500® TR Index ETN is linked to a leveraged return on the inverse performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged inverse exposure to U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings                (Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/sfsa-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/sfsa-info-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/pdf/leveraged_mechanics.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/sfsa-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
T-Bill Amount	$	xxx.xx
Participation		xx.xx
Short Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/SFSA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.35	%¹
Ticker	SFSA	Bloomberg Index Ticker	SPTR

Intraday Indicative Value Ticker	SFSA.IV	CUSIP	06740P700
Participation Ticker	SFSA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	SFSA<EQUITY><GO>	Maturity Date	11/30/2020
Automatic Termination Level[2]	$10.00 per ETN	Borrow Rate	0.50%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/SFSA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
S&P 500 Index	X.XX
Russell 2000 Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, Russell, MSCI, Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

* MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Short Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current T-Bill Amount - Intraday Short Index Amount

Where:

Current T-Bill Amount = The T-Bill amount of the ETNs on the previous calendar day as described in the prospectus.

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily investor fee, daily index borrow cost and daily interest that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]                                                                     (Excel icon) IV/Index History    (Printer icon) Print This Page

[Header]

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

[Body]

The iPath® Short Extended S&P 500® TR Index ETN is linked to a leveraged return on the inverse performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged inverse exposure to U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx

xxxxx	xxxxx	xxxxx

Source: S&P. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                         (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

[Body]

The iPath® Short Extended S&P 500® TR Index ETN is linked to a leveraged return on the inverse performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged inverse exposure to U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: S&P. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]                            (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

[Body]

The iPath® Short Extended S&P 500® TR Index ETN is linked to a leveraged return on the inverse performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged inverse exposure to U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged investments, the iPath Short Leveraged ETNs do not track a fixed multiple of the daily inverse performance of the underlying Index. Instead, on any given day the indicative value of any series of the iPath Short Leveraged ETNs will change by a multiple of inverse index performance that is variable and depends, in part, on the then current intraday indicative note value (IINV) of the iPath Short Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series of iPath Short Leveraged ETNs equal to the then current ratio of (1) the intraday short index amount relative to (2) the IINV.1

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

Participation formula for iPath Short Leveraged ETNs:

Participation = intraday short index amount / IINV

The participation increases with positive Index performance and decreases with negative Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Decreasesˆ	Increases‡
Decreasesˆ	Increases‡	Decreasesˆ

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation:

A series of iPath Short Leveraged Notes might have a closing indicative note value of $100, derived from a T-Bill amount of $300 minus a short index amount of $200.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday short index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $50 closing indicative note value, a $250 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 5% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 5% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% decrease or increase in the value of the Index.

•	Participation is now 5.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $150 closing indicative note value, a $150 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $150 is now equal to $1.50.

•

Since $1.50 is equal to 1% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1

¹

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Short Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because your investment in the ETNs is linked to the inverse performance of the Index underlying your ETNs, an increase in the level of the underlying Index will have a negative effect on the repayment amount, whereas a decrease in the level of the underlying Index will have a positive effect on the repayment amount. Because your investment in the ETNs is leveraged, any increase in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily investor fee and daily index borrow cost may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must decrease significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying Index increases or does not decrease sufficiently to offset the negative effect of the applicable daily investor fee and daily index borrow cost, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—SFSA

PRODUCT PAGES—RTLA

Leveraged—Domestic Equity—Small Cap-

http://www.ipathetn.com/RTLA-overview.jsp

[Header]

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

[Body]

The iPath® Long Extended Russell 2000® TR Index ETN is linked to a leveraged return on the performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the iIndex performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged exposure to small-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings            (Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/rtla-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/rtla-info-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/pdf/leveraged_mechanics.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/RTLA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/RTLA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.50	%¹
Ticker	RTLA	Bloomberg Index Ticker	RU20INTR
Intraday Indicative Value Ticker	RTLA.IV	CUSIP	06740P403
Participation Ticker	RTLA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	RTLA<EQUITY><GO>	Maturity Date	11/30/2020
Automatic Termination Level[2]	$15.00 per ETN	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/RTLA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
Russell 2000 Index	X.XX
Russell 1000 Index	X.XX
MSCI EAFE Index	X.XX
S&P 500 Index	X.XX
MSCI Emerging Markets IndexSM	X.XX

Sources: Russell, S&P, MSCI, Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Long Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current Intraday Long Index Amount - Current Financing Level

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Financing Level = The financing level of the ETNs on the previous calendar day as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily financing charge is calculated on a daily basis in the following manner: On the initial valuation date, the daily financing charge for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN for the ETNs will equal the product of (a) the financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]         (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

[Body]

The iPath® Long Extended Russell 2000® TR Index ETN is linked to a leveraged return on the performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the iIndex performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged exposure to small-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
Xxxxx	xxxxx	xxxxx
Xxxxx	xxxxx	xxxxx

Source: Russell. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]             (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

[Body]

The iPath® Long Extended Russell 2000® TR Index ETN is linked to a leveraged return on the performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the iIndex performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged exposure to small-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: Russell. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]                         (Excel icon) IV/Index History             (Printer icon) Print This Page

[Header]

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

[Body]

The iPath® Long Extended Russell 2000® TR Index ETN is linked to a leveraged return on the performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the iIndex performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged exposure to small-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Increases‡	Decreases‡
Decreasesˆ	Decreasesˆ	Increasesˆ

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—RTLA

PRODUCT PAGES—RTSA

Leveraged - Domestic Equity - Small Cap-

http://www.ipathetn.com/RTSA-overview.jsp

[Header]

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

[Body]

The iPath® Short Extended Russell 2000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged inverse exposure to small-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings         (Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/rtsa-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/rtsa-info-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/pdf/leveraged_mechanics.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/RTSA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
T-Bill Amount	$	xxx.xx
Participation		xx.xx
Short Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/RTSA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.50%¹
Ticker	RTSA	Bloomberg Index Ticker	RU20INTR
Intraday Indicative Value Ticker	RTSA.IV	CUSIP	06740P502
Participation Ticker	RTSA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	RTSA<EQUITY><GO>	Maturity Date	11/30/2020
Automatic Termination Level[2]	$15.00 per ETN	Borrow Rate	1.75%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/RTSA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
Russell 2000 Index	X.XX
Russell 1000 Index	X.XX
MSCI EAFE Index	X.XX
S&P 500 Index	X.XX
MSCI Emerging Markets IndexSM	X.XX

Sources: Russell, S&P, MSCI, Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

* MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Short Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the

Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current T-Bill Amount - Intraday Short Index Amount

Where:

Current T-Bill Amount = The T-Bill amount of the ETNs on the previous calendar day as described in the prospectus.

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily investor fee, daily index borrow cost and daily interest that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹ The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.

² Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.

3 The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

4 Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]             (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

[Body]

The iPath® Short Extended Russell 2000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged inverse exposure to small-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: Russell. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                     (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

[Body]

The iPath® Short Extended Russell 2000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged inverse exposure to small-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: Russell. Subject to change.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]                                     (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

[Body]

The iPath® Short Extended Russell 2000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged inverse exposure to small-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged investments, the iPath Short Leveraged ETNs do not track a fixed multiple of the daily inverse performance of the underlying Index. Instead, on any given day the indicative value of any series of the iPath Short Leveraged ETNs will change by a multiple of inverse index performance that is variable and depends, in part, on the then current intraday indicative note value (IINV) of the iPath Short Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series of iPath Short Leveraged ETNs equal to the then current ratio of (1) the intraday short index amount relative to (2) the IINV.1

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

Participation formula for iPath Short Leveraged ETNs:

Participation = intraday short index amount / IINV

The participation increases with positive Index performance and decreases with negative Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases ‡	Decreases ˆ	Increases ‡
Decreases ˆ	Increases ‡	Decreases ˆ

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation:

A series of iPath Short Leveraged Notes might have a closing indicative note value of $100, derived from a T-Bill amount of $300 minus a short index amount of $200.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday short index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $50 closing indicative note value, a $250 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 5% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 5% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% decrease or increase in the value of the Index.

•	Participation is now 5.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $150 closing indicative note value, a $150 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $150 is now equal to $1.50.

•

Since $1.50 is equal to 1% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1

¹The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Short Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes Because your investment in the ETNs is linked to the inverse performance of the Index underlying your ETNs, an increase in the level of the underlying Index will have a negative effect on the repayment amount, whereas a decrease in the level of the underlying Index will have a positive effect on the repayment amount. Because your investment in the ETNs is leveraged, any increase in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily investor fee and daily index borrow cost may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must decrease significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying Index increases or does not decrease sufficiently to offset the negative effect of the applicable daily investor fee and daily index borrow cost, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—RTSA

PRODUCT PAGES—MFLA

Leveraged - International Equity - Developed Markets-

http://www.ipathetn.com/MFLA-overview.jsp

[Header]

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

[Body]

The iPath® Long Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged exposure to international equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings (Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/mfla-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/mfla-info-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/pdf/leveraged_mechanics.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/MFLA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/MFLA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.80	%¹
Ticker	MFLA	Bloomberg Index Ticker	NDDUEAFE
Intraday Indicative Value Ticker	MFLA.IV	CUSIP	06740P809
Participation Ticker	MFLA.PTNV	Inception Date	11/29/2010

Bloomberg ETN Keystroke	MFLA<EQUITY><GO>	Maturity Date	11/30/2020
Automatic Termination Level[2]	25.00 per ETN	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/MFLA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
S&P 500 Index	X.XX
Russell 2000 Index	X.XX

Sources: MSCI, Inc., S&P, Russell, based on monthly returns, calculated for time period of xx/xx-xx/xx.

* MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Long Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current Intraday Long Index Amount - Current Financing Level

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Financing Level = The financing level of the ETNs on the previous calendar day as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹ The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.

² Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.

3 The daily financing charge is calculated on a daily basis in the following manner: On the initial valuation date, the daily financing charge for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN for the ETNs will equal the product of (a) the financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

4 Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]             (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

[Body]

The iPath® Long Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged exposure to international equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx

xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                              (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

[Body]

The iPath® Long Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged exposure to international equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays

Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]                                              (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

[Body]

The iPath® Long Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged exposure to international equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation

Increases‡	Increases‡	Decreasesˆ

Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—MFLA

PRODUCT PAGES—MFSA

Leveraged-International Equity-Developed Markets-

http://www.ipathetn.com/MFSA-overview.jsp

[Header]

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

[Body]

The iPath® Short Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the inverse performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged inverse exposure to international equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings             (Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/mfsa-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/mfsa-info-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/pdf/leveraged_mechanics.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/MFSA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$xx.xx
Shares Outstanding	xx,xxx,xxx
Market Capitalization*	xx,xxx,xxx
T-Bill Amount	$xxx.xx
Participation	xx.xx
Short Index Amount	$xxx.xx

† Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/MFSA-overview.jsp#indicative_value})

* Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$xx.xx	High	$xx.xx
Net Change	$x.xx	Low	$xx.xx
% Change	x.xx%	Volume	xxx,xxx
		20-Day Volume Average	xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.80	%¹
Ticker	MFSA	Bloomberg Index Ticker	NDDUEAFE
Intraday Indicative Value Ticker	MFSA.IV	CUSIP	06740P882
Participation Ticker	MFSA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	MFSA<EQUITY><GO>	Maturity Date	11/30/2020
Automatic Termination Level[2]	$37.50 per ETN	Borrow Rate	1.75%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.

iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/MFSA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
S&P 500 Index	X.XX
Russell 2000 Index	X.XX

Sources: MSCI, Inc., S&P, Russell, based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Short Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current T-Bill Amount - Intraday Short Index Amount

Where:

Current T-Bill Amount = The T-Bill amount of the ETNs on the previous calendar day as described in the prospectus.

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily investor fee, daily index borrow cost and daily interest that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹ The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.

² Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.

3 The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

4 Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]                 (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

[Body]

The iPath® Short Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the inverse performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged inverse exposure to international equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                         (Excel icon) IV/Index History     (Printer icon) Print This Page

[Header]

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

[Body]

The iPath® Short Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the inverse performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged inverse exposure to international equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]                 (Excel icon) IV/Index History         (Printer icon) Print This Page

[Header]

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

[Body]

The iPath® Short Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the inverse performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged inverse exposure to international equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged investments, the iPath Short Leveraged ETNs do not track a fixed multiple of the daily inverse performance of the underlying Index. Instead, on any given day the indicative value of any series of the iPath Short Leveraged ETNs will change by a multiple of inverse index performance that is variable and depends, in part, on the then current intraday indicative note value (IINV) of the iPath Short Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series of iPath Short Leveraged ETNs equal to the then current ratio of (1) the intraday short index amount relative to (2) the IINV.1

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

Participation formula for iPath Short Leveraged ETNs:

Participation = intraday short index amount / IINV

The participation increases with positive Index performance and decreases with negative Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Decreasesˆ	Increases‡
Decreasesˆ	Increases‡	Decreasesˆ

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation:

A series of iPath Short Leveraged Notes might have a closing indicative note value of $100, derived from a T-Bill amount of $300 minus a short index amount of $200.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday short index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $50 closing indicative note value, a $250 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 5% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 5% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% decrease or increase in the value of the Index.

•	Participation is now 5.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $150 closing indicative note value, a $150 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $150 is now equal to $1.50.

•

Since $1.50 is equal to 1% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1

¹The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Short Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because your investment in the ETNs is linked to the inverse performance of the Index underlying your ETNs, an increase in the level of the underlying Index will have a negative effect on the repayment amount, whereas a decrease in the level of the underlying Index will have a positive effect on the repayment amount. Because your investment in the ETNs is leveraged, any increase in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily investor fee and daily index borrow cost may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must decrease significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying Index increases or does not decrease sufficiently to offset the negative effect of the applicable daily investor fee and daily index borrow cost, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—MFSA

PRODUCT PAGES—EMLB

Leveraged - International Equity-Emerging Markets-

http://www.ipathetn.com/EMLB-overview.jsp

[Header]

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

[Body]

The iPath® Long Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged exposure to emerging market equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings             (Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/emlb-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/emlb-info-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/pdf/leveraged_mechanics.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/EMLB-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

† Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/EMLB-overview.jsp#indicative_value})

* Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$xx.xx		High	$	xx.xx
Net Change	$x.xx		Low	$	xx.xx
% Change	x.xx	%	Volume		xxx,xxx
			20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.80	%¹
Ticker	EMLB	Bloomberg Index Ticker	NDUEEGF
Intraday Indicative Value Ticker	EMLB.IV	CUSIP	06740P874
Participation Ticker	EMLB.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	EMLB<EQUITY><GO>	Maturity Date	11/30/2020
Automatic Termination Level[2]	$25.00 per ETN	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
iPath Market Price Return	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/EMLB-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
MSCI Emerging Markets IndexSM	X.XX
Russell 2000 Index	X.XX
S&P 500 Index	X.XX
MSCI EAFE Index	X.XX

Sources: MSCI, Inc., Russell, S&P, based on monthly returns, calculated for time period of xx/xx-xx/xx.

* MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the applicable prospectus.

Participation = Current Intraday Long Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current Intraday Long Index Amount-Current Financing Level

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Financing Level = The financing level of the ETNs on the previous calendar day as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of such trading day. Published Index levels the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹ The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.

² Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.

3 The daily financing charge is calculated on a daily basis in the following manner: On the initial valuation date, the daily financing charge for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN for the ETNs will equal the product of (a) the financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

4 Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]             (Excel icon) IV/Index History     (Printer icon) Print This Page

[Header]

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

[Body]

The iPath® Long Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged exposure to emerging market equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                 (Excel icon) IV/Index History     (Printer icon) Print This Page

[Header]

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

[Body]

The iPath® Long Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged exposure to emerging market equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]                                 (Excel icon) IV/Index History     (Printer icon) Print This Page

[Header]

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

[Body]

The iPath® Long Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged exposure to emerging market equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple ofunderlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Increases‡	Decreasesˆ
Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—EMLB

PRODUCT PAGES—EMSA

Leveraged - International Equity-Emerging Markets-

http://www.ipathetn.com/EMSA-overview.jsp

[Header]

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

[Body]

The iPath® Short Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged inverse exposure to emerging market equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings            (Excel icon) IV/Index History (Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/emsa-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/emsa-info-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/pdf/leveraged_mechanics.pdf}

(Excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/EMSA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$xx.xx
Shares Outstanding	xx,xxx,xxx
Market Capitalization*	xx,xxx,xxx
T-Bill Amount	$xxx.xx
Participation	xx.xx
Short Index Amount	$xxx.xx

† Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/EMSA-overview.jsp#indicative_value})

* Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$xx.xx	High	$xx.xx
Net Change	$x.xx	Low	$xx.xx
% Change	x.xx%	Volume	xxx,xxx
		20-Day Volume Average	xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.80%¹
Ticker	EMSA	Bloomberg Index Ticker	NDUEEGF
Intraday Indicative Value Ticker	EMSA.IV	CUSIP	06740P866
Participation Ticker	EMSA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	EMSA<EQUITY><GO>	Maturity Date	11/30/2020
Automatic Termination Trigger[2]	$45.00 per ETN	Borrow Rate	2.50%[3]

Returns (as of xx/xx/xxxx)
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
Index	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%
iPath Indicative Value Return	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
iPath Market Price Return	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%

Source: BlackRock. Period ending XX/XX

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/EMSA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
MSCI Emerging Markets Index	X.XX
Russell 2000 Index	X.XX
S&P 500 Index	X.XX
MSCI EAFE Index	X.XX

Sources: MSCI, Inc., Russell, S&P, based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Short Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current T-Bill Amount—Intraday Short Index Amount

Where:

Current T-Bill Amount = The T-Bill amount of the ETNs on the previous calendar day as described in the prospectus.

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily investor fee, daily index borrow cost and daily interest that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹ The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.

² Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.

3 The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

4 Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]            (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

[Body]

The iPath® Short Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged inverse exposure to emerging market equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                    (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

[Body]

The iPath® Short Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged inverse exposure to emerging market equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]                (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

[Body]

The iPath® Short Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged inverse exposure to emerging market equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged investments, the iPath Short Leveraged ETNs do not track a fixed multiple of the daily inverse performance of the underlying Index. Instead, on any given day the indicative value of any series of the iPath Short Leveraged ETNs will change by a multiple of inverse index performance that is variable and depends, in part, on the then current intraday indicative note value (IINV) of the iPath Short Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series of iPath Short Leveraged ETNs equal to the then current ratio of (1) the intraday short index amount relative to (2) the IINV.1

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

Participation formula for iPath Short Leveraged ETNs:

Participation = intraday short index amount / IINV

The participation increases with positive Index performance and decreases with negative Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Decreasesˆ	Increases‡
Decreasesˆ	Increases‡	Decreasesˆ

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation:

A series of iPath Short Leveraged Notes might have a closing indicative note value of $100, derived from a T-Bill amount of $300 minus a short index amount of $200.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday short index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $50 closing indicative note value, a $250 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 5% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 5% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% decrease or increase in the value of the Index.

•	Participation is now 5.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $150 closing indicative note value, a $150 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $150 is now equal to $1.50.

•

Since $1.50 is equal to 1% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1

¹The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Short Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because your investment in the ETNs is linked to the inverse performance of the Index underlying your ETNs, an increase in the level of the underlying Index will have a negative effect on the repayment amount, whereas a decrease in the level of the underlying Index will have a positive effect on the repayment amount. Because your investment in the ETNs is leveraged, any increase in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily investor fee and daily index borrow cost may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must decrease significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying Index increases or does not decrease sufficiently to offset the negative effect of the applicable daily investor fee and daily index borrow cost, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—EMSA

PRODUCT PAGES—BWV

- Strategies -

http://ipathetn.com/BWV-overview.jsp

[Header]

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

[Body]

The iPath® CBOE S&P 500 BuyWrite IndexSM ETN offers investors cost-effective exposure to the CBOE S&P 500 BuyWrite IndexSM, commonly known as the BXM IndexSM (the “Index”). The Index is designed to measure the total rate of return of a hypothetical “buy-write”, or “covered call”, strategy on the S&P 500® Index. This strategy consists of a hypothetical portfolio consisting of a “long” position indexed to the S&P 500® Index (i.e. purchasing the common stocks included in the S&P 500® Index) and the sale of a succession of one-month, at-the-money S&P 500® Index call options that are listed on the Chicago Board Options Exchange (“CBOE”).

[Tabs]

Overview | Returns & Risk Analysis | Option Premiums             (Excel Icon) IV/Index History (Printer Icon) Print this page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/bwv-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/bwv-info-sheet.pdf}

•	Indicative Value Information (jump link) {http://ipathetn.com/BWV-overview.jsp#indicative_returns}

Jump To: Profile | Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/INP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$xx.xx		High	$xx.xx
Net Change	$x.xx		Low	$xx.xx
% Change	x.xx	%	Volume	xxx,xxx
			20-Day Volume Average	xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%¹
Ticker	BWV	Bloomberg Index Ticker	BXM
Intraday Indicative Value Ticker	BWV.IV	CUSIP	06739F135
Bloomberg ETN Keystroke	BWV<EQUITY><GO>	Inception Date	05/22/2007
		Maturity Date	05/28/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
CBOE S&P 500 BuyWrite IndexSM	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: S&P, CBOE, BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/INP-overview.jsp#market_returns}

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee

Where:

Principal Amount per Unit = $100

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹ The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

² The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Returns & Risk Analysis Tab]                (Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

[Body]

The iPath® CBOE S&P 500 BuyWrite Index ETN offers investors cost-effective exposure to the CBOE S&P 500 BuyWrite IndexSM, commonly known as the BXM IndexSM (the “Index”). The Index is designed to measure the total rate of return of a hypothetical “buy-write”, or “covered call”, strategy on the S&P 500® Index. This strategy consists of a hypothetical portfolio consisting of a “long” position indexed to the S&P 500® Index (i.e. purchasing the common stocks included in the S&P 500® Index) and the sale of a succession of one-month, at-the-money S&P 500® Index call options that are listed on the Chicago Board Options Exchange (“CBOE”).

10-Year Risk Adjusted Returns (As of xx/xx/xxxx)
	BXM	SPX
Annual Standard Deviation	xxxxx	xxxxx
Sharpe Ratio*	xxxxx	xxxxx

Sources: S&P, CBOE, BlackRock 03/99-xx/xx

*The Sharpe Ratio is a measure of risk-adjusted returns. It is calculated by dividing the average return in excess of the risk-free rate by the standard deviation.

Standard Deviation: CBOE S&P 500 BuyWrite IndexSM VS S&P 500® Index (As of xx/xx/xxxx)
Chart
Sources: S&P, CBOE, BlackRock 04/99-xx/xx.

5-year Annualized Standard Deviations: CBOE S&P 500 BuyWrite IndexSM VS S&P 500® Index (As of xx/xx/xxxx)
Chart
Sources: S&P, CBOE, BlackRock 06/93-xx/xx.

Rolling 5-year Annualized Returns: CBOE S&P 500 BuyWrite IndexSM VS S&P 500® Index (As of xx/xx/xxxx)
Chart
Sources: S&P, CBOE, BlackRock 06/93-xx/xx.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any investor fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Option Premiums Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

[Body]

The iPath® CBOE S&P 500 BuyWrite IndexSM ETN offers investors cost-effective exposure to the CBOE S&P 500 BuyWrite IndexSM, commonly known as the BXM IndexSM (the “Index”). The Index is designed to measure the total rate of return of a hypothetical “buy-write”, or “covered call”, strategy on the S&P 500® Index. This strategy consists of a hypothetical portfolio consisting of a “long” position indexed to the S&P 500® Index (i.e. purchasing the common stocks included in the S&P 500® Index) and the sale of a succession of one-month, at-the-money S&P 500® Index call options that are listed on the Chicago Board Options Exchange (“CBOE”).

The following is a chart of the hypothetical average call premiums earned from the deemed sale of a succession of one-month, at-the-money call options on the S&P 500® Index. This monthly deemed income component combined with the monthly return on a long position in the S&P 500® Index would equal the strategy’s monthly return.

Monthly Call Premiums: CBOE S&P 500 BuyWrite IndexSM(% of S&P 500® Index in underlying value) (As of xx/xx/xxxx)
Chart
Sources: CBOE, S&P, BlackRock 06/88-xx/xx.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any investor fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—BWV

EDUCATION CENTER SECTION

Education Center (Financial Professionals Only)

http://ipathetn.com/events/fp.jsp;jsessionid=D6B75D716E2B628EED67B1D42278B274

[Header]

The iPath® Education Center

The information you need to turn your ideas into action.

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Strategies with iPath® ETNs

[Body]

Discover how iPath® ETNs can support portfolio and risk management strategies.

>

> Diversification with iPath® Commodity Exchange Traded Notes

{http://ipathetn.com/diversify-with-commodities.jsp}

iPath® Commodity ETNs provide investors with opportunities to diversify portfolios consisting of traditional asset classes with alternative, low-correlating assets.

> Risk management with the iPath® CBOE S&P 500 BuyWrite IndexSM ETN

{http://ipathetn.com/risk-management.jsp}

A buy-write (or covered call) strategy involves simultaneously owning a stock and selling or writing a call option on the stock. This strategy offers the benefit or reduced volatility compared to simply buying and holding an index.

Currency investing with iPath® ETNs

iPath® Currency ETNs offer opportunities for investors to put single and multi-currency strategies to work in a convenient and cost-efficient manner.

(pdf icon) ICI Product Strategy Brief {http://ipathetn.com/pdf/ici-strategy-brief.pdf}

The iPath® Optimized Currency Carry ETN (ICI) provides diversified access to the “carry trade” a risk-controlled long/short currency strategy long used by institutional investors.

(pdf icon) ICI FAQs {http://ipathetn.com/pdf/ICI_FAQ.pdf}

The Barclays Capital Intelligent Carry Index™ offers optimized exposure to the broad asset class of Foreign Exchange. It seeks to capitalize on pricing inefficiencies and is optimized monthly in order to maximize the ICI’s expected return and maintain its target volatility.

(Second Graphic)

iPath® ETN Presentations

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Learn about iPath® ETNs and product suites through presentations offered in PDF, RSS, and Flash-Audio formats.

(Play Button) The Case for Commodities {http://ipathetn.com/commodities_flash.html}

iPath® Commodity ETNs offer investors access to difficult-to-reach commodity markets that can diversify their portfolios and provide a hedge against inflation. This presentation discusses the rationale for including an allocation to commodities in a diversified portfolio.

(pdf icon) Inside iPath® Exchange Traded Notes (ETNs) {http://ipathetn.com/pdf/ETNs-101.pdf}

iPath® Exchange Traded Notes (ETNs) Offer investors convenient and cost-effective access to the returns of market benchmarks, minus investor fees, with easy transferability and an exchange listing. This presentation explains the structure and advantages of ETNs, plus comparisons to ETFs and mutual funds.

(pdf icon) Case for India {http://ipathetn.com/pdf/Case_for_India.pdf}

iPath® MSCI India IndexSM ETN offers investors access to emerging markets as an asset class, portfolio diversification opportunities and unique exposures to India’s growing economy. This presentation offers some insight and advantages of investing in India.

FOR FINANCIAL PROFESSIONALS ONLY. NOT FOR PUBLIC DISTRIBUTION.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END EDUCATION CENTER SECTION

Diversification with iPath® Commodity Exchange Traded Notes

http://www.ipathetn.com/diversify-with-commodities.jsp

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Portfolio Management Strategies with iPath ETNs

Diversification with iPath® Commodity Exchange Traded Notes

As investment professionals, you are well aware of the importance of properly diversified portfolios for your clients. Yet many clients equate diversification with the sheer number of stocks or funds that they own, or think of risk management as allocating to bonds, which they view as a “safe” investment. Others do not understand how to make their investments work together.

Walking your clients through the steps necessary to achieve the benefits of diversification can distinguish your advisory services, and also underscore your value in managing risk and return. Fortunately, iPath Exchange Traded Notes can help, by offering tools designed to enhance a portfolio’s diversification. A particularly good example is the iPath Commodity Exchange Traded Notes.

Diversification with iPath ETNs: An Overview

There are 21 iPath commodity ETNs, providing investors with the vehicles to enhance the diversification of their portfolios of traditional assets and alternative, low-correlating assets.

They offer:

*	The potential to enhance a portfolio’s risk-adjusted returns by lowering overall portfolio volatility.
*	Immediate, cost-efficient[1] exposure to an asset class that has not always been easy to access, commodities.
*	Broadened asset class opportunities that expand the range and depth of possible strategies that might be explored.
*	Flexibility with the liquidity provided by an exchange listing and a redemption feature.

The basics of diversification: low correlation is key

One of the most compelling reasons to add commodities to a portfolio is their ability to provide diversification. Contrary to popular notions, a complete portfolio is more than simply owning a variety of stocks, bonds and funds—adding one more tech stock to a portfolio of technology stocks is not a particularly diversifying move. Rather, a broadly diversified portfolio is characterized by containing components that have not historically moved in lockstep with changing market conditions, in other words, the correlation of one asset class to another. In this sense, commodities can potentially add real value to a portfolio.

Commodities have historically exhibited low correlations to financial assets such as stocks and bonds. The table below summarizes the correlations between three commodity indexes and several other indexes covering key asset classes. Because commodities have low correlations to stocks and bonds, an allocation to commodities, which have been historically volatile in terms of their returns, may enhance a portfolio’s risk-adjusted returns by lowering overall portfolio volatility. It is important to note the distinction between zero correlation and negative correlation. Two indexes with returns that have zero correlation have no relationship between their returns. So if one index goes up, it provides little information about how the other index might behave. In contrast, if two indexes have returns with negative correlation, they tend to exhibit an inverse relationship. So if one index goes up, the other index has often gone down.

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Correlation Coefficient	Dow Jones-UBS Commodity Index Total ReturnSM	S&P GSCI® Total Return Index	S&P GSCI® Crude Oil Total Return Index
S&P 500 Index	0.25	0.17	0.13
Barclays Capital U.S. Aggregate Index	0.07	0.04	0.00
MSCI EAFE Index	0.39	0.30	0.24
Annualized Standard Deviation	15.94%	23.14%	34.71%
Annualized Return	6.23%	4.91%	11.62%

Source: BlackRock, S&P, Dow Jones Indexes, UBS Securities LLC, Barclays Capital, MSCI, Inc., Bloomberg; 12/94 – 12/09 based on monthly returns

Some investors may assume that an investment in commodities can be achieved by investing in companies that produce commodities, instead of investing in the actual commodities. However, it is important to consider that an investment in the equity of commodity producers provides exposure to company-specific risk in addition to commodity-specific risk. For example, the stock price of an oil company may reflect oil price fluctuations as well as the company’s management, accounting, marketing, sales and fundamental valuation. In addition, many companies involved in commodities actively hedge their commodity exposures in an attempt to insulate their profits form commodity price fluctuations.

Other ways to invest in commodities

There are several other ways that investors have traditionally gained access to the commodities market.

*

Physical commodities provide pure exposure to the commodity, but may be impractical (except for direct users) due to storage and delivery requirements. In addition, physicals might be expensive to store due to security or spoilage concerns or even space restrictions.

*	Futures, Swaps and OTC Notes have predominantly been limited to large institutional investors with the resources and experience to administer complicated futures portfolios themselves, or to use a total return swap and manage the related counterparty risk.
*

Mutual Funds, until recently, presented the most viable option for individual investors or small institutions because they provide convenient access to commodity-linked investment at reasonable costs and low investment minimums.

iPath ETNs linked to commodities indexes do not fall into any of these three categories and typically have lower investor fees than currently existing commodity mutual funds that invest in commodities that are available to retail investors. Furthermore, iPath ETNs do not charge sales loads. Buying and selling iPath ETNs will result in brokerage commissions, but the savings from potentially lower investor fees can help offset these costs. iPath ETNs also provide a means to invest in commodities without incurring the costs associated with storing and delivering commodities, or committing resources to managing a portfolio of commodity derivatives.

Conclusion

“Don’t put all your eggs in one basket” is one of the oldest principles of investing. And with 21 iPath Commodity ETNs, achieving that principle is a lot easier.

¹	iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

Diversification may not protect against market risk.

An investment in iPath ETNs involves risks, including possible loss of principal. If specified in the relevant prospectus, Barclays Bank PLC as issuer may redeem a series of Securities (in whole but not in part) at its sole discretion on any trading day on or after the inception date until and including maturity. See the relevant prospectus for more information regarding the risks associated with Barclays Bank PLC’s right to redeem the Securities. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding

U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals or energy-related commodities may be subject to additional factors specific to industrial metals or energy-related commodities that might cause price volatility. These may include changes in the level of industrial or commercial activity using industrial metals or with high levels of energy demand; the availability and price of substitutes such as man-made or synthetic substitutes or alternative sources of energy; disruptions in the supply chain; adjustments to inventory; variations in production costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components composed of futures contracts on agricultural products may be subject to additional factors specific to agricultural products that might cause price volatility. These may include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries. Index components composed of futures contracts on precious metals may be subject to additional factors specific to precious metals that might cause price volatility. These may include disruptions in the supply chain, variations in production costs, costs associated with regulatory compliance, including environmental regulations, changes in industrial, government and consumer demand, and in the case of gold and silver, precious metal leasing rates, currency exchange rates, the level of economic growth and inflation and the degree to which consumers, governments, corporate and financial institutions hold physical gold or silver as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted S&P. S&P does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI® to track general stock market performance.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END Diversification with iPath® Commodity Exchange Traded Notes

Risk management with the iPath® CBOE S&P 500 BuyWrite IndexSM ETN

http://www.ipathetn.com/risk-management.jsp

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Portfolio Management Strategies with iPath ETNs

Risk management with the iPath® CBOE S&P 500 BuyWrite IndexSM ETN

Most investors tend to focus on the end result of their investments: performance. They may not prepare themselves for the undulations that can occur during their journey, such as understanding and learning to accept their own risk comfort level. Comfort with one’s own style is critical in the development and implementation of a solid investment plan. Naturally, every investment involves some level of risk, but return is one element of investing over which investors have the least control.

Risk may be thought of as the likelihood to achieve a target return—and can be controlled. For example, investors cannot control the timing of market corrections (returns). However, they can avoid putting all their eggs in one basket (risk). The success of any investment plan depends on strategies for controlling and managing risk.

Fortunately, risk management has gotten easier with the iPath® CBOE S&P 500 BuyWrite Index ETN.

The basics of buy-write

A “buy-write” strategy is a risk management technique long used by sophisticated institutional investors. Sometimes referred to as a “covered call,” the strategy entails buying a stock or a basket of stocks and then “writing” or selling call options. Because the strategy involves purchasing the underlying securities or index, the option position is considered “covered”. This technique helps cushion the blow when stocks go down, although the tradeoff is that the upside potential of stock movements is lessened when the index moves above the option’s strike price.

In general, a buy-write strategy can be an effective risk management tool, outperforming the index in neutral or bear markets, while underperforming in bull markets. In other words, it may help to smooth the bumps in the road for investors.

Risk management with the iPath® CBOE S&P 500 BuyWrite IndexSM ETN

The iPath® CBOE S&P 500 BuyWrite IndexSM ETN is the first ETN to offer investors cost-efficient exposure to the CBOE S&P 500 BuyWrite IndexSM commonly known as the BXM Index. The BXM Index is designed to measure the total rate of return of a hypothetical “buy-write”, or “covered call”, strategy on the S&P 500® Index. This strategy consists of a hypothetical portfolio consisting of a “long” position indexed to the S&P 500® Index (i.e. purchasing the common stocks included in the S&P 500® Index) and the sale of a succession of one-month, at-the-money S&P 500® Index call options that are listed on the Chicago Board Options Exchange (“CBOE”).

The iPath® CBOE S&P 500 BuyWrite IndexSM ETN offers:

*	Risk reduction. Reduced volatility compared with the S&P 500® IndexSM
*

Ease of use. Investors can implement a buy-write strategy with one trade. It is traded on an exchange, eliminating the need to manually execute and manage a portfolio of stocks, options positions, and cash flow reinvestment

As an investment professional, you know how important managing risk is. But do your clients? And without a good understanding of the relationship risk plays in the design and management of an overall portfolio, many investors may be uncomfortable sticking to their well laid out investments plans. By not sticking to their plans, they are less likely to achieve their goals. No investment will eliminate risk entirely, but with the iPath® CBOE S&P 500 BuyWrite IndexSM ETN it can be better managed.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

A “buy-write” strategy consists of a hypothetical portfolio consisting of a “long” position in the components of an underlying index and the sale of a succession of one-month, at-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™,” and “500” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE and neither S&P nor CBOE make any representation regarding the advisability of investing in the Securities.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END Risk management with the iPath® CBOE S&P 500 BuyWrite IndexSM ETN

PRESS RELEASE

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Press Release

http://www.ipathetn.com/press-releases.jsp

•	April 21, 2011

Barclays Launches New iPath® Commodity Exchange Traded Notes

•	January 14, 2011

Barclays Launches Additional Series of Exchange Traded Notes Linked Inversely to a Volatility Index.

•	November 30, 2010

Barclays Launches Leveraged iPath® Exchange Traded Notes

•	October 26, 2010

Barclays Announces Reverse Split of iPath® S&P 500 VIX Short-Term Futures™ Exchange Traded Notes

•	August 10, 2010

Barclays Launches Eight New iPath® Exchange Traded Notes Linked to US Treasury Futures Indices—New iPath® ETNs allow investors to express views on the shape of the US Treasury yield curve

•	March 8, 2010

Closing Indicative Value of the iPath® S&P 500 VIX Short-Term Futures™ Exchange Traded Notes Is Below $25; No Reverse Split Planned Currently, But May Be Considered in the Future

•	December 10, 2009

Barclays Suspends Further Sales and Issuance of iPath® MSCI India IndexSM ETN

•	October 15, 2009

Barclays Temporarily Suspends Further Sales and Issuance of iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN

•	August 21, 2009

Barclays Temporarily Suspends Further Issuance of iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN

•	January 30, 2009

Barclays Launches Two New iPath® Exchange Traded Notes Linked to the S&P 500 VIX Futures Indices

•	December 17, 2008

Barclays Announces Benchmark Change to Three iPath Currency ETNs

•	October 14, 2008

Barclays Announces Updated Information on Capital, Dividend and Current Trading.

•	October 2, 2008

iPath® CBOE S&P 500 BuyWrite IndexSM ETN Scheduled to Move to NYSE Arca

•	June 25, 2008

Barclays Launches First Exchange Traded Note Linked to Carbon

•	March 28, 2008

Barclays Launches iPath® Exchange Traded Note Linked to Barclays Intelligent Carry Index™

•	January 15, 2008

iPath® MSCI India IndexSM ETN Important Notice re: INP 01/15/08

•	December 17, 2007

Barclays iPath® Exchange Traded Notes Scheduled to Move to NYSE Arca

•	December 10, 2007

IRS Ruling Provides Clarity to Investors in Barclays iPath® Currency Exchange Traded Notes

See related FAQs

•	November 5, 2007

iPath® MSCI India IndexSM ETN Important Notice re: INP 11/05/07

•	October 26, 2007

iPath® MSCI India IndexSM ETN Important Notice re: INP 10/26/07

•	October 1, 2007

Barclays iPath® ETNs Move from Weekly to Daily Redemption

•	September 20, 2007

Barclays iPath® ETNs attract more than $3 billion in market capitalization

•	December 20, 2006

Barclays iPath® ETNs attract more than $1 billion in market capitalization in just over six months

•	August 16, 2006

Barclays Launches iPath® Exchange Traded Note Linked to Goldman Sachs Crude Oil Total Return Index

•	June 7, 2006

Robert E. Diamond, Jr., President, Barclays PLC to Ring NYSE Opening Bell

Launch of First iPath® Exchange Traded Notes on NYSE.

First Day of Barclays Classic—PGA TOUR Event.

20th Anniversary of Barclays listing on NYSE.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRESS RELEASE

PRIVACY POLICY

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Privacy Policy

Effective date: May 10, 2006

INTRODUCTION

This Privacy Policy applies to information that visitors transmit to Barclays Bank PLC and/or its affiliates (together, “BBPLC”) through this iPath ETN website (the “Site”).

BBPLC is committed to your privacy. This Privacy Policy is designed to inform you of what information we collect from you on this Site and how we and our affiliates handle that information.

To put it simply: We will not sell non-public, personal information we collect about you on this Site to anyone. We will store the information using generally accepted encryption and data-storage technology. And we will give you the ability to opt out of our using the information to send you separate online marketing and advertising.

Please direct any questions to ipathetn@blackrock.com or call 1-877-764-7284.

US ONLY

This Privacy Policy explains the Site’s processing and storage practices in the United States for personal information transmitted through the Site. Visitors subject to the jurisdiction of other countries must not submit information through this Site, and by doing so waive any and all liability BBPLC may have to them in connection with such information. By browsing the Site and communicating electronically with us, Site visitors acknowledge that we are processing and storing their personal information in the United States under US privacy standards.

WHAT WE COLLECT AND WHEN

Personally Identifiable Information

When you opt-in with the Site we collect your name, company address, email address, telephone number, and additional contact information. We also ask whether you are an individual or a financial professional and for related information.

When you send email through the Site, we collect your email address, as well as any additional information you include in the message.

When you’re navigating the Site we record your IP address.

We consider each of the above pieces of information to be “Personally Identifiable Information” because it is individually identifiable information about you.

Other Information Associable with You

When you answer our online surveys we collect your responses.

When you’re navigating the Site we log various information to help manage and improve our Site, services, and marketing, in general, and for you in particular. For example, we identify items such as domains and browser types to understand how our Site is used and to report these statistics in the aggregate to the vendors that manage the technology of our website.

Cookies, etc.

Like many websites, we use cookies, 1-pixel gifs (spotlight tags), JavaScript code, and other standard web technology to collect information for our own use.

A cookie is a small data file that we transfer to your computer’s hard disk for record-keeping purposes. You can instruct your browser, by editing its options, to stop accepting cookies or to prompt you before accepting a cookie and to permit you to refuse it. In most cases you can refuse a cookie and still navigate our Site, though it may disable some features. Check with the maker of your browser for more information about how to control cookies.

Cookies make it easier for you to use the site and for us to offer opt-in and opt-out opportunities, and they enable us to follow your navigation through the site and customize it to your interests. They allow us to remember your identity and preferences so we can display content appropriate for you and your interests.

These technologies also help manage our online marketing. Third parties advertisers, who host web sites where we advertise, use (and are contractually obligated to disclose their use of) 1-pixel or transparent GIF files (“spotlight” technology) on their own and other third party websites. These GIF files are provided by our ad management partner. These files enable our ad management partner to recognize a unique cookie on your web browser, which in turn enables us to learn which advertisements bring users to our website. The cookie was placed by us or by another advertiser who works with our ad management partner. Our ad management partner uses your IP address in conjunction with these technologies but does not collect your name, address, telephone number, or email address. Please contact us at the email or phone number below for more information about our ad management partner, including information about how to opt out of these technologies.

Although we contract with third parties to manage the use of these technologies, the information is only used to help manage our own marketing materials and our own websites. The third parties are obligated by contract to keep the information confidential and are prohibited from using it for any other purpose.

HOW WE USE YOUR PERSONALLY IDENTIFIABLE INFORMATION

We use your personally identifiable information (and at times other information we collect) to authenticate your visits; to send you email notifications and product fact sheets; so you can participate in conferences or events; so we can respond to email inquiries and questions to our call center; and to help us better market and provide our and our affiliates’ products and services. We also use the information to manage and improve our Site content and notify you about changes or improvements to our Site.

Unless you have opted out of receiving marketing information, we use your personal information to customize and deliver that information to you.

We also enhance or merge personal information with data from third parties in order to better market our products and services and serve your needs.

We use the search terms you enter to help us refine our search functionality and to improve how we appear on external search engines such as Google and Yahoo!.

LIMITED DISCLOSURE OF YOUR PERSONAL INFORMATION TO THIRD PARTIES

We do share non-public, personally identifiable information with our affiliates. We only disclose non-public, personally identifiable information to unaffiliated third parties as follows.

To advertising and marketing agencies to help sell and market our own products and services. To technology and other service providers (such as those that provide portfolio tools) to provide technology and services to us. To vendors that help us fulfill requests to deliver product information, publications, or reference materials or that facilitate use of third party tools provided by or through our Site.

The above unaffiliated third parties are all contractually obligated to keep the information confidential and to not use the information for any purpose other than providing services to us and to you under our direction.

We also disclose such information as permitted or required by law or as required by subpoena, search warrant or other legal process.

As our business evolves, we may sell, transfer, or otherwise share some or all of our assets, including information provided by you, in connection with a merger, reorganization, or sale of some or all of our assets, or in the event of bankruptcy. In any such event, personally identifiable and other information may be one of the assets transferred.

CHOICE

Opting out

You can opt out of our using non-public, personally identifiable information we collect on the Site to send you separate online marketing and advertising materials by contacting us at the below phone number or email, or clicking on an “unsubscribe” link in our marketing emails.

Reviewing your information and requesting changes to your Profile

Please direct inquiries about the accuracy of information previously submitted through the Site, or requests to update information, to: ipathetn@blackrock.com or call 1-877-764-7284. We are not responsible for outdated information or for verifying any personal information submitted.

MORE ON PRIVACY

Children’s online privacy protection

We understand the importance of protecting children’s privacy, especially in an online environment. The Site is not designed for or directed at children. It is our policy not to knowingly collect or maintain information about anyone under the age of 13.

Links to third party sites

The Site contains links to third party websites. We assume no responsibility for the information practices of those websites. We encourage visitors to review each site’s privacy policy before disclosing any personal information on that site.

Phishing

We do not and will not, at any time, request personal information in a non-secure or unsolicited e-mail or telephone communication. Identity theft and the practice currently known as “phishing” are of great concern to us. Safeguarding

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© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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TERMS & CONDITIONS

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Terms & Conditions

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This website is for the user’s personal use. The user may not sell, copy, publish, distribute, transfer, modify, display, reproduce, and/or create any derivative works from the information or software on this site. The user also may not redeliver any of the pages, text, images, or content of this site using “framing” or similar technology.

The contents of this site, including text, graphics, links and/or other items, have been prepared based upon sources, materials, and systems believed to be reliable and accurate, and are provided to you on an “as is” and “as available” basis. Barclays Bank PLC, its affiliates and its data providers make no representations, and disclaim all expressed, implied and statutory warranties of any kind to the user or any third party, including, but not limited to, representations, and warranties regarding accuracy, timeliness, completeness, merchantability, fitness for any particular purpose, non-infringement of third party rights, and/or freedom from computer viruses. BBPLC and its data providers assume no responsibility for the consequences of any errors or omissions.

The user agrees that, as a condition of continued receipt of the information provided herewith, the user shall not create, sponsor or permit the trading on the user’s exchange facilities, if applicable, of financial instruments or investment products (including, without limitation, derivatives, structured products, investment funds, exchange-traded funds or derivatives based on exchange-traded funds (e.g., options on ETFs or futures on ETFs)) where the price, return and/or performance of such instrument or product is based on, related to, or intended to track, an index or financial instrument or investment product (e.g., an exchange-traded fund) linked to such index, without a separate written agreement with the index provider.

Important iPath Exchange Traded Notes Disclosure

An investment in iPath ETNs involves risks, including possible loss of principal. If specified in the relevant prospectus, Barclays Bank PLC as issuer may redeem a series of Securities (in whole but not in part) at its sole discretion on any trading day on or after the inception date until and including maturity. See the relevant prospectus for more information regarding the risks associated with Barclays Bank PLC’s right to redeem the Securities. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

A “buy-write” strategy consists of a hypothetical portfolio consisting of a “long” position in the components of an underlying index and the sale of a succession of one-month, at-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals or energy-related commodities may be subject to additional factors specific to industrial metals or energy-related commodities that might cause price volatility. These may include changes in the level of industrial or commercial activity using industrial metals or with high levels of energy demand; the availability and price of substitutes such as man-made or synthetic substitutes or alternative sources of energy; disruptions in the supply chain; adjustments to inventory; variations in production costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components composed of futures contracts on agricultural products may be subject to additional factors specific to agricultural products that might cause price volatility. These may include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries. Index components composed of futures contracts on precious metals may be subject to additional factors specific to precious metals that might cause price volatility. These may include disruptions in the supply chain, variations in production costs, costs associated with regulatory compliance, including environmental regulations, changes in industrial, government and consumer demand, and in the case of gold and silver, precious metal leasing rates, currency exchange rates, the level of economic growth and inflation and the degree to which consumers, governments, corporate and financial institutions hold physical gold or silver as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

For iPath ETNs linked to the performance of an index that involves the application of the Pure Beta Series 2 Methodology, an investment in such iPath ETNs may underperform compared to an investment in instruments linked to the reference index to which the Pure Beta Series 2 Methodology is applied. The Pure Beta Series 2 Methodology may result in allocation to futures contracts that increase negative roll yields.

Unlike certain investments that are linked to an index comprised of a commodity futures contract that is rolled on a monthly basis, the Barclays Capital Natural Gas Seasonal TR Index maintains its position in natural gas futures by rolling on an annual basis. Accordingly, iPath ETNs linked to the performance of such index are less exposed to short-term factors affecting natural gas prices.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

An investment in the iPath ETNs linked to the MSCI India Total Return IndexSM may carry risks similar to a concentrated securities investment in a single region. International investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Securities focusing on a single country may be subject to higher volatility.

An investment in iPath ETNs linked to the performance of the Barclays Capital Intelligent Carry Index™ is subject to risks associated with fluctuations, particularly a decline, in the value of the index. Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the index strategy, the level of the index and the market value of the securities will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the index strategy, the level of the index and the market value of the Securities will decline. Factors that may contribute to volatile fluctuations in the index include exchange rates applicable to the index constituent currencies, interest rates applicable to the constituent currencies, the prevailing interest rate environment, and global or regional economic, financial, political, regulatory, geographical or judicial events that affect exchange rates and interest rates.

An investment in iPath ETNs linked to the performance of the Barclays Capital Global Carbon Index Total Return™ is subject to risks associated with fluctuations, particularly a decline, in the performance of the index caused by unpredictable volatility and movement in the prices of the index components. Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the Index and, therefore, the value of your Securities.

Cap & Trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in Green House Gas emissions and the onset of Global Warming. Accordingly, changes in regulation and enforcement of Cap & Trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the Securities.

An investment in iPath ETNs linked to the performance of the S&P 500 VIX Short-Term Futures™ Index TR and the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of each index. Because the performance of each index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of each index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of each index. Additional factors that may contribute to fluctuations in the level of each index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

For an investment in Securities linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER, an increase in the level of the index will have a negative effect on the repayment amount upon maturity or redemption, whereas a decrease in the level of the index will have a positive effect on the repayment amount. You may receive less than your original investment in the Securities at maturity or upon redemption. If the level of the index increases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent decrease in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. If current levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER is subject to risks associated with fluctuations, particularly an increase, in the value of the index. The market value of the Securities may be influenced by many unpredictable factors. The index is designed to reflect the returns that are potentially available through an unleveraged investment in short-term VIX futures, which reflect the implied volatility of the S&P 500® Index and the Securities are not linked to the options used to calculate the index, to the actual volatility of the S&P 500® Index or the equity securities included in the S&P 500® Index, nor will the return on the Securities be a participation in the actual volatility of the S&P 500® Index. Changing prices of the futures contracts included in the index may result in a reduced amount payable at maturity or upon redemption. Additionally, the Securities will be automatically redeemed if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to 50.00% of the principal amount per Security. An automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

An investment in iPath ETNs linked to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of the index, an increase) in the value of the index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the index level will decrease or increase by 1.00 point for every 0.01% decrease or increase, respectively, in the difference between the 2-year yield and the 10-year yield. Market prices for 2-year and 10-year Treasury futures contracts may not capture precisely the underlying changes in the 2-year yield and the 10-year yield. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

An investment in iPath ETNs linked to the performance of any of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™, the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™ or the Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of any of such indices, an increase) in the value of the respective index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the respective index level will increase or decrease by 1.00 point for every 0.01% decrease or increase, respectively, in the 2-year, 10-year or Long-Bond yield, as the case may be. Market prices for 2-year, 10-year or Long-Bond Treasury futures contracts may not capture precisely the underlying changes in the 2-year, 10-year and Long-Bond yields, respectively. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

For an investment in iPath ETNs (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. For an investment in iPath ETNs (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index decreases (in the case of the iPath Long ETNs) or increases (in the case of the iPath Short ETNs) sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase (in the case of the iPath Long ETNs) or decrease (in the case of the iPath Short ETNs) in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance (in the case of the iPath Long ETNs) or the inverse performance (in the case of the iPath Short ETNs) of the applicable underlying index is subject to risks associated with fluctuations, particularly a decrease (in the case of the iPath Long ETNs) or an increase (in the case of the iPath Short ETNs), in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

For an investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR, any decrease in the level of the index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the index decreases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. If current levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of the index. Because the performance of the index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted S&P. S&P does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI to track general stock market performance.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™,” and “500” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE and neither S&P nor CBOE make any representation regarding the advisability of investing in the Securities.

. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 VIX Short-Term Futures™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX®” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities.

“Barclays Capital Intelligent Carry Index™” and the “USD Intelligent Carry Index™” are trademarks of Barclays Bank PLC.

“Barclays Capital Global Carbon Index™” and “Barclays Capital Global Carbon Index Total Return™” are trademarks of Barclays Bank PLC.

“Barclays Capital US Treasury 2Y/10Y Yield Curve Index™”, “Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™”, “Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™” and “Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™” are trademarks of Barclays Bank PLC.

Each of the Barclays Capital commodities indices referenced herein is a trademark of Barclays Bank PLC.

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PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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Thank You

You are now registered on iPathETN.com.Your registration provides access to iPath® Education Center and updates as they become available.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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UPDATE YOUR PROFILE

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Update Your Profile

iPathETN.com is committed to protecting your privacy. We use your registration information to customize and deliver additional resources via e-mail and mail, including iPath newsletters and product fact sheets. If you don’t want to receive mail or e-mail from us, simply un-check the box at the bottom of this page.

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What does this mean?

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PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END UPDATE YOUR PROFILE

SIGN IN HELP

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Sign In Help

Frequently Asked Questions About Registering and Signing In

I forgot my username. What should I do?

Usually your username is your email address. If your email address doesn’t work, you can either register again or call 1-877-764-7284.

I no longer have the email address I used to register. How do I sign in?

You can either register again as a new user or contact us.

I forgot my password. What should I do?

If you can’t remember your password, you can reset it now.

I’m new to iPathETN.com. How do I access the additional resources for investment professionals?

Please register now to gain access to the extended array of tools, data, and strategies for investment professionals.

Why do you ask me to sign in?

When you register on iPathETN.com, you get access to premium tools and resources that can help you provide sophisticated investment solutions to your clients. By signing in to the site, you gain exclusive access to this content and we ensure that your confidential information stays safe. We are committed to your right to privacy. View our privacy policy to learn more.

What does “remember me on this computer” mean?

“Remember me” saves your username and password on this computer. You must have cookies enabled to use this feature. You will still be required to enter your password to access My Profile and certain tools. Do not check this box if you share your computer with other people. If you do choose “remember me,” you can undo it at any time by simply signing out. Then, you will be required to sign in the next time you visit iPathETN.com.

STILL NEED HELP?

Please call us at 1-877-764-7284 or send us an email.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END SIGN IN HELP

CONTACT US

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CONTACT US

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Contact Us

We welcome inquiries or comments about our Privacy Policy and any iPath ETN-related questions at ipathetn@blackrock.com or call 1-877-764-7284.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END CONTACT US